UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AUGMEDIX, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AUGMEDIX, INC.

111 Sutter Street, Suite 1300

San Francisco, California 94104

Dear Stockholders of Augmedix, Inc.:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Augmedix, Inc. (“we,” “us,” “our,” “Augmedix” or the “Company”) to be held on September 27, 2024, at 9:00 a.m. Pacific Time at Augmedix’s offices at 111 Sutter Street, Suite 1300, San Francisco, California 94104.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated July 19, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among Augmedix, Commure, Inc. (“Commure”), and Anderson Merger Sub, Inc. (“Merger Sub”) and approve the merger of Merger Sub with and into Augmedix (the “Merger”), with Augmedix continuing as the surviving corporation and a wholly owned direct subsidiary of Commure.

If the Merger is completed, you will be entitled to receive $2.35 in cash, without interest and subject to any applicable tax withholdings, for each share of Augmedix’s common stock, par value $0.0001 per share (Augmedix’s “common stock”) that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately 169% to the volume weighted average share price of Augmedix’s common stock over the 30 trading days ending on July 18, 2024, the last trading date before the date the Merger Agreement was executed.

Augmedix’s board of directors (the “Augmedix Board”), after considering the factors more fully described in the enclosed proxy statement, has: (1) determined that it is in the best interests of Augmedix and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the merger of Merger Sub with and into Augmedix in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth therein; (2) approved the execution and delivery of the Merger Agreement by Augmedix, the performance by Augmedix of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein and (3) resolved to recommend that the stockholders of Augmedix adopt the Merger Agreement and approve the Merger in accordance with the DGCL. Accordingly, the Augmedix Board recommends that stockholders of Augmedix vote: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, the Merger and the proposals to be voted on at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Augmedix Board in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects stockholders of Augmedix.

Whether or not you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting in person, you may vote in person at the meeting even if you have previously returned your proxy card or have submitted a proxy via the internet or by telephone. Your vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement and approve the Merger is approved by the affirmative vote of the holders of a majority of the outstanding shares of Augmedix’s common stock entitled to vote on the Merger.

On behalf of the Augmedix Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ Emmanuel Krakaris
Emmanuel Krakaris
President, Chief Executive Officer, Secretary and Director

The accompanying proxy statement is dated August 29, 2024 and, together with the enclosed form of proxy card, is first being mailed to holders of Augmedix’s common stock on or about August 29, 2024.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the other transaction documents or passed upon the adequacy or accuracy of the disclosure in this document and any documents incorporated by reference. Any representation to the contrary is a criminal offense.

AUGMEDIX, INC.

111 Sutter Street, Suite 1300

San Francisco, California 94104

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 27, 2024

Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Augmedix, Inc., a Delaware corporation (“we,” “us,” “our,” “Augmedix” or the “Company”), will be held on September 27, 2024, at 9:00 a.m. Pacific Time, at Augmedix’s offices at 111 Sutter Street, Suite 1300, San Francisco, California 94104 for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated July 19, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among Augmedix, Commure, Inc. (“Commure”), and Anderson Merger Sub, Inc. (“Merger Sub”), and approve the merger of Merger Sub with and into Augmedix (the “Merger”), with Augmedix continuing as the surviving corporation and a wholly owned direct subsidiary of Commure;

2.

To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Special Meeting (the “Adjournment Proposal”); and

3.	To transact any other business that may properly come before the Special Meeting.

Only stockholders of record as of the close of business on August 26, 2024 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment or other delay thereof.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement and approve the Merger is approved by the affirmative vote of the holders of a majority of the outstanding shares of Augmedix’s common stock entitled to vote on the Merger.

Augmedix’s board of directors (the “Augmedix Board”) recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Special Meeting.

Under Delaware law, holders of Augmedix’s common stock, par value $0.0001 per share (Augmedix’s “common stock”) (and beneficial owners of Augmedix’s common stock held either in voting trust or by a nominee on behalf of such persons) who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Augmedix’s common stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if such stockholder (or beneficial owner) submits a written demand for appraisal prior to the vote on the Merger Agreement and complies with the other Delaware law procedures for exercising statutory appraisal rights, which are summarized in the section of the accompanying proxy statement captioned “The Merger-Appraisal Rights.” A copy of Section 262 of the General Corporation Law of the State of Delaware, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Whether or not you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting, you may vote in person at the meeting even if you have previously returned your proxy card or have submitted a proxy via the internet or by telephone. Your vote in person at the Special Meeting will revoke any proxy that you have previously submitted.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger, without your instructions. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger Agreement and approval of the Merger and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

By Order of the Augmedix Board,

/s/ Emmanuel Krakaris
Emmanuel Krakaris
President, Chief Executive Officer, Secretary and Director

San Francisco, California

August 29, 2024

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you are a stockholder of record, attending the Special Meeting in person and voting at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from such nominee in order to vote at the Special Meeting.

If you fail to (1) sign, date, and return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) vote at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger, but will have no effect on the Adjournment Proposal.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger, without your instructions. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or the enclosed proxy card or need help voting your shares of Augmedix’s common stock, please contact our Investor Relations department at investors@augmedix.com.

AUGMEDIX, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 27, 2024

The accompanying proxy statement is dated August 29, 2024 and, together with the enclosed form of proxy card, is first being mailed to holders of Augmedix’s common stock on or about August 29, 2024.

-i-

-ii-

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Anderson Merger Sub, Inc. with and into Augmedix, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Augmedix,” “the Company,” “we,” “our,” “us” and similar words refer to Augmedix, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Commure, Inc. as “Commure” and Anderson Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated July 19, 2024, by and among Augmedix, Commure and Merger Sub, as the “Merger Agreement,” our common stock, par value $0.0001 per share, as Augmedix’s “common stock” and the holders of our common stock, as “stockholders.” Unless indicated otherwise, any other capitalized term used in this proxy statement but not otherwise defined has the meaning assigned to such term in the Merger Agreement.

Parties Involved in the Merger (Page 31)

Augmedix, Inc.

Headquartered in San Francisco, California, Augmedix provides industry-leading ambient AI medical documentation technology with ambient clinical intelligence that alleviates administrative burden and gives doctors more time to focus on patient care. Augmedix’s products extract data from natural clinician-patient conversations and convert it in real time to medical notes, which are seamlessly transferred to the electronic health record.

We offer additional value beyond the medical note through our open ecosystem of digital health solutions, our ability to provide vital data during patient visits by delivering point-of-care notifications in real time, and our transformation of unstructured data into structured data from physician-patient interactions and upload it directly to the health system’s data lake. This data can then provide health systems insights into workflow efficiencies, clinical outcomes, reimbursement issues, and readmissions data. Our technology vision is to enable clinicians to focus on their patients by relieving them of the administrative burden through our ambient AI documentation and data solutions. We aim to achieve this vision by automating as much of the medical note creation process as possible by combining artificial intelligence technologies with structured data models. While the unstructured nature of a conversation between physician and patient creates challenges to generating a fully comprehensive and accurate note, we believe technical advances in AI and the incorporation of learnings from the tens of thousands of notes that we generate weekly will continue to improve upon the quality of our fully automated notes and result in improved operating efficiencies and a higher return on investment (“ROI”) for the clinician and health system.

Augmedix’s common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “AUGX.” Our principal executive office is located at 111 Sutter Street, Suite 1300, San Francisco, California 94104 and our telephone number is (888) 669-4885.

Commure, Inc.

Commure’s mission is to once again make health the focus of healthcare by using AI and automation to eliminate distractions and keep providers connected to their patients throughout the care journey. The Commure suite of automated and AI-enabled hardware, software, and services aims to result in happier and healthier patients, less time wasted on administrative tasks, safer staff, and more reliable insurance reimbursements. Since merging with Athelas on October 3, 2023, Commure’s growing suite of solutions now includes Patient Engagement, Workflow Automation, Staff Safety, At-Home Patient Monitoring, Billing Solutions, and Automated Dictation. Commure supports more than 250,000 clinicians and staff and hundreds of thousands of patients across hundreds of care sites.

The principal executive office of Commure, Inc. is located at 1300 Terra Bella Avenue, Suite 200, Mountain View, California 94043.

Anderson Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Commure and was formed on June 24, 2024 by Commure solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Merger Sub’s principal executive office is located at 1300 Terra Bella Avenue, Suite 200, Mountain View, California 94043. Upon completion of the Merger, Merger Sub will cease to exist.

The Merger (Page 31)

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined below), Merger Sub will merge with and into Augmedix, the separate corporate existence of Merger Sub will thereupon cease, and Augmedix will continue as the surviving corporation and as a wholly owned direct subsidiary of Commure (the “Surviving Corporation”). Following the Merger, Augmedix’s common stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, Augmedix’s common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Augmedix will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Commure and Merger Sub may agree and specify in the certificate of merger).

Merger Consideration (Page 32)

Augmedix’s Common Stock

At the Effective Time, each share of Augmedix’s common stock that is outstanding as of immediately prior to the Effective Time (other than certain exceptions, including shares of Augmedix’s common stock owned by (i) Augmedix, (ii) Commure or Merger Sub or (iii) any direct or indirect wholly owned subsidiary of Commure or Merger Sub (collectively, the “Owned Company Shares”), or by stockholders or beneficial owners of Augmedix’s common stock who have neither voted in favor of the Merger nor consented to the Merger in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Augmedix’s common stock in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) (such shares, the “Dissenting Company Shares”)) will be cancelled and extinguished and automatically converted into the right to receive $2.35 in cash (the “Per Share Price”), without interest and subject to any applicable tax withholdings.

After the Merger is completed, you will have the right to receive the Per Share Price in respect of each share of Augmedix’s common stock that you own (subject to applicable tax withholdings), but you will no longer have any rights as a stockholder (except that Augmedix stockholders and beneficial owners who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares of Augmedix’s common stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement captioned “The Merger-Appraisal Rights.”

Outstanding Company RSUs, Company Options and Company SARs

The Merger Agreement provides that equity awards granted under Augmedix’s equity incentive plans, including restricted stock units covering shares of Augmedix’s common stock (“Company RSUs”), options to purchase shares of Augmedix’s common stock (“Company Options”) and stock appreciation rights related to shares of Augmedix common stock (“Company SARs”), that are outstanding and vested as of immediately prior to the Effective Time will be cancelled and converted into cash consideration equal to the Per Share Price multiplied by the number of shares subject to the vested equity award (less the applicable per share exercise price, with respect to any vested Company Options and Company SARs), subject to any required tax withholdings, payable shortly after the Closing of the Merger. Equity awards that are outstanding and unvested as of immediately prior to the Effective Time will be cancelled and replaced with a right to receive an amount in cash, without interest (the “Cash Replacement Amount”), equal to the Per Share Price multiplied by the number of shares subject to the unvested equity award immediately prior to the Effective Time (less the applicable per share exercise price, with respect to any unvested Company Options and Company SARs), subject to any required tax withholdings. The payment of the Cash Replacement Amount will be paid at the same time that the corresponding, cancelled equity award would have vested and will remain subject to generally the same terms as the corresponding, cancelled equity award, including vesting conditions. Augmedix’s equity incentive plans will terminate as of the Effective Time. Any Company Option or Company SAR with an exercise price that is equal to or greater than the Per Share Price will be cancelled without any cash payment or other consideration being made in respect of such Company Option or Company SAR. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Merger Consideration-Outstanding Company RSUs, Company Options and Company SARs.”

Outstanding Company Warrants

The Merger Agreement provides that the warrants to purchase shares of Augmedix’s common stock (“Company Warrants”) issued by Augmedix that are outstanding and unexercised as of immediately prior to the Effective Time will be treated in accordance with the terms of the applicable Company Warrant, as follows: (i) each Company Warrant that, pursuant to the terms of such Company Warrant, shall expire or terminate as a result of the Merger (a “Terminated Warrant”) without consideration shall expire or terminate immediately prior to the Effective Time without any consideration payable therefor; (ii) each Company Warrant that, pursuant to the terms of such Company Warrant, requires a payment to the holder and provides for deemed exercise as a result of the Merger (an “In-the-Money Warrant”) shall be cancelled and automatically converted into the right to receive an amount in cash calculated pursuant to the terms of such In-the-Money Warrant; and (iii) unless otherwise agreed with the holders thereof prior to the Effective time, each Company Warrant that, pursuant to the terms of such Company Warrant, does not provide for expiration, termination or deemed exercise as a result of the Merger (an “Unexercised Warrant”) shall be converted into and thereafter evidence a warrant entitling the holder thereof to receive upon exercise an amount in cash calculated pursuant to the terms of such Unexercised Warrant. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Merger Consideration-Outstanding Company Warrants.”

Exchange and Payment Procedures (Page 79)

Prior to the Closing, Commure will select a bank or trust company reasonably acceptable to Augmedix (the “Payment Agent”) to make payments of the Merger consideration to Augmedix stockholders. At or prior to the Closing, Commure will deposit (or cause to be deposited) with the Payment Agent an amount of cash equal to the aggregate consideration to which the holders of Augmedix’s common stock become entitled pursuant to the terms of the Merger Agreement.

Upon receipt of a letter of transmittal or “agent’s message” by the Payment Agent, as applicable, the Payment Agent will deliver to each holder of record of shares of Augmedix’s common stock the Per Share Price for such shares of common stock in exchange for such holder’s certificated or uncertificated shares. The amount of any Per Share Price paid to Augmedix stockholders may be subject to applicable tax withholdings.

For more information, please see the section of this proxy statement captioned “The Merger Agreement-Exchange and Payment Procedures.”

Accounting Treatment (Page 72)

The Merger will be accounted for as a “business combination” under Accounting Standards Codification Number 805 – Business Combinations for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger (Page 72)

The receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger-Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of Augmedix’s common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Any gain realized by a Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger-Material U.S. Federal Income Tax Consequences of the Merger”) pursuant to the Merger generally will not be subject to U.S. federal income tax unless certain circumstances exist as described further in the section of this proxy statement captioned “The Merger-Material U.S. Federal Income Tax Consequences of the Merger.”

For more information, please see the section of this proxy statement captioned “The Merger-Material U.S. Federal Income Tax Consequences of the Merger.”

Augmedix stockholders should consult their own tax advisors as to the particular tax consequences to them of exchanging their shares of Augmedix’s common stock for cash pursuant to the Merger under any federal, state, local or non-U.S. tax laws.

Appraisal Rights (Page 67)

If the Merger is consummated, our stockholders (including beneficial owners of shares of Augmedix’s common stock) who (1) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger, (2) continuously hold of record or own beneficially their applicable shares of Augmedix’s common stock through the Effective Time, (3) properly demand appraisal of their applicable shares, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of Augmedix’s common stock in connection with the Merger under Section 262 of the DGCL (“Section 262”) if certain conditions set forth in Section 262(g) are satisfied. This means that these persons will be entitled to have their shares of Augmedix’s common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Augmedix’s common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to persons seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) the interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares of Augmedix’s common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares of Augmedix’s common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Augmedix’s common stock.

Only a stockholder of record or a beneficial owner may submit a demand for appraisal. To exercise appraisal rights, such person must (1) submit a written demand for appraisal to Augmedix before the vote is taken on the proposal to adopt the Merger Agreement and approve the Merger; (2) not vote, in person at the Special Meeting or by proxy, in favor of the proposal to adopt the Merger Agreement and approve the Merger; (3) continue to hold of record or own beneficially the subject shares of Augmedix’s common stock through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Augmedix unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262. Pursuant to subsection (d)(1) of Section 262, this proxy statement must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic copy of Section 262 accessible without subscription or cost, which is available at the following URL and incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. For more information, please see the section of this proxy statement captioned “The Merger-Appraisal Rights.”

Regulatory Approvals Required for the Merger (Page 76)

The closing of the Merger is not conditioned upon the receipt of any federal or state regulatory approvals. For more information, please see the section of this proxy statement captioned “The Merger-Regulatory Approvals Required for the Merger.”

Conditions to the Closing of the Merger (Page 94)

The obligations of Commure and Merger Sub, on the one hand, and Augmedix, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions (among other conditions):

•	the adoption of the Merger Agreement and approval of the Merger by the requisite affirmative vote of Augmedix’s stockholders;

•	there being no voluntary agreement with any governmental authority not to consummate the Merger for any period of time in effect;

•	the consummation of the Merger not being prohibited or enjoined by any law, action or order of any governmental authority or court of competent jurisdiction;

•	in the case of Commure and Merger Sub, the absence of any Company Material Adverse Effect having occurred after the date of the Merger Agreement that is continuing;

•

the accuracy of the representations and warranties of Augmedix, Commure and Merger Sub in the Merger Agreement, subject to materiality qualifiers, as applicable, as of the Closing Date or the date in respect of which such representation or warranty was specifically made; and

•

the performance in all material respects by Augmedix, Commure and Merger Sub of their respective obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date.

For more information, please see the section of this proxy statement captioned “The Merger Agreement-Conditions to the Closing of the Merger.”

Financing of the Merger (Page 66)

The obligations of Commure and Merger Sub to consummate the Merger are not subject to any financing condition. Commure has represented to Augmedix in the Merger Agreement that, as of the date of the Merger Agreement, it has, and, as of the Closing, it will have, sufficient available cash on hand or other sources of immediately available funds necessary to consummate the Merger, including payment of the Per Share Price.

The Voting and Support Agreements (Page 67)

Concurrently with the execution of the Merger Agreement, and following approval by the Board of Directors of Augmedix (the “Augmedix Board”), Commure and Merger Sub entered into voting and support agreements (collectively, the “Voting Agreements”) with certain entities affiliated with Redmile Group, LLC (“Redmile”), HINSIGHT-AUGX HOLDINGS, LLC, an affiliate of HCA Healthcare, Inc. (“HCA”), and Augmedix’s chief executive officer (collectively, the “Voting Agreement Stockholders”), in each case in their capacity as stockholders of Augmedix. Under the Voting Agreements, the Voting Agreement Stockholders have agreed, subject to the terms and conditions in the Voting Agreements and during the term of the Voting Agreements, to vote all of their shares of Augmedix’s common stock in favor of the adoption of the Merger Agreement and the approval of the Merger and against any competing transaction, with certain exceptions. The Voting Agreements terminate in certain circumstances, including in connection with Augmedix’s termination of the Merger Agreement in order to accept a Superior Proposal. Redmile’s Voting Agreement limits the shares required to be voted by Redmile pursuant to the Voting Agreement to, when aggregated with the shares required to be voted by the other Voting Agreement Stockholders, 45% of the total outstanding shares of Augmedix common stock, if applicable.

As of the close of business on August 26, 2024, the record date for the Special Meeting (the “Record Date”), the Voting Agreement Stockholders held and were entitled to vote, in the aggregate, approximately 38.2% of the outstanding shares of Augmedix’s common stock. For more information, please see the section of this proxy statement captioned “The Merger-The Voting and Support Agreements.”

Vote Required; Shares Held by Augmedix’s Directors and Executive Officers (Page 25)

Approval of the proposal to adopt the Merger Agreement and approve the Merger requires the affirmative vote of the holders of a majority of the shares of Augmedix’s common stock issued and outstanding as of the

Record Date. Adoption of the Merger Agreement and approval of the Merger by our stockholders is a condition to the closing of the Merger. Approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Special Meeting (the “Adjournment Proposal”) requires the affirmative vote of the holders of a majority of the voting power of the shares of Augmedix’s common stock issued and outstanding as of the Record Date entitled to vote on the Adjournment Proposal that are present in person or represented by proxy at the Special Meeting and are voted for or against the Adjournment Proposal.

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 742,546 shares of Augmedix’s common stock, representing approximately 1.5% of the shares of Augmedix’s common stock outstanding as of the Record Date.

Each of the Voting Agreement Stockholders has entered into a Voting Agreement that obligates such holder to vote all of such holder’s shares of Augmedix’s common stock for the adoption of the Merger Agreement and approval of the Merger on the terms and conditions set forth in the Voting Agreement. As of the Record Date, the Voting Agreement Stockholders held and were entitled to vote, in the aggregate, approximately 38.2% of the outstanding shares of Augmedix’s common stock. For more information, please see the section of this proxy statement captioned “The Merger-The Voting and Support Agreements.”

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Augmedix’s common stock: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the Adjournment Proposal.

The Special Meeting (Page 25)

Date, Time and Place

The Special Meeting to consider and vote on the proposal to adopt the Merger Agreement and approve the Merger will be held on September 27, 2024, at 9:00 a.m. Pacific Time at Augmedix’s offices at 111 Sutter Street, Suite 1300, San Francisco, California 94104.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of Augmedix’s common stock at the close of business on August 26, 2024, which is the record date for the Special Meeting. You will have one vote at the Special Meeting for each share of Augmedix’s common stock that you owned at the close of business on the Record Date.

Quorum

As of the Record Date, there were 49,428,062 shares of Augmedix’s common stock outstanding and entitled to vote at the Special Meeting. The holders of a majority of the voting power of the shares of Augmedix’s common stock issued and outstanding as of the Record Date and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

The Augmedix Board Recommendation and Reasons for the Merger (Page 48)

Recommendation of the Augmedix Board

After considering various factors described in the section of this proxy statement captioned, “The Merger-Recommendation of the Augmedix Board and Reasons for the Merger,” the Augmedix Board: (1) determined that it is in the best interests of Augmedix and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the merger of Merger Sub with and into Augmedix in accordance with the DGCL, upon the terms and subject to the conditions set forth therein; (2) approved the execution and delivery of the Merger Agreement by Augmedix, the performance by Augmedix of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; and (3) resolved to recommend that the stockholders of Augmedix adopt the Merger Agreement and approve the Merger in accordance with the DGCL.

The Augmedix Board also recommends that stockholders vote: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the Adjournment Proposal.

Prior to the adoption of the Merger Agreement and approval of the Merger by Augmedix stockholders, the Augmedix Board may withdraw or modify the Augmedix Board Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement-The Augmedix Board Recommendation; Augmedix Board Recommendation Change”) if the Augmedix Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to do so would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable law. However, the Augmedix Board cannot withdraw or change the Augmedix Board Recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Commure in good faith over a four business day period so that a failure to make an Augmedix Board Recommendation Change (as defined in the section of this proxy statement captioned “The Merger Agreement-The Augmedix Board Recommendation; Augmedix Board Recommendation Change”) would no longer be, or would no longer reasonably be expected to be, inconsistent with the Augmedix Board’s fiduciary obligations under applicable law. For more information, please see the section of this proxy statement captioned “The Merger Agreement-The Augmedix Board Recommendation; Augmedix Board Recommendation Change.”

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommending that stockholders vote “FOR” adoption of the Merger Agreement and approval of the Merger, the Augmedix Board consulted with Augmedix management and representatives of each of Morrison Foerster and Evercore and considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•	Financial condition and prospects and risks of execution;

•	Current and historical trading prices of Augmedix’s common stock;

•	Certainty of value of Merger consideration;

•	Per Share Price represents best value reasonably obtainable;

•	Discussions with other potential bidders;

•	Opinion of Augmedix’s Financial Advisor;

•	Terms of the Merger Agreement; and

•	Appraisal Rights.

The Augmedix Board also considered a number of uncertainties and risks concerning the Merger, including the following (which uncertainties and risks are not necessarily presented in order of relative importance):

•	No stockholder participation in future growth or earnings of Augmedix;

•	Termination fee payable by Augmedix;

•	Impact of interim restrictions on Augmedix’s business pending the completion of the Merger;

•	Tax considerations;

•	No-shop restrictions;

•	Effects of the Merger announcement;

•	Interests of Augmedix’s directors and executive officers; and

•	Risks associated with failure to consummate the Merger.

For more information, see the section of this proxy statement captioned “The Merger-Recommendation of the Augmedix Board and Reasons for the Merger.”

Opinion of Augmedix’s Financial Advisor (Page 52)

Augmedix retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Augmedix Board’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, Augmedix requested that Evercore evaluate the fairness, from a financial point of view, of the Merger consideration to be received by the holders of Augmedix common stock. At a meeting of the Board held on July 18, 2024, Evercore rendered to the Board its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger consideration of $2.35 per share in cash to be received by the holders of Augmedix common stock (other than holders of Owned Company Shares and Dissenting Company Shares) in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Evercore, dated as of July 18, 2024, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Augmedix encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of shares of Augmedix common stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Augmedix, nor does it address the underlying business decision of Augmedix to engage in the Merger.

Interests of Augmedix’s Directors and Executive Officers in the Merger (Page 62)

When considering the recommendation of the Augmedix Board that you vote to approve the proposal to adopt the Merger Agreement and approve the Merger, Augmedix stockholders should be aware that Augmedix’s directors and executive officers may have interests in the Merger that are different from, or in addition to, Augmedix stockholders more generally. The Augmedix Board was aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted, and the Merger approved, by stockholders. These interests include:

•

For our directors and executive officers, the treatment of their outstanding Company RSUs and Company Options in connection with the Merger, as described in more detail in the sections of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger-Treatment of Company Options and Company RSUs” and “The Merger-Interests of

Augmedix’s Directors and Executive Officers in the Merger-Change in Control Benefits Under Existing Relationships”;

•

For our executive officers, the treatment of their equity awards under their respective employment if their employment with Augmedix is terminated other than for “Cause” or by the executive officer for “Good Reason” (each as defined in each respective agreement) in connection with or within 12 months after the Merger, as described in more detail in the section of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger- Change in Control Benefits Under Existing Relationships-Change in Control Arrangements”;

•

For certain executive officers, in the event of termination of their employment with Augmedix under certain circumstances, they are eligible to receive contractual severance payments or continued health insurance benefits for a specified period of time following such termination of employment, as described in more detail in the section of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger- Severance Arrangements”;

•

Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation and Commure under the terms of the Merger Agreement, as described in more detail in the section of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger-Insurance and Indemnification of Directors and Executive Officers” and “The Merger Agreement-Indemnification and Insurance”; and

•

A one-time cash payment of $30,000 paid to each member of the Strategy Committee, and additional cash payment of $10,000 paid to the chair of the Strategy Committee, for their service on the Strategy Committee, as described in more detail in the section of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger-Strategy Committee Compensation.”

For more information, see the section of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger.”

No Solicitation or Negotiation of Alternative Acquisition Proposals (Page 86)

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, pursuant to the customary “no-shop” provisions of the Merger Agreement, Augmedix has agreed not to, and to not instruct, authorize or knowingly permit its subsidiaries and its and their respective Representatives to: (1) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (2) furnish to any person (other than to Commure, Merger Sub or any designees of Commure or Merger Sub) any non-public information relating to Augmedix or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Augmedix or any of its subsidiaries (other than Commure, Merger Sub or any designees of Commure or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (3) participate or engage in discussions or negotiations with any person (other than its representatives acting on its behalf or Commure, Merger Sub or any designees of Commure or Merger Sub) with respect to an Acquisition Proposal; (4) approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal or any other offers or proposals that would reasonably be expected to lead to an Acquisition Proposal; or (5) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than certain permitted confidentiality agreements. Notwithstanding these restrictions, under certain circumstances, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Augmedix will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent such provision prohibits or purports to prohibit a confidential proposal being made to the Augmedix Board (or a committee thereof).

Notwithstanding these restrictions, under certain circumstances, from the date of the Merger Agreement until Augmedix’s receipt of the approval of the Merger by the requisite affirmative vote of Augmedix’s stockholders, Augmedix and the Augmedix Board (or a committee thereof) may, among other things, participate or engage in discussions or negotiations with, furnish any non-public information relating to Augmedix and its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Augmedix and its subsidiaries pursuant to a confidentiality agreement to any person or its representatives that has made or delivered to Augmedix an Acquisition Proposal after the date of the Merger Agreement, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person), in each case with respect to an Acquisition Proposal that did not result from any material breach of Augmedix’s obligations, as described in the immediately preceding paragraph; provided, however, that (1) the Augmedix Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal, or would reasonably be expected to lead to, a Superior Proposal, and (2) the Augmedix Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this paragraph would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable law; provided further, however, that Augmedix will promptly (and in any event within 48 hours) make available to Commure any non-public information concerning Augmedix and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Commure. For more information, please see the section of this proxy statement captioned “The Merger Agreement-No Solicitation or Negotiation of Alternative Acquisition Proposal.”

If Augmedix terminates the Merger Agreement prior to the approval of the Merger by the requisite affirmative vote of Augmedix’s stockholders for the purpose of entering into an agreement in respect of a Superior Proposal, Augmedix must pay a $5.24 million termination fee to Commure. For more information, please see the section of this proxy statement captioned “The Merger Agreement-The Augmedix Board Recommendation; Augmedix Board Recommendation Change.”

Termination of the Merger Agreement (Page 96)

In addition to the circumstances described above, Commure and Augmedix have certain rights to terminate the Merger Agreement under customary circumstances, including by mutual agreement, the imposition of laws or non-appealable court orders that permanently prohibit or enjoin the Merger, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Eastern Time, on January 21, 2025, and if Augmedix stockholders fail to adopt the Merger Agreement and approve the Merger at the Special Meeting (or any adjournment thereof). If the Merger Agreement is terminated under certain specified circumstances, Augmedix will be required to pay Commure a termination fee of $5.24 million. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Termination of the Merger Agreement.”

Effect on Augmedix if the Merger is Not Completed (Page 32)

If the Merger Agreement is not adopted by Augmedix stockholders, or if the Merger is not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their respective equity interests pursuant to the Merger Agreement;

•

(a) Augmedix will remain an independent public company, (b) Augmedix’s common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (c) Augmedix will continue to file periodic reports with the SEC;

•

the price of Augmedix’s common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of Augmedix’s common stock would return to the price at which it trades as of the date of this proxy statement;

•

the Augmedix Board will continue to evaluate and review Augmedix’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Augmedix Board will be offered or that Augmedix’s business, prospects and results of operations will be adversely impacted); and

•

if the Merger Agreement is terminated under certain specified circumstances, Augmedix will be required to pay Commure a termination fee of $5.24 million. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Termination Fee.”

For more information, please see the section of this proxy statement captioned “The Merger-Effect on Augmedix if the Merger is not Completed.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Q.	Why am I receiving these materials?

A.

On July 19, 2024, we announced that Augmedix entered into the Merger Agreement. Under the Merger Agreement, Commure will acquire Augmedix for $2.35 in cash per share of Augmedix’s common stock, without interest and subject to any applicable tax withholdings. In order to complete the Merger, stockholders holding a majority of the outstanding shares of Augmedix’s common stock as of the Record Date must vote to adopt the Merger Agreement and approve the Merger at the Special Meeting. This approval is a condition to the consummation of the Merger, as described in the section of this proxy statement captioned “The Merger Agreement-Conditions to the Closing of the Merger.” The Augmedix Board is furnishing this proxy statement and form of proxy card to the holders of shares of Augmedix’s common stock in connection with the solicitation of proxies of stockholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement and related agreements and transactions, the Special Meeting, and the matters to be voted on at the Special Meeting. This proxy statement and the enclosed form of proxy card provide instructions for you to submit a proxy to vote your shares of Augmedix’s common stock without attending the Special Meeting and to ensure that your shares of Augmedix’s common stock are represented and voted at the Special Meeting. Your vote is very important. Even if you plan to attend the Special Meeting, we encourage you to submit a proxy as soon as possible.

Q.	What is the proposed Merger and what effects will it have on Augmedix?

A.

The proposed Merger is the acquisition of Augmedix by Commure. If the proposal to adopt the Merger Agreement and approve the Merger is approved by Augmedix’s stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Augmedix. As a result of the Merger, Augmedix will become a wholly owned subsidiary of Commure, and Augmedix’s common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, Augmedix’s common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q.	What will I receive if the Merger is completed?

A.

Upon completion of the Merger, stockholders of Augmedix will be entitled to receive $2.35 in cash, without interest and subject to any applicable tax withholdings, for each share of Augmedix’s common stock that they own, unless such holder properly exercises and does not withdraw its appraisal rights under the DGCL with respect to such share.

Q.	How does the per share price compare to the market price of Augmedix’s common stock?

A.

This amount constitutes a premium of approximately 169% to the volume weighted average share price of Augmedix’s common stock over the 30 trading days ending on July 18, 2024, the last trading date before the date the Merger Agreement was executed.

Q.	How will Company Options, Company RSUs and Company SARs be treated in the Merger?

A.	Generally speaking, Company RSUs, Company Options and Company SARs will be treated at the Effective Time as follows:

The Merger Agreement provides that equity awards granted under Augmedix’s equity incentive plans, comprised of the Company RSUs, Company Options and Company SARS, that are outstanding and vested as of immediately prior to the Effective Time will be cancelled and converted into cash consideration equal to $2.35 multiplied by the number of shares subject to the vested equity awards (less the applicable per share exercise price, with respect to any vested Company Options and Company SARs), subject to any required tax withholdings, payable shortly after the Closing of the Merger. Equity awards that are outstanding and unvested as of immediately prior to the Effective Time will be cancelled and replaced with a right to receive a payment in cash, without interest, equal to $2.35 multiplied by the number of shares subject to the unvested equity award immediately prior to the Effective Time (less the applicable per share exercise price of those unvested shares, with respect to any unvested Company Options and Company SARs) (the “Cash Replacement Amount”), subject to any required tax withholdings. The payment of the Cash Replacement Amount will be paid at the same time that the corresponding, cancelled equity award would have vested and remain subject to generally the same terms as the corresponding, cancelled equity award, including vesting conditions. Augmedix’s equity incentive plans will terminate as of the Effective Time. Any Company Option or Company SAR with an exercise price that is equal to or greater than the Per Share Price will be cancelled without any cash payment or other consideration being made in respect of such Company Option or Company SAR. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Merger Consideration-Outstanding Company RSUs, Company Options and Company SARs.”

Q.	When and where is the Special Meeting?

A.

The Special Meeting will take place on September 27, 2024, at 9:00 a.m. Pacific Time at Augmedix’s offices at 111 Sutter Street, Suite 1300, San Francisco, California 94104. On the day of the meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Seating will begin at 8:30 a.m. Pacific Time, and the meeting will begin at 9:00 a.m. Pacific Time. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the special meeting. If you are a beneficial owner of share registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to vote on the following matters:

•	the proposal to adopt the Merger Agreement and approve the Merger pursuant to which Merger Sub will merge with and into Augmedix, and Augmedix will become a wholly owned direct subsidiary of Commure;

•

the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Special Meeting, or the Adjournment Proposal; and

•	any other business that may properly come before the Special Meeting.

Q.	Who is entitled to vote at the Special Meeting?

A.

Stockholders of Augmedix as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of Augmedix’s common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Augmedix’s common stock owned as of the Record Date.

Q.	May I attend the Special Meeting and vote in person?

A.

Augmedix is hosting the Special Meeting in person at our offices located at 111 Sutter Street, Suite 1300, San Francisco, California 94104. If you are a stockholder of record, you may vote in person during the Special Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote during the Special Meeting even if you have already voted by proxy.

Stockholders of Record: Shares Registered in Your Name

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If we receive your signed proxy card by 11:59 p.m. Eastern Time on September 26, 2024, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the unique control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on September 26, 2024 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on September 26, 2024 to be counted.

Persons Holding Shares in “Street” Name.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than from Augmedix. Simply follow such voting instructions to ensure that your vote is counted. To vote during the Special Meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your computing device and internet access, such as the cost of such device and the software thereon and usage charges from internet access providers and telephone companies.

Q.	What constitutes a quorum for purposes of the Special Meeting?

A.

The holders of a majority of the voting power of the shares of Augmedix’s common stock issued and outstanding as of the Record Date and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Special Meeting. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies. As described below, Augmedix does not expect any broker non-votes at the Special Meeting.

Q.	What vote is required to adopt the Merger Agreement and approve the Merger?

A.	The affirmative vote of the holders of a majority of the outstanding shares of Augmedix’s common stock as of the Record Date is required to adopt the Merger Agreement and approve the Merger.

The failure of any stockholder of record to have their shares voted at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger. As described below, Augmedix does not expect any broker non-votes at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger, without your instructions.

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Augmedix’s common stock “FOR” the adoption of the Merger Agreement and approval of the Merger. As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 742,546 shares of Augmedix’s common stock, representing approximately 1.5% of the shares of Augmedix’s common stock outstanding as of the Record Date.

Each of the Voting Agreement Stockholders has entered into a Voting Agreement that obligates such holder to vote all of such holder’s shares of Augmedix’s common stock for the adoption of the Merger Agreement and approval of the Merger on the terms and conditions set forth in the Voting Agreement. As of the Record Date, the Voting Agreement Stockholders held and were entitled to vote, in the aggregate, approximately 38.2% of the outstanding shares of Augmedix’s common stock.

Assuming that all shares of Augmedix’s common stock beneficially held and entitled to be voted by the Voting Agreement Stockholders and our directors and officers as of the Record Date are voted in favor of the adoption of the Merger Agreement and approval of the Merger, the affirmative vote of stockholders holding an additional approximately 10.5% percent of the outstanding shares of Augmedix’s common stock as of the Record Date is required to adopt the Merger Agreement and approve the Merger. For more information, please see the sections of this proxy statement captioned “The Merger-The Voting and Support Agreements” and “Security Ownership of Certain Beneficial Owners and Management.”

Q.	What vote is required to approve the Adjournment Proposal?

A.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Augmedix’s common stock issued and outstanding as of the Record Date entitled to vote on the Adjournment Proposal that are present in person or represented by proxy at the Special Meeting and are voted for or against the Adjournment Proposal. The failure to have your shares of Augmedix’s common stock voted at the Special Meeting will have no effect on the outcome of the Adjournment Proposal, assuming a quorum is present. If a stockholder abstains from voting, that abstention will have no effect on the Adjournment Proposal.

If you hold your shares in “street name,” assuming a quorum is present at the Special Meeting, the failure to instruct your bank, broker, or other nominee how to vote your shares will not have any effect on the Adjournment Proposal. As described below, Augmedix does not expect any broker non-votes at the Special Meeting.

Q.	What is a “broker non-vote”?

A.

If a beneficial owner of shares of Augmedix’s common stock held in “street name” by a bank, broker or other nominee does not provide such nominee that holds the owner’s shares with specific voting instructions, then, under applicable rules, the organization that holds the owner’s shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon one or more other matters for which the applicable rules provide discretionary authority or for which voting instructions have been provided but do not vote on a particular proposal because they do not have discretionary authority to vote on that matter and have not received specific voting instructions on that matter from the beneficial owner of relevant shares. Augmedix does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of Augmedix’s common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Augmedix’s common stock will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement and approval of the Merger but will have no effect on the outcome of the Adjournment Proposal assuming a quorum is present at the Special Meeting.

Q.	How does the Augmedix Board recommend that I vote?

A.	The Augmedix Board recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the Adjournment Proposal.

For a discussion of the factors that the Augmedix Board considered in determining to recommend that Augmedix stockholders adopt the Merger Agreement and approve the Merger, see the section of this proxy statement captioned “The Merger Agreement-The Augmedix Board Recommendation; Augmedix Board Recommendation Change.” In addition, in considering the recommendation of the Augmedix Board with respect to the Merger Agreement and the Merger, you should be aware that Augmedix’s directors and executive officers have interests that may be different from, or in addition to, the interests of Augmedix’s stockholders generally. For more information, please see the section of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger.”

Q.	Who is soliciting my vote?

A.

This proxy solicitation is being made and paid for by Augmedix. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Augmedix’s common stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.

Q.	Who will count the votes obtained at the Special Meeting?

A.	The votes will be counted by the inspector of election appointed for the Special Meeting.

Q.	What happens if the Merger is not completed?

A.

If the Merger Agreement is not adopted and the Merger is not approved by stockholders of Augmedix or if the Merger is not completed for any other reason, among other things, stockholders of Augmedix will not receive any payment for their shares of Augmedix’s common stock pursuant to the Merger Agreement. Instead, Augmedix will remain an independent public company, Augmedix’s common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC as described in the section of this proxy statement captioned “The Merger-Effect on Augmedix if the Merger is Not Completed.”

If the Merger Agreement is terminated under specified circumstances, Augmedix will be required to pay Commure a termination fee of $5,240,000, as described in the section of this proxy statement captioned “The Merger Agreement-Termination Fee.”

Q.	What do I need to do now?

A.

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to or incorporate by reference in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q.	Should I surrender my book-entry shares now?

A.

No. After the Merger is completed, the Payment Agent will send each holder of record (1) a letter of transmittal in customary form and (2) instructions for surrendering such holder’s book-entry shares in exchange for the Per Share Price for the shares of Augmedix’s common stock represented by such holder’s book-entry shares at such holder’s registered address.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.

If your shares are registered directly in your name with our transfer agent, Vstock Transfer, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Augmedix.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Augmedix’s common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting in person. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q.	How do I cast my vote if I am a stockholder of record?

A.	If you are a stockholder of record, there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting in person and voting at the Special Meeting.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Augmedix’s common stock by proxy. You may still vote your shares of Augmedix’s common stock at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote, your previous vote by proxy will not be counted. You may attend the Special Meeting without voting at the Special Meeting, in which case your previous vote by proxy will be counted.

If you are a stockholder of record of shares of Augmedix’s common stock and you submit a signed and dated proxy card or voting instructions but do not direct how to vote on each item, the proxy holders will vote your shares “FOR” the adoption of the Merger Agreement and approval of the Merger and “FOR” the Adjournment Proposal. If any other matters properly come before the Special Meeting and you deliver a signed and dated proxy to us, your shares of Augmedix’s common stock will be voted in accordance with the discretion of the appointed proxy holders, and each of them, with full power of substitution and re-substitution.

Q.	How do I cast my vote if my shares are held in “street name” by my bank, broker, or other nominee?

A.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. You should follow the instructions provided by your bank, broker or nominee to vote your shares held in “street name.”

If you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Augmedix’s common stock at the Special Meeting even if you have previously voted by voting form. If you are present at the Special Meeting and vote, your previous vote by voting form will not be counted. You may attend the Special Meeting in person without voting at the Special Meeting, in which case your previous vote by voting form will be counted.

Q.	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A.

Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the voting instructions provided by your bank, broker or other nominee to vote your shares held in “street name.” Without instructions, your shares will not be voted on any proposals at the Special Meeting, which will have the same effect as if you voted “AGAINST” the proposal for the adoption of the Merger Agreement and approval of the Merger, but will have no effect on the Adjournment Proposal, assuming a quorum is present.

Q.	May I change my vote after I have mailed my signed and dated proxy card?

A.	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy and prior to the Special Meeting;

•

delivering a written notice of revocation to our Corporate Secretary at Augmedix, Inc., 111 Sutter St., Suite 1300, San Francisco, California 94104, Attention: Corporate Secretary, prior to the Special Meeting; or

•	attending the Special Meeting and voting at the Special Meeting.

If you hold your shares of Augmedix’s common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting person if you obtain a “legal proxy” from your bank, broker or other nominee.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person to vote your shares of Augmedix’s common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Augmedix’s common stock is called a “proxy card.” Emmanuel Krakaris, our Chief Executive Officer, and Paul Ginocchio, our Chief Financial Officer, with full power of substitution and re-substitution, are the proxy holders for the Special Meeting.

Q.	If a stockholder gives a proxy, how are the shares voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxy holder, will vote your shares in accordance with your specified voting directions. When completing your proxy card or the internet or telephone voting process, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the Adjournment Proposal. If any other matters properly come before the Special Meeting and you deliver a properly signed and dated proxy card to us, your shares of Augmedix’s common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Q.	What happens if I sell or transfer my shares of Augmedix’s common stock after the Record Date but before the Special Meeting?

A.

The Record Date is earlier than the date of the Special Meeting and the anticipated Effective Time. If you sell or transfer your shares of Augmedix’s common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Augmedix in writing of such special arrangements, you will retain the right to vote the transferred shares at the Special Meeting. If you sell or transfer your shares of Augmedix’s common stock before the Effective Time, you will transfer the right to receive an amount in cash equal to the Per Share Price with respect to such shares, if the Merger is completed, to the person to whom you sell or transfer your shares. Even if you sell or transfer your shares of Augmedix’s common stock after the Record Date, we encourage you to sign, date, and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q.	What should I do if I receive more than one set of voting materials?

A.

Please sign, date and return (or grant your proxy electronically over the internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q.	Where can I find the voting results of the Special Meeting?

A.

If available, Augmedix may announce preliminary voting results at the conclusion of the Special Meeting. Augmedix intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting. All reports that Augmedix files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q.	Will I be subject to U.S. federal income tax upon the exchange of Augmedix’s common stock for cash pursuant to the Merger?

A.

For a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger-Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of Augmedix’s common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require such U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Augmedix’s common stock surrendered in the Merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger-Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Augmedix’s common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal or tax advice to any holder. A more complete description of material U.S. federal income tax consequences of the Merger is provided in the section of this proxy statement captioned “The Merger-Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	When do you expect the Merger to be completed?

A.

We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the third or fourth calendar quarter of 2024. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q.	What governmental and regulatory approvals are required?

A.	The closing of the Merger is not conditioned upon the receipt of any federal or state regulatory approvals.

Q.	Am I entitled to appraisal rights under the DGCL?

A.

If the Merger is consummated, Augmedix’s stockholders (including beneficial owners of shares of common stock) who (1) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger; (2) continuously hold or own, as applicable, their shares of Augmedix’s common stock through the Effective Time; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the Effective Time through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 regarding appraisal rights, available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q.	Do any of Augmedix’s directors or officers have interests in the Merger that may differ from those of Augmedix stockholders generally?

A.

Yes. When considering the recommendation of the Augmedix Board with respect to the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that Augmedix’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Augmedix’s stockholders generally. The Augmedix Board was aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted, and the Merger approved, by stockholders. For more information, please see the section of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger.”

Q.	What is householding and how does it affect me?

A.

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card.

Upon written or oral request, we will deliver promptly a separate copy of the proxy statement to any stockholder at a shared address to which we delivered a single copy of the proxy statement. To receive a separate copy for this Special Meeting or future annual meetings, or, if you are receiving multiple copies, to request that we only send a single copy of any future Notice of Internet Availability or proxy statement and annual report, as applicable, please call Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 in the U.S., by email at sendmaterial@proxyvote.com, or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If your shares are held in “street name,” you will receive your proxy card or other voting information from your bank, broker or other nominee and you will return your proxy card or other voting information form(s) to your bank, broker or other nominee. You should vote on and sign and date each proxy card you receive as discussed above. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.

Q.	Who can help answer my questions?

A.

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact our Investor Relations department.

Augmedix, Inc.

Investor Relations

111 Sutter Street, Suite 1300

San Francisco, California 94104

investors@augmedix.com

If your broker, bank, or other nominee holds your shares, you should also call your broker, bank, or other nominee for additional information.

FORWARD-LOOKING STATEMENTS

This proxy statement, and any documents to which Augmedix refers to in this proxy statement, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Augmedix’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed Merger, expected benefits and costs of the proposed Merger, management plans, projections and other information relating to the proposed Merger, strategies and objectives of Augmedix for future operations and other information relating to the proposed Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Form 10-K and Form 10-Q, factors and matters described in or incorporated by reference in this proxy statement, and the following factors:

•	the risk that the Merger may not be completed on the anticipated timeline or at all;

•	the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of required approval from the stockholders of Augmedix;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require Augmedix to pay a termination fee;

•	the effect of the announcement or pendency of the Merger on Augmedix’s business relationships, operating results and business generally;

•	risks that the pendency of the Merger disrupts Augmedix’s current plans and operations;

•

risks that the pendency of the Merger disrupts Augmedix’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business;

•	risks related to diverting management’s or employees’ attention during the pendency of the Merger from Augmedix’s ongoing business operations;

•	the amount of costs, fees, charges or expenses resulting from the Merger;

•	the nature, cost and outcome of potential litigation relating to the Merger;

•	uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger;

•	risks that the benefits of the Merger are not realized when or as expected;

•

the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Augmedix’s current strategy as an independent public company;

•	the possibility that Augmedix could, following the Merger, engage in operational or other changes that could result in meaningful appreciation in its value;

•	the fact that, under the terms of the Merger Agreement, now that the go-shop period has expired, Augmedix is restrained from soliciting other acquisition proposals;

•	the risk that the price of Augmedix’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and

•

other risks described in Augmedix’s filings with the SEC, such as the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of Augmedix’s Annual Report on Form 10-K, Augmedix’s Quarterly Reports on Form 10-Q, and in Augmedix’s other filings with the SEC.

Consequently, all of the forward-looking statements contained or referred to in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (1) the information contained under this caption; and (2) information in our most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. All forward-looking statements contained or referred to in this proxy statement are based on information available to Augmedix as of the date of this proxy statement, and Augmedix does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by applicable law. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in other filings made from time to time with the SEC. Augmedix expressly qualifies in their entirety all forward-looking statements attributable to either Augmedix or any person acting on Augmedix’s behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Augmedix Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on September 27, 2024, at 9:00 a.m. Pacific Time at Augmedix’s offices at 111 Sutter St., Suite 1300, San Francisco, California 94104.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to: (1) adopt the Merger Agreement and approve the Merger; (2) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Special Meeting; and (3) transact any other business that may properly come before the Special Meeting.

A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Attending the Special Meeting

The Special Meeting will begin at 9:00 a.m. Pacific Time. On the day of the meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Seating will begin at 8:30 a.m. Pacific Time, and the meeting will begin at 9:00 a.m. Pacific Time.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 111 Sutter St., Suite 1300, San Francisco, California 94104, during regular business hours for a period of no less than ten days before the Special Meeting.

As of the Record Date, there were 49,428,062 shares of Augmedix’s common stock issued and outstanding and entitled to vote at the Special Meeting. Each share of Augmedix’s common stock outstanding as of the close of business on the Record Date is entitled to one vote per share on each matter submitted for a vote at the Special Meeting.

The holders of a majority of the voting power of the shares of Augmedix’s common stock issued and outstanding as of the Record Date and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

Approval of the proposal to adopt the Merger Agreement and approve the Merger requires the affirmative vote of the holders of a majority of the shares of Augmedix’s common stock issued and outstanding as of the Record Date.

Adoption of the Merger Agreement and approval of the Merger by our stockholders is a condition to the closing of the Merger.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Augmedix’s common stock issued and outstanding as of the Record Date entitled to vote on the Adjournment Proposal that are present in person or represented by proxy at the Special Meeting and are voted for or against the Adjournment Proposal.

Failure to have your shares of Augmedix’s common stock voted at the Special Meeting will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement and approval of the Merger, but will have no effect on the outcome of the Adjournment Proposal, assuming a quorum is present.

If a stockholder abstains from voting, that abstention will have (1) the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger; but (2) no effect on the Adjournment Proposal. Abstentions will be counted as present for purposes of determining whether a quorum exists.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. As described elsewhere in this proxy statement, we do not expect any broker non-votes. If there are broker non-votes, they will not be counted for the purpose of determining whether a quorum is present. Failure to instruct your bank, broker or other nominee as to how to vote your shares of Augmedix’s common stock will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement and approval of the Merger, but will have no effect on the outcome of the Adjournment Proposal, assuming a quorum is present.

Shares Held by Augmedix’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 742,546 shares of Augmedix’s common stock, representing approximately 1.5% of the shares of Augmedix’s common stock outstanding on the Record Date.

Each of the Voting Agreement Stockholders has entered into a Voting Agreement that obligates such holder to vote all of such holder’s shares of Augmedix’s common stock for the adoption of the Merger Agreement and approval of the Merger on the terms and conditions set forth in the Voting Agreement. As of the Record Date, the Voting Agreement Stockholders held and were entitled to vote, in the aggregate, approximately 38.2% of the outstanding shares of Augmedix’s common stock. Redmile’s Voting Agreement limits the shares required to be voted by Redmile pursuant to the Voting Agreement to, when aggregated with the shares required to be voted by the other Voting Agreement Stockholders, 45% of the total outstanding shares of Augmedix common stock, if applicable. For more information, please see the section of this proxy statement captioned “The Merger-The Voting and Support Agreements.”

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Augmedix’s common stock (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and (2) “FOR” the Adjournment Proposal.

Certain of our directors and executive officers have interests in the Merger that may be different from, or in addition to, those of our stockholders generally. For more information, please see the section of this proxy statement captioned “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger.”

Voting of Proxies

If your shares are registered in your name with our transfer agent, Vstock Transfer, LLC, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote at the Special Meeting in person. Additionally, you may grant a proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). You should follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Proxies submitted by telephone or via the internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 p.m. Eastern Time, on September 26, 2024. Based on your proxy cards or internet and telephone proxies, the proxy holders will vote your shares according to your specified voting directions.

If you plan to attend the Special Meeting in person and wish to vote at the Special Meeting, you may vote your shares during the meeting by following the instructions on your proxy card. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote, your vote will revoke any previously submitted proxy. You may attend the Special Meeting in person without voting at the Special Meeting, in which case your previous vote by proxy will be counted.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the specified directions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the Adjournment Proposal. If any other matters properly come before the Special Meeting and you deliver a properly executed and dated proxy card to us, your shares of Augmedix’s common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting in person and voting with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting in person and vote your shares at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger but will not have any effect on the Adjournment Proposal, assuming a quorum is present.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy and prior to the Special Meeting;

•

delivering a written notice of revocation to our Corporate Secretary at Augmedix, Inc., 111 Sutter St., Suite 400, San Francisco, California 94104, Attention: Corporate Secretary prior to the Special Meeting; or

•	attending the Special Meeting in person and voting at the Special Meeting.

If you attend the Special Meeting and vote, your vote will revoke any previously submitted proxy. You may attend the Special Meeting in person without voting at the Special Meeting, in which case your previous vote by proxy will be counted.

If you hold your shares of Augmedix’s common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Augmedix Board’s Recommendation

The Augmedix Board, after considering various factors described under the caption, “The Merger-Recommendation of the Augmedix Board and Reasons for the Merger,” has (1) determined that it is in the best interests of Augmedix and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the merger of Merger Sub with and into Augmedix in accordance with the DGCL upon the terms and subject to the conditions set forth therein; (2) approved the execution and delivery of the Merger Agreement by Augmedix, the performance by Augmedix of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; and (3) resolved to recommend that the stockholders of Augmedix adopt the Merger Agreement and approve the Merger in accordance with the DGCL.

Accordingly, the Augmedix Board recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the Adjournment Proposal.

Adjournment

In addition to the proposal to adopt the Merger Agreement and approve the Merger, Augmedix’s stockholders are also being asked to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the Merger Agreement and approve the Merger if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement and approve the Merger, or the Adjournment Proposal. If a quorum is not present, the chairperson of the Special Meeting or the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another place, if any, date or time, even if a quorum is present. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Augmedix. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Augmedix’s common stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement and approve the Merger, we anticipate that the Merger will be consummated in the third or fourth calendar quarter of 2024. The exact timing of completion of the Merger cannot be predicted with certainty because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Appraisal Rights

If the Merger is consummated, Augmedix’s stockholders (including beneficial owners of shares of common stock) who (1) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger; (2) continuously hold or own, as applicable, their shares of Augmedix’s common stock through the Effective Time; (3) properly perfect appraisal of their shares of Augmedix’s common stock; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of Augmedix’s common stock in connection with the Merger under Section 262 if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that holders of shares of Augmedix’s common stock who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 will be entitled to seek appraisal of their shares of Augmedix’s common stock by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Augmedix’s common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger. Such persons seeking appraisal rights shall receive, with respect to their shares of Augmedix’s common stock (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown), interest on the amount determined by the Delaware Court of Chancery to be the fair value from the Effective Time through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares of Augmedix’s common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares of Augmedix’s common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Augmedix’s common stock.

To exercise appraisal rights, the stockholder of record or a beneficial owner must (1) submit a written demand for appraisal to Augmedix before the vote is taken on the proposal to adopt the Merger Agreement and approve the Merger; (2) not vote, in person or by proxy, in favor of the proposal to adopt the Merger Agreement and approve the Merger; (3) continue to hold of record or own beneficially the subject shares of Augmedix’s common stock through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under Section 262. The failure to follow exactly the procedures specified under Section 262 may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Augmedix unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights. You may find an electronic copy of Section 262 available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262, the actual text of Section 262 controls. If you hold your shares of Augmedix’s common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker, or other nominee.

Delisting and Deregistration of Augmedix’s Common Stock

If the Merger is completed, the shares of Augmedix’s common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Augmedix’s common stock will no longer be publicly traded.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of Augmedix’s common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 27, 2024

This proxy statement is available through the SEC’s website at www.sec.gov and on the “SEC Filings” section of Augmedix’s website located at https://ir.augmedix.com/sec-filings. The information included on Augmedix’s website is not incorporated herein by reference.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, please contact us using the instructions set forth below. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement to any stockholder at a shared address to which we delivered a single copy of the proxy statement. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.

If you are a stockholder of record, please call Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 in the United States, or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting Broadridge Financial Solutions, Inc. in the same manner.

If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Augmedix’s common stock, please contact our Investor Relations department at investors@augmedix.com.

THE MERGER

This discussion of the Merger and the terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you. Unless indicated otherwise, any capitalized term used in this section and not otherwise defined has the meaning assigned to such term in the Merger Agreement.

Parties Involved in the Merger

Augmedix, Inc.

Headquartered in San Francisco, California, Augmedix provides industry-leading ambient AI medical documentation technology with ambient clinical intelligence that alleviates administrative burden and gives doctors more time to focus on patient care. Augmedix’s products extract data from natural clinician-patient conversations and convert it in real time to medical notes, which are seamlessly transferred to the electronic health record.

We offer additional value beyond the medical note through our open ecosystem of digital health solutions, our ability to provide vital data during patient visits by delivering point-of-care notifications in real time, and our transformation of unstructured data into structured data from physician-patient interactions and uploaded it directly to the health system’s data lake. This data can then provide health systems insights into workflow efficiencies, clinical outcomes, reimbursement issues, and readmissions data. Our technology vision is to enable clinicians to focus on their patients by relieving them of the administrative burden through our ambient AI documentation and data solutions. We aim to achieve this vision by automating as much of the medical note creation process as possible by combining AI technologies with structured data models. While the unstructured nature of a conversation between physician and patient creates challenges to generating a fully comprehensive and accurate note, we believe technical advances in AI and the incorporation of learnings from the tens of thousands of notes that we generate weekly will continue to improve upon the quality of our fully automated notes and result in improved operating efficiencies and a higher ROI for the clinician and health system.

Augmedix’s common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “AUGX.” Our principal executive office is located at 111 Sutter Street, Suite 1300, San Francisco, California 94104 and our telephone number is (888) 669-4885.

Commure, Inc.

Commure, Inc. is a healthcare technology platform provider connecting disparate datasets, surfacing meaningful insights, accelerating performance through a suite of intuitive applications, and enabling seamless innovation across the healthcare industry. Commure’s mission is to empower every person in the health ecosystem to deliver exceptional care. Commure’s original applications include solutions to improve staff safety, enhance clinical workflow, and bolster revenue operations. Currently, Commure enables more than 250,000 clinicians and staff across more than 500 care facilities to advance care through collaboration and supports hundreds of thousands of patients across its national network.

The principal executive office of Commure, Inc. is located at 1300 Terra Bella Avenue, Suite 200, Mountain View, California 94043.

Upon completion of the Merger, Augmedix will be a wholly owned subsidiary of Commure, Inc.

Anderson Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Commure and was formed on June 24, 2024 by Commure solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Merger Sub’s principal executive office is located at 1300 Terra Bella Avenue, Suite 200, Mountain View, CA 94043. Upon completion of the Merger, Merger Sub will cease to exist.

Effect of the Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub will merge with and into Augmedix, the separate corporate existence of Merger Sub will thereupon cease, and Augmedix will continue as the Surviving Corporation. Following the Merger, Augmedix’s common stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, Augmedix’s common stock will be deregistered under the Exchange Act, and Augmedix will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Commure and Merger Sub may agree and specify in the certificate of merger).

Effect on Augmedix if the Merger is Not Completed

If the Merger Agreement is not adopted by Augmedix stockholders, or if the Merger is not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their equity interests pursuant to the Merger Agreement;

•

(a) Augmedix will remain an independent public company, (b) Augmedix’s common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (c) Augmedix will continue to file periodic reports with the SEC;

•

the price of Augmedix’s common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of Augmedix’s common stock would return to the price at which it trades as of the date of this proxy statement;

•

the Augmedix Board will continue to evaluate and review Augmedix’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Augmedix Board will be offered or that Augmedix’s business, prospects and results of operations will be adversely impacted); and

•

if the Merger Agreement is terminated under certain specified circumstances, Augmedix will be required to pay Commure a termination fee of $5.24 million. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Termination Fee.”

Merger Consideration

Augmedix’s Common Stock

At the Effective Time, each share of Augmedix’s common stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive the Per Share Price, without interest and subject to applicable tax withholdings.

After the Merger is completed, you will have the right to receive the Per Share Price in respect of each share of Augmedix’s common stock that you own (subject to applicable tax withholdings), but you will no longer have any rights as a stockholder (except that Augmedix stockholders and beneficial owners who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares of Augmedix’s common stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement captioned “The Merger-Appraisal Rights”.

Outstanding Company RSUs, Company Options and Company SARs

The Merger Agreement provides that equity awards granted under Augmedix’s equity incentive plans, comprised of Company RSUs, Company Options and Company SARs, that are outstanding and vested as of immediately prior to the Effective Time will be cancelled and converted into cash consideration equal to the Per Share Price multiplied by the number of shares subject to the vested equity awards (less the applicable per share exercise price, with respect to any vested Company Options and Company SARs), subject to any required tax withholdings, payable shortly after the Closing of the Merger. Equity awards that are outstanding and unvested as of immediately prior to the Effective Time will be cancelled and replaced with payment of the Cash Replacement Amount equal to the Per Share Price multiplied by the number of shares subject to the unvested equity award immediately prior to the Effective Time (less the applicable per share exercise price, with respect to any unvested Company Options and Company SARs), subject to any required tax withholdings. The payment of the Cash Replacement Amount will be paid at the same time that the corresponding, cancelled equity award would have vested and remain subject to generally the same terms as the corresponding, cancelled equity award, including vesting conditions. Augmedix’s equity incentive plans will terminate as of the Effective Time. Any Company Option or Company SAR with an exercise price that is equal to or greater than the Per Share Price will be cancelled without any cash payment or other consideration being made in respect of such Company Option or Company SAR. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Merger Consideration-Outstanding Company RSUs, Company Options and Company SARs”.

Outstanding Company Warrants

The Merger Agreement provides that the Company Warrants issued by Augmedix that are outstanding and unexercised as of immediately prior to the Effective Time will be treated in accordance with the terms of the applicable Company Warrant, as follows: (i) each Terminated Warrant shall expire or terminate immediately prior to the Effective Time without any consideration payable therefor; (ii) each In-the-Money Warrant shall be cancelled and automatically converted into the right to receive an amount in cash calculated pursuant to the terms of such In-the-Money Warrant; and (iii) unless otherwise agreed with the holders thereof prior to the Effective Time, each Unexercised Warrant shall be converted into and thereafter evidence a warrant entitling the holder thereof to receive upon exercise an amount in cash calculated pursuant to the terms of such Unexercised Warrant. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Merger Consideration-Outstanding Company Warrants.”

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalog every conversation of or among the Augmedix Board, Commure, their respective representatives and advisors or other parties.

The Augmedix Board regularly evaluates Augmedix’s strategic direction and ongoing business plans with a view toward strengthening its business and enhancing stockholder value. As part of this evaluation, the Augmedix Board has from time to time considered various potential strategic alternatives, including, among others, (1) the continuation of, and potential improvements to, Augmedix’s existing business, with Augmedix remaining an independent entity; (2) potential market expansion initiatives through internal development, acquisitions, partnerships or other commercial relationships; and (3) business combinations and other financial and strategic alternatives. In addition, members of Augmedix management regularly meet with actual and potential investors in Augmedix as well as other third parties that may have an interest in engaging in a potential strategic transaction with Augmedix. Members of Augmedix management regularly update the Augmedix Board with respect to these meetings, including as described below.

On July 21, 2023, Mr. Ian Shakil, Augmedix’s Founder and Chief Strategy Officer and a member of the Augmedix Board, as part of his direction by the Augmedix Board to consider potential channel and product partnerships, met with representatives of Commure to discuss a potential channel arrangement and other potential future commercial arrangements between Augmedix and Commure. A mutual confidentiality agreement was previously entered into by the operating subsidiary of Augmedix and Commure on July 20, 2023. This meeting did not include any discussion of a potential strategic transaction, and no commercial partnership or other arrangement between Augmedix and Commure was entered into at such time. Mr. Shakil later reported the conversation to the Augmedix Board.

On October 13, 2023, representatives of Commure initiated a virtual meeting with Augmedix, which was attended by Mr. Shakil and other representatives of Augmedix, for a discussion of Augmedix and Commure products. Representatives of Augmedix gave an overview of Augmedix’s offerings, and representatives of both parties discussed how certain of their respective products might work together. This meeting did not include any discussion of a potential strategic transaction, and no commercial partnership or other arrangement between Augmedix and Commure was entered into at such time. Mr. Shakil later reported the conversation to the Augmedix Board.

On March 1, 2024, the Augmedix Board held a meeting at which the Augmedix Board discussed, among other things, the rapid rise of AI in the ambient healthcare industry and the impact that this was having on both Augmedix and its competitors and the need for rapid technological and market evolution and the ongoing consolidation within the industry. In light of the foregoing, the Augmedix Board established a strategy committee of the Augmedix Board (the “Strategy Committee”), composed of William Febbo, Robert Faulkner and Roderick O’Reilly, each of whom is an independent director as defined under applicable Nasdaq rules, in order to meet with Augmedix management regularly to discuss any potential strategic transactions, to the extent applicable, and next steps and receive and review any written materials relating to any such transactions, and meet with any financial advisors retained by the Company to discuss any potential transactions, to the extent applicable. The Augmedix Board authorized the Strategy Committee to review and report to the Augmedix Board on potential strategic transactions with third parties, but did not authorize the Strategy Committee to approve or veto any such transaction. The Strategy Committee was not formed in response to any specific proposal for a strategic transaction, but was formed in light of the convenience and efficiency of having a subset of directors oversee such matters, subject to the authority of the Augmedix Board.

On April 13, 2024, Mr. Shakil spoke by videoconference with Tanay Tandon, the Chief Executive Officer of Commure, to discuss the current market and industry conditions as well as the potential of Augmedix and Commure working together in the future. No specific transaction or proposal was discussed.

On April 23, 2024, the Augmedix Board held a regularly scheduled meeting, with members of Augmedix management and a representative of Morrison Foerster in attendance. Mr. Shakil described his videoconference with Mr. Tandon and noted that a further meeting with Mr. Tandon was being scheduled. Members of Augmedix management updated the Augmedix Board on Augmedix’s business results, and, based on current results and other business indications, discussed a potential reduction of projected full year revenues.

On May 1, 2024, Mr. Shakil and Mr. Tandon met to discuss developments in the businesses of Augmedix and Commure and the current market environment in the AI healthcare industry. At the meeting Mr. Tandon raised the possibility of an acquisition of Augmedix by Commure, though no specific price was discussed.

On May 2, 2024, the Strategy Committee met, with members of Augmedix management and a representative of Morrison Foerster in attendance. Mr. Shakil discussed with the Strategy Committee his meeting with Mr. Tandon held the prior day. The Strategy Committee instructed Mr. Shakil to ask Mr. Tandon for more details regarding any proposal Commure might have for an acquisition of Augmedix.

On May 3, 2024, Mr. Shakil met again with Mr. Tandon. During the meeting, Mr. Shakil requested, consistent with the Strategy Committee’s instructions, that Mr. Tandon provide more information regarding a potential acquisition, including a range of value to be paid.

On May 4, 2024, Mr. Tandon contacted Mr. Shakil to verbally express a non-binding indication of interest by Commure to acquire Augmedix for a total valuation of approximately $150 million. Mr. Tandon indicated that the total valuation could be higher if HCA or other Augmedix stockholders would be willing to roll over their Augmedix common stock in the transaction (instead of receiving cash consideration for their Augmedix common stock). HCA (1) beneficially owns approximately 4.99% of Augmedix’s common stock (acquired pursuant to its participation in Augmedix’s 2023 private placement of common stock and Augmedix’s 2023 registered public offering of common stock), (2) has the right to have an observer on the Augmedix Board and (3) is a significant customer of Augmedix. HCA also (1) beneficially owns under 10% of Commure’s outstanding equity interests, (2) has a representative on the board of Commure and (3) is a customer of Commure. Mr. Shakil reported the communication from Mr. Tandon to the Strategy Committee.

On May 7, 2024, Mr. Shakil met with a representative of HCA who was a member of Commure’s board of directors. Mr. Shakil met regularly with the representative of HCA as part of his communications with Augmedix’s key customers. Mr. Shakil noted to the representative of HCA that Augmedix had been introduced to Commure and was having discussions about partnerships or other transactions, though nothing had been decided. The representative of HCA indicated general support of such considerations and that HCA might be interested in maintaining an equity position in Augmedix, directly or indirectly, following any such transaction.

On May 8, 2024, Mr. Tandon communicated to Mr. Shakil that Commure was aiming to provide that week a written, non-binding proposal to acquire Augmedix, which would also provide guidance on the proposed structure of the transaction. Mr. Shakil reported the communication from Mr. Tandon to the Strategy Committee.

On May 10, 2024, Commure and the operating subsidiary of Augmedix executed an amended confidentiality agreement. The amended confidentiality agreement did not contain a standstill provision restricting Commure from making proposals with respect to the acquisition of Augmedix. Also on May 10, 2024, Mr. Shakil communicated to Mr. Tandon that, as Augmedix had previously announced publicly, Augmedix would be releasing first quarter results on May 13, 2024.

Later on May 10, 2024, Commure delivered a written, non-binding proposal for an acquisition of Augmedix by an affiliate of Commure and/or General Catalyst for $2.70 per share in cash, representing approximately $150 million in enterprise value for Augmedix (which we refer to as the “May 10 Commure Proposal”). General Catalyst is a venture capital firm with a significant investment in Commure and representatives on the board of directors of Commure. The May 10 Commure Proposal did not refer to any rollover by HCA or any other Augmedix stockholders. As part of the May 10 Commure Proposal, Commure requested that Augmedix enter into an agreement to negotiate exclusively with Commure for 60 days with respect to a potential sale transaction. The May 10 Commure Proposal also noted that Commure envisioned Augmedix’s management playing a critical role in the combined company, and was prepared to discuss retention incentives, but Commure in fact did not make any specific proposals in those regards and no specific proposals were provided, or entered into, at any time thereafter (with representatives of each of Commure and Augmedix subsequently confirming, as discussed further below, that no continuing employment or retention incentives would be discussed between Commure and Augmedix prior to Closing unless approved in advance by the Augmedix Board). Later that day, Mr. Shakil discussed with Mr. Tandon whether, as Mr. Tandon had noted previously, a rollover by HCA or other stockholders of their Augmedix common stock in the transaction would result in Commure increasing the proposed per share price.

On May 11, 2024, the Strategy Committee determined to consider engaging a financial advisor in connection with its consideration of potential responses to the May 10 Commure Proposal and considered potential candidates to serve as financial advisor to Augmedix. Members of the Strategy Committee were well-acquainted with the qualifications and experience of Evercore Group L.L.C. (which we refer to as “Evercore”), which has acted as financial advisor to companies in Augmedix’s industry, including acting as underwriter in Augmedix’s 2023 registered public offering of common stock. Members of Augmedix management had also previously met with representatives of Evercore from time to time to discuss Augmedix’s business. The Strategy Committee authorized Augmedix management to invite representatives of Evercore to the next meeting of the Augmedix Board to describe their credentials and share their initial perspectives on the May 10 Commure Proposal and a potential process for considering the May 10 Commure Proposal and other potential alternatives.

On May 12, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. The HCA observer to the Augmedix Board did not participate in or receive materials relating to this meeting or any other Strategy Committee discussions relating to the potential transaction with Commure. The representatives of Morrison Foerster reviewed with the members of the Strategy Committee their fiduciary duties under Delaware law. The representatives of Evercore discussed their experience with strategic transactions and their experience with Augmedix and Augmedix’s industry. The Strategy Committee discussed the May 10 Commure Proposal, including (1) the possibility of engaging with Commure in discussions regarding a potential sale transaction, including the likelihood that Commure would improve its acquisition proposal, (2) Commure’s request for exclusivity and the possibility of initiating a process to solicit interest regarding a strategic transaction involving Augmedix from other potential counterparties and (3) other strategic alternatives available to Augmedix, including continuing to operate Augmedix as a stand-alone entity and pursuing a strategic transaction later, if at all. Given Mr. Tandon’s prior indication to Mr. Shakil that the price per share might be increased if HCA or other stockholders rolled over their Augmedix common stock in the transaction, the Strategy Committee also discussed whether HCA or any other Augmedix stockholder likely would be interested in pursuing a rollover and whether that would be beneficial to Augmedix stockholders generally. Mr. Shakil noted that a representative of HCA had told him that HCA might want to maintain, directly or indirectly, an equity interest in Augmedix after any transaction between Augmedix and Commure. Redmile Group, LLC (“Redmile”) was then the beneficial owner of approximately 40.3% of Augmedix’s outstanding shares of common stock, and, while Redmile had not been approached by Commure to roll over shares in any potential transaction, given Redmile’s large stock position, Mr. Faulkner, a managing director at Redmile, confirmed to the other Strategy Committee members on behalf of Redmile that Redmile’s preference would be to not roll over its equity interests and instead to receive the same consideration that would be received by Augmedix’s stockholders generally. Members of Augmedix management also discussed with the Strategy Committee potential opportunities and risks with respect to Augmedix’s future financial performance, including trends in Augmedix’s business and industry and potential macroeconomic risks. The Strategy Committee also discussed with Augmedix management, as a potential strategic alternative for Augmedix while continuing as a stand-alone entity, the status of discussions with a private company in the ambient AI healthcare industry (which we refer to as the “Potential Counterparty”). Members of Augmedix management had met members of the management of the Potential Counterparty in April 2024 to discuss a potential acquisition of the Potential Counterparty by Augmedix, with the consideration to be paid for in Augmedix common stock. Members of Augmedix management reported that some diligence was then ongoing but that the Potential Counterparty’s engagement with Augmedix had slowed.

Later on May 12, 2024, the Augmedix Board met. Representatives of each of Evercore and Morrison Foerster were also in attendance. The HCA observer to the Augmedix Board did not attend or receive materials relating to this or any other Augmedix Board meeting relating to the potential transaction with Commure. The Augmedix Board discussed the May 10 Commure Proposal, including (1) the possibility of engaging with Commure regarding a potential sale transaction, including the likelihood that Commure would improve its acquisition proposal, (2) Commure’s request for exclusivity and the possibility of initiating a process to solicit interest regarding a strategic transaction involving Augmedix from other potential counterparties and (3) other strategic alternatives available to Augmedix, including continuing to operate Augmedix as a stand-alone business entity and pursuing a strategic transaction later, if at all. The Augmedix Board discussed other potential parties with which Augmedix might consider engaging based on those parties’ expected or previously expressed interest in a potential strategic transaction with Augmedix and determined that it would not be appropriate at this time to agree to negotiate exclusively with Commure. As part of this discussion, members of Augmedix management updated the Augmedix Board on the status of discussions with the Potential Counterparty, noting that some diligence was then ongoing but that engagement by the Potential Counterparty had slowed. The Augmedix Board also discussed the potential benefits and risks of initiating a process to solicit interest in a strategic transaction from other potential parties, including the risk of potential public disclosure leaks, Augmedix management and employee distraction, and adverse impacts on Augmedix’s business and employee morale. In this regard, the Augmedix Board noted the greater likelihood of those risks in a wider private or public process relative to a more targeted outreach.

At the May 12 Augmedix Board meeting, given Mr. Tandon’s prior indication to Mr. Shakil that the price per share might be increased if HCA or any of Augmedix’s other stockholders rolled over a portion of their shares, the Augmedix Board also discussed their views on whether HCA or any other existing stockholders in Augmedix would be interested in pursuing a rollover of some or all of their equity interests in Augmedix and whether that would be beneficial to Augmedix’s stockholders generally. Mr. Shakil noted that a representative of HCA had told him that HCA might want to maintain, directly or indirectly, an equity position in Augmedix after any transaction between Augmedix and Commure. Redmile had not been approached by Commure to roll over shares in any potential transaction, but given Redmile’s large stock position, Mr. Faulkner confirmed to the other Augmedix Board members on behalf of Redmile that Redmile’s preference would be to not roll over its equity interests and instead to receive the same consideration that would be received by Augmedix’s stockholders generally. Given HCA’s role on the board of directors of Commure, and the possibility that HCA might roll over its Augmedix common stock in the transaction, the Augmedix Board determined that no HCA observer should attend any meeting of the Augmedix Board where a potential transaction with Commure was discussed and that HCA otherwise should not participate in the Augmedix Board’s discussions or receive any communications regarding the potential transaction. The representatives of Morrison Foerster reviewed with the members of the Augmedix Board their fiduciary duties under Delaware law. Members of Augmedix management also discussed with the Augmedix Board potential opportunities and risks with respect to Augmedix’s future financial performance, including trends in Augmedix’s business and industry and potential macroeconomic risks, and Augmedix’s potential financing requirements. The Augmedix Board directed management to prepare an updated and extended long-term business plan for Augmedix, reflecting Augmedix management’s estimates as to the future financial performance of Augmedix (which we refer to as the “Long-Term Business Plan”). The Augmedix Board instructed Augmedix management not to discuss any employee compensation or individual compensation arrangements with representatives of Commure or General Catalyst without obtaining prior approval of the Augmedix Board. The Augmedix Board directed management and representatives of Evercore to seek further clarity on Commure’s offer.

At the May 12 meeting, the Augmedix Board also ratified and confirmed the authority of the Strategy Committee to explore, evaluate, consider, review, and negotiate the terms of any potential strategic transaction involving Augmedix, including in response to or as alternatives to the May 10 Commure Proposal, and to oversee and direct Augmedix management and Augmedix’s advisors with respect to such matters. It was also understood that the Augmedix Board would continue to have an active role in (1) the evaluation of the May 10 Commure Proposal, (2) any subsequent proposals from Commure, (3) any discussions with any other potential acquirors with respect to a potential transaction, and (4) any broader review of strategic alternatives, and that the Strategy Committee would update and seek input from the Augmedix Board as appropriate. The Augmedix Board retained the exclusive authority to make the final decision on whether or not to pursue a potential strategic alternative. The Augmedix Board did not condition an acquisition of or other strategic transaction involving Augmedix by Commure or any other third party on the affirmative recommendation or approval of the Strategy Committee.

On May 13, 2024, Mr. Shakil contacted Mr. Tandon to discuss the May 10 Commure Proposal. During the meeting, pursuant to guidelines provided by the Strategy Committee, Mr. Shakil informed Mr. Tandon that Commure should provide a proposal assuming that Redmile would not roll its Augmedix common stock.

Later on May 13, 2024, Augmedix issued a press release announcing its first quarter financial results and updating its revenue guidance for fiscal year 2024. The updated guidance, as discussed at a prior Augmedix

Board meeting, provided for revenues of between $52 million to $55 million for fiscal year 2024, which was a reduction from earlier guidance of revenues of between $60 million to $62 million for fiscal year 2024. On May 14, 2024, the closing trading price for Augmedix common stock fell to $1.15 per share, from a closing price of $2.34 per share on May 13, 2024.

Also on May 13, 2024, Commure delivered to Augmedix a revised written, non-binding proposal for an acquisition of Augmedix by an affiliate of Commure and/or General Catalyst, which proposed that (1) HCA would roll over all of its Augmedix common stock in the transaction and (2) Augmedix stockholders (other than HCA) would receive a price per share in cash for each share of common stock on the basis of a $150 million enterprise valuation of Augmedix (which we refer to as the “May 13 Commure Proposal”). Commure also requested that Augmedix enter into an agreement to negotiate exclusively with Commure for 60 days with respect to a potential sale transaction. Still later that day, Mr. Shakil contacted Mr. Tandon to discuss the May 13 Commure Proposal and Commure’s request for exclusivity.

On May 14, 2024, representatives of each of Commure and Augmedix met to discuss Commure’s request for exclusivity and potential transaction timing. Representatives of each of Evercore and Morrison Foerster were also in attendance.

Later on May 14, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Members of Augmedix management updated the Strategy Committee with respect to the meeting held earlier that day with representatives of Commure.

Also on May 14, 2024, Mr. Shakil contacted Mr. Tandon to ask Mr. Tandon to clarify the May 13 Commure Proposal. Later on May 14, 2024, representatives of each of Belcher, Smolen & Van Loo LLP (“BSV”), Commure’s outside legal counsel, and Morrison Foerster met to discuss Commure’s request for exclusivity. The representative of BSV stated that exclusivity was required for Commure to continue with evaluating a potential strategic transaction, but that Commure would shorten the requested exclusivity period from 60 days to 45 days.

Later on May 14, 2024, following Augmedix’s request for clarification, Commure delivered to Augmedix a revised written, non-binding proposal for an acquisition of Augmedix by an affiliate of Commure and/or General Catalyst (the “May 14 Commure Proposal”), indicating that (1) HCA would roll over all of its Augmedix common stock in the transaction and (2) Augmedix stockholders (other than HCA) would receive a price per share in cash for each share of Augmedix common stock on the basis of a $150 million enterprise valuation for the non-HCA stockholders (which would have amounted to a higher per share price as compared to the May 10 Commure Proposal and May 13 Commure Proposal as the $150 million enterprise valuation would not have included the value of any HCA rollover). Commure also reduced its requested exclusive negotiation period to 45 days.

On May 15, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. The Strategy Committee discussed the potential implications of the drop in the trading price of Augmedix’s common stock to $1.15 per share following Augmedix’s earnings release on May 13, 2024, which represented an approximately 49% drop in value from $2.34 per share at close of trading on May 13, 2024. The Strategy Committee discussed with representatives of each of Morrison Foerster and Evercore the implications of Commure’s request for exclusivity and instructed Augmedix management to not accept Commure’s request for exclusivity.

Later on May 15, 2024, Commure sent representatives of each of Evercore and Morrison Foerster an initial request for due diligence information regarding Augmedix. Also on May 15, 2024, a meeting was held with Augmedix management and representatives of Commure to discuss Commure’s exclusivity request and the terms of the amended confidentiality agreement being negotiated by Commure and Augmedix. Representatives of each of Evercore, Morrison Foerster and BSV were also in attendance. During the meeting Commure agreed to withdraw its requirement, at that time, for a period of exclusive negotiations.

Later that day the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of each of Evercore and Morrison Foerster reported on and discussed with the Strategy Committee Commure’s withdrawal of its exclusivity request and expected diligence process. Later that day representatives of Morrison Foerster sent a draft of an amended confidentiality agreement to representatives of BSV, which contained a standstill provision.

On May 16, 2024, a meeting was held with members of Augmedix management and members of Commure management to discuss the process for Commure’s due diligence review of Augmedix. Representatives of each of Evercore and Morrison Foerster were also in attendance.

On May 17, a meeting was held with representatives of Commure and Augmedix to discuss Commure’s anticipated diligence process and the terms of the amended confidentiality agreement being negotiated by Commure and Augmedix. Representatives of each of Evercore, Morrison Foerster and BSV were also in attendance.

On May 20, 2024, a meeting was held with members of Augmedix management and members of Commure management. Representatives of each of General Catalyst, Morgan Stanley (Commure’s financial advisor), Evercore, BSV, and Morrison Foerster were also in attendance. Representatives of General Catalyst were introduced. Members of Commure management and representatives of General Catalyst discussed the due diligence process and anticipated timing for the potential transaction.

On May 21, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore discussed the status of Commure’s due diligence requests. Representatives of Evercore also discussed with the Strategy Committee a potential process to solicit interest from other potential acquirers as part of a market check, as well as the potential risks of initiating such a process as discussed at the prior meeting and the increased likelihood of those risks in a wider private or public process relative to a more targeted outreach. Members of Augmedix management provided an update on their preparation of a Long-Term Business Plan for Augmedix. Members of Augmedix management also provided the Strategy Committee with an update on discussions with the Potential Counterparty, reporting that discussions had slowed further after Augmedix had declined to provide the Potential Counterparty access to one of Augmedix’s key customers to test a product. Also on May 21, 2024, representatives of BSV provided a revised draft of the amended confidentiality agreement to representatives of Morrison Foerster.

On May 22, 2024, a meeting was held with members of Augmedix management and members of Commure management to discuss the status of the due diligence process and anticipated timing for the potential transaction. Representatives of each of General Catalyst, Morgan Stanley, Evercore, BSV and Morrison Foerster were also in attendance.

On May 23, 2024, the Augmedix Board met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Members of Augmedix management reviewed with the Augmedix Board their draft Long-Term Business Plan for Augmedix, including their current assumptions versus assumptions in prior forecasts and their projections of cash flows and financing needs. The draft Long-Term Business Plan contemplated a capital raise in 2025 to raise funds for new products and operations. The Augmedix Board discussed the draft Long-Term Business Plan and the risks and challenges in achieving the contemplated results. Representatives of Evercore provided an update on discussions with Commure to date. Representatives of Morrison Foerster provided an overview of the steps for a transaction with Commure. Representatives of Evercore also discussed a potential process to solicit interest from other potential acquirers as part of a market check. Members of Augmedix management also provided the Augmedix Board with an update on the discussions with the Potential Counterparty, which continued to reflect slow engagement by the Potential Counterparty.

Also on May 23, 2024, representatives of Morrison Foerster sent a revised draft of the confidentiality agreement to representatives of BSV.

On May 24, 2024, representatives of Kirkland & Ellis, LLP (“Kirkland & Ellis”), outside counsel for Commure, provided a revised draft of the amended confidentiality agreement to representatives of Morrison Foerster. Later on May 24, 2024, an introductory meeting was held between the representatives of Kirkland & Ellis and representatives of Morrison Foerster, during which the current draft of the amended confidentiality agreement was discussed, and the representatives of each of Kirkland & Ellis and Morrison Foerster confirmed that no continuing employment or retention incentives would be discussed between Commure and Augmedix prior to Closing unless approved in advance by the Augmedix Board. To date, no such discussions have in fact occurred.

On May 27, 2024, representatives of Commure provided to representatives of Evercore additional due diligence questions regarding Augmedix. Also on May 27, 2024, Mr. Tandon requested a meeting with Mr. Shakil for later that week.

On May 28, 2024, the Augmedix Board met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Members of Augmedix management continued its review with the Augmedix Board their draft Long-Term Business Plan for Augmedix reflecting their projections of Augmedix’s future financial performance, including cash flows and financing needs, for fiscal years 2024 through 2033. The Augmedix Board discussed the risks and challenges in obtaining the results reflected in the draft Long-Term Business Plan, including the rate of customer adoption of Augmedix’s newer products and whether the anticipated capital raise in 2025 could be accomplished and whether it would be sufficient to fund Augmedix’s new products and operations, and provided comments and asked the members of Augmedix management to provide a revised Long-Term Business Plan at the Augmedix Board’s next meeting for the Augmedix Board’s further consideration. Representatives of Evercore also discussed with the Augmedix Board a potential process to solicit interest from other potential acquirers as part of a market check. The Augmedix Board also met in executive session, without management members of the Augmedix Board or representatives of Evercore in attendance to further discuss the draft Long-Term Business Plan, the potential transaction and related process.

On May 29, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Morrison Foerster reviewed with the Strategy Committee the current draft of the amended confidentiality agreement with Commure. The Strategy Committee approved Augmedix’s execution of the amended confidentiality agreement with Commure. The Strategy Committee also discussed Mr. Tandon’s request to meet with Mr. Shakil, and authorized Mr. Shakil to meet with Mr. Tandon in accordance with guardrails discussed during the meeting. The Strategy Committee also met in executive session without Augmedix management or representatives of Evercore in attendance and discussed the engagement of Evercore as the Company’s financial advisor.

Later on May 29, 2024, Commure and Augmedix executed the amended confidentiality agreement. The amended confidentiality agreement contained standstill provisions restricting Commure from making public proposals with respect to the acquisition of Augmedix without Augmedix’s prior consent, which restrictions would terminate automatically upon the occurrence of, among other things, Augmedix’s execution of a definitive agreement providing for the acquisition of all or a majority of Augmedix’s equity securities or assets; these standstill provisions expressly did not prevent Commure from making confidential acquisition proposals to the Augmedix Board.

On May 30, 2024, the Augmedix Board met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Members of Augmedix management reviewed with the Augmedix Board a revised draft Long-Term Business Plan for Augmedix reflecting their projections of Augmedix’s future financial performance, including cash flows and financing needs for fiscal years 2024 through 2033. The revised draft Long-Term Business Plan anticipated a $30 million capital raise in 2025, with 30 million shares of Augmedix common stock being sold at $1.00 each (a discount to the then trading price of Augmedix). Members of Augmedix management discussed with the Augmedix Board the assumptions, growth drivers and execution risks in the Long-Term Business Plan, including that the Long-Term Business Plan did not include any potential impact arising from near-term macroeconomic risks or from certain strategic initiatives, including applicable operating expenses and revenue, in light of the execution risk of these initiatives. Following the discussion, the Augmedix Board approved the Long-Term Business Plan and authorized Augmedix management to make portions of the Long-Term Business Plan available to Commure and other potential counterparties and to provide the Long-Term Business Plan to representatives of Evercore for their use in their financial analyses and, if requested by Augmedix, fairness opinion. The Augmedix Board also met in executive session without representatives of Evercore in attendance and approved the engagement of Evercore as Augmedix’s financial advisor. The Augmedix Board authorized the Strategy Committee to work with Augmedix management to finalize and execute the engagement letter with Evercore.

On May 31, 2024, Mr. Tandon and Mr. Shakil met to discuss progress on the potential transaction.

On June 3, 2024, a meeting to discuss diligence workstreams was held with members of Augmedix management and members of Commure management. Representatives of each of General Catalyst, Evercore, Morgan Stanley and Morrison Foerster were also in attendance.

On June 4, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore provided the Strategy Committee with an update on diligence workstreams. Representatives of Evercore further discussed with the Strategy Committee a potential process to solicit interest from other potential acquirers as part of a market check. Following a discussion, the Strategy Committee authorized representatives of Evercore to reach out to five potential acquirers, including both strategic companies and portfolio companies of financial sponsors (which we refer to as “Party A,” “Party B,” “Party C,” “Party D” and “Party E”), to solicit their interest in a potential acquisition of Augmedix. The Strategy Committee selected these counterparties based on the Strategy Committee’s belief that they would be the most likely to be interested in a potential acquisition of or other strategic transaction with Augmedix on more attractive terms than those of a potential acquisition by Commure. The Strategy Committee also met in executive session without representatives of Evercore. Representatives of Morrison Foerster provided an update on the negotiations of the engagement letter with Evercore.

Also on June 4, 2024, Augmedix issued a press release reiterating its second quarter and full year fiscal year 2024 revenue guidance of between $52 million to $55 million.

On June 5, 2024, Augmedix provided representatives of Commure with access to Augmedix’s virtual data room. Also on June 5, 2024, pursuant to the directions of the Strategy Committee, representatives of Evercore reached out to representatives of each of Party A, Party B, Party C, Party D and Party E to solicit each of their respective interest in a potential strategic transaction involving Augmedix. Later that day, representatives of Party A informed representatives of Evercore that Party A would not be interested in pursuing a potential strategic transaction involving Augmedix.

On June 6, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore provided an update on diligence workstreams, including the timing and method for possible customer research or calls as requested by Commure. Representatives of Evercore also provided the Strategy Committee with a status update on counterparty outreach. Representatives of Morrison Foerster provided an update on legal workstreams relating to the potential transaction. The Strategy Committee also met in executive session without Augmedix management or representatives of Evercore in attendance. Representatives of Morrison Foerster provided an update on the negotiations of the engagement letter with Evercore.

Also on June 6, 2024, Commure and Augmedix entered into a clean team agreement, which provided for the protection and handling of certain potentially competitively sensitive information in connection with the proposed transaction. Also on June 6, Party B indicated to representatives of Evercore that it was not interested in a potential strategic transaction involving Augmedix.

On June 8, 2024, Party E indicated an interest to representatives of Evercore in considering an opportunity for a potential strategic transaction involving Augmedix.

On June 10, 2024, representatives of Kirkland & Ellis delivered drafts of the Merger Agreement and Voting Agreement to representatives of Morrison Foerster. The initial draft of the Merger Agreement included, among other things, (1) a termination fee payable by Augmedix equal to 3.9% of the equity value of Augmedix, (2) a no solicitation provision with a “fiduciary out” allowing Augmedix to terminate the Merger Agreement to enter into superior proposals, subject to specified terms and conditions, including a four business day “match period” allowing Commure to match alternative proposals (reduced to three business days for amended alternative proposals), (3) a provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by an affiliate, director, officer, employee, consultant, agent, representative or advisor of Augmedix and (4) a limitation on Commure’s liability for breaches under the Merger Agreement of up to 7.8% of the equity value of Augmedix (2X the proposed termination fee). Also on June 10, 2024, a meeting was held with members of Augmedix management and members of Commure management to discuss Commure’s due diligence requests with respect to Augmedix’s customers. Representatives of each of General Catalyst, Evercore, Morgan Stanley, Kirkland & Ellis and Morrison Foerster were also in attendance. Following the meeting, Mr. Tandon contacted Mr. Shakil to discuss Commure’s outstanding business diligence questions and customer interviews.

On June 11, 2024, Mr. Tandon contacted Mr. Shakil to discuss Commure’s outstanding business diligence questions and requests for customer interviews.

Later on June 11, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore provided the Strategy Committee with an update on diligence workstreams, including an overview of key outstanding diligence items, including Commure’s requests for customer meetings. Members of Augmedix management provided an update on the analysis of Augmedix’s net operating losses (“NOLs”) being undertaken in connection with Augmedix’s Long-Term Business Plan. Representatives of Morrison Foerster provided an update on legal workstreams. The Strategy Committee also met in executive session without Augmedix management or representatives of Evercore in attendance. Representatives of Morrison Foerster provided an update on the negotiations of the engagement letter with Evercore.

On June 12, 2024, representatives of Party E provided comments to representatives of Evercore on the confidentiality agreement, which included the deletion of the standstill provision. On June 13, 2024, representatives of Party E informed representatives of Evercore that Party E would not move forward with discussions regarding a potential strategic transaction with Augmedix unless the standstill provision was removed from the confidentiality agreement.

Later on June 13, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore provided the Strategy Committee with an update on diligence workstreams, including an overview of key outstanding diligence items. Representatives of Evercore discussed the status of the clean room pursuant to which potentially competitively sensitive information in connection with the proposed transaction could be shared in accordance with the clean team agreement between Commure and Augmedix. Representatives of Evercore also discussed the agenda for the on-site diligence meetings requested by Commure. Representatives of Evercore also provided the Strategy Committee with an update on counterparty outreach, including that Party A and Party B had passed, that Party C was evaluating whether to discuss a potential strategic transaction with Augmedix, and that Party D and Party E had each indicated an interest in discussing a potential strategic transaction. Representatives of Morrison Foerster discussed that Party E had refused to move forward with discussions with Augmedix regarding a potential strategic transaction with a standstill provision in the confidentiality agreement. Following a discussion, the Strategy Committee authorized Augmedix management to

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move forward with executing a confidentiality agreement with Party E without a standstill provision. Representatives of Evercore discussed the due diligence meetings planned to occur with representatives of Party D and Party E. Members of Augmedix management reported to the Strategy Committee that they would engage a third-party advisor to undertake an analysis of potential usage of Augmedix’s NOLs. Representatives of Morrison Foerster provided an update on the legal workstreams relating to a potential transaction with Commure and provided an overview of the draft Merger Agreement and Voting Agreement received from representatives of Kirkland & Ellis on June 10, 2024. The Strategy Committee also met in executive session without Augmedix management or representatives of Evercore in attendance. Representatives of Morrison Foerster provided an update on the negotiations of the engagement letter with Evercore. Representatives of Morrison Foerster also discussed the draft relationship disclosure letter provided by Evercore, which disclosures were sent to the Augmedix Board by representatives of Morrison Foerster.

Also on June 13, 2024, an initial due diligence meeting regarding finance and tax matters was held with Augmedix management and PricewaterhouseCoopers LLP (“PwC”), Commure’s accounting and tax advisors.

On June 17, 2024, a meeting was held with members of Augmedix management and members of Commure management to discuss Commure’s outstanding due diligence requests including with respect to Augmedix’s customers. Representatives of each of General Catalyst, Evercore, Morgan Stanley, Kirkland & Ellis and Morrison Foerster were also in attendance. Following the meeting, a legal due diligence call was held among representatives of each of Augmedix, Commure, Kirkland & Ellis and Morrison Foerster.

Also on June 17, 2024, Augmedix executed a confidentiality agreement with Party D, which contained standstill provisions restricting Party D from making public proposals with respect to the acquisition of Augmedix without Augmedix’s prior consent, which restrictions would terminate upon the occurrence of, among other things, Augmedix’s execution of a definitive agreement providing for the acquisition of more than 50% of Augmedix’s outstanding voting securities; these standstill provisions expressly did not prevent Party D from making confidential acquisition proposals to the Augmedix Board.

Also on June 17, 2024, representatives of Party E sent a revised confidentiality agreement to representatives of Evercore, which was signed by Party E. Representatives of Party E indicated that this was the best and final version of the confidentiality agreement. The confidentiality agreement with Party E did not contain a standstill provision. Augmedix subsequently signed the confidentiality agreement with Party E.

On June 18, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore provided an update on diligence workstreams, including an overview of process timing, an overview of key outstanding due diligence items, the timing and workplan for customer discussions, and the agendas for the on-site diligence meeting with Commure and the due diligence meetings that would proceed during the week. Representatives of Evercore also provided the Strategy Committee with an update on counterparty outreach, including that the confidentiality agreements with Party D and Party E had been executed in accordance with the Strategy Committee’s instructions. Representatives of Evercore also discussed the timing for the completion of the NOL analysis being undertaken by Augmedix’s third party advisor and the financial analysis being undertaken by Evercore. Representatives of Morrison Foerster provided an update on legal workstreams, including the draft Merger Agreement. The Strategy Committee also met in executive session without Augmedix management or representatives of Evercore in attendance. Representatives of Morrison Foerster provided an update on the negotiations of the engagement letter with Evercore. Following a discussion, the Strategy Committee approved the terms of the engagement letter with Evercore. Also on June 18, 2024, Augmedix management executed an engagement letter with Evercore pursuant to which Evercore would act as Augmedix’s financial advisor in connection with a potential strategic transaction.

On June 19, 2024, an introductory call was held between representatives of Party E and Augmedix management. Representatives of Evercore also joined this call. Also on June 19, 2024, an in-person due diligence meeting was held among representatives of Commure and Augmedix. Representatives of Evercore were also in attendance.

Later on June 19, 2024, representatives of Morrison Foerster sent a revised draft of the Merger Agreement to representatives of Kirkland & Ellis. The revised draft of the Merger Agreement proposed, among other things, (1) a termination fee payable by Augmedix equal to 3.0% of the equity value of Augmedix, (2) a reduced “match period” of three business days allowing Commure to match alternative proposals (reduced to two business days for amended alternative proposals), (3) no provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by an affiliate, director, officer, employee, consultant, agent, representative or advisor of Augmedix and (4) potential liability of Commure for full damages, rather than a capped amount, including a reference to damages for loss of premium by Augmedix stockholders.

On June 20, 2024, the Augmedix Board met. Members of management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore provided an update on overall process timing as well as the status of Commure’s due diligence. Representatives of Morrison Foerster updated the Augmedix Board on the status of the negotiations on the Merger Agreement. Representatives of Evercore provided an update on counterparty outreach. The Augmedix Board also met in executive session without Augmedix management in attendance.

Also on June 20, 2024, a due diligence call was held regarding Augmedix’s financial model with Commure management. Representatives of each of Commure, Morgan Stanley, General Catalyst, PwC, McKinsey & Company (“McKinsey”) (Commure’s consulting advisor), Evercore and Augmedix also joined this call.

Also on June 20, 2024, representatives of Morrison Foerster sent a revised draft of the Voting Agreement to representatives of Kirkland & Ellis.

On June 21, 2024, an initial due diligence call was held with Party D. Representatives of each of Evercore and Augmedix also joined this call.

On June 23, 2024, representatives of each of Kirkland & Ellis and Morrison Foerster met to discuss the draft Voting Agreement. Representatives of Kirkland & Ellis also indicated that Commure would be the “Parent” entity under the Merger Agreement, and that no Augmedix stockholder (HCA or otherwise) would be rolling over any portion of its equity in the transaction. The representatives of Kirkland & Ellis also confirmed that Voting Agreements would be required from (1) entities associated with HCA, (2) entities associated with Redmile and (3) Augmedix’s CEO.

On June 24, 2024, representatives of Morgan Stanley and General Catalyst informed representatives of Evercore that, following its review of Augmedix’s customer contracts and other due diligence matters, Commure was reducing its offer price for all of the outstanding equity of Augmedix to $120 million, implying a per share offer price of approximately $2.08 per share (which we refer to as the “June 24 Commure Proposal”) and that Mr. Tandon would discuss the reduced offer directly with Mr. Shakil. Mr. Shakil subsequently met with Mr. Tandon to discuss the reduced offer price.

Also on June 24, 2024, representatives of Kirkland & Ellis provided a revised draft of the Merger Agreement to representatives of Morrison Foerster. The revised draft of the Merger Agreement, among other things, proposed (1) a termination fee payable by Augmedix equal to 3.9% of the equity value of Augmedix, (2) a four business day “match period” allowing Commure to match alternative proposals (reduced to three business days for amended alternative proposals), (3) a provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by an affiliate, director, officer, employee, consultant, agent, representative or advisor of Augmedix and (4) a limitation on Commure’s liability for breaches under the Merger Agreement of 7.6% of the equity value of Augmedix (approximately 2X the proposed termination fee payable by Augmedix) and elimination of the reference to stockholder damages for loss of premium).

Also on June 24, 2024, Mr. Krakaris spoke with a representative of HCA to discuss an upcoming fireside chat at an investor conference, and the representative of HCA informed Mr. Krakaris that Commure had told HCA that it would not permit HCA to roll over any portion of its Augmedix common stock in the potential transaction. Mr. Krakaris informed the Strategy Committee of his conversation with the representative of HCA. Later on June 24, 2024, representatives of Party E communicated to representatives of Evercore that Party E would not be pursuing further discussions regarding a potential strategic transaction with Augmedix. Also on June 24, 2024, representatives of Party C indicated to representatives of Evercore that Party C would not pursue a potential strategic transaction with Augmedix.

On June 25, 2024, the Augmedix Board met. Members of management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore discussed with the Augmedix Board the June 24 Commure Proposal, including Commure’s stated reasons for the decrease in the offer price. Representatives of Evercore also provided an update on transaction timing and diligence and the discussions regarding the customer outreach requested by Commure. Representatives of Evercore also provided an update on counterparty outreach and informed the Augmedix Board that Party E and Party C had passed on pursuing a possible strategic transaction with Augmedix. The Augmedix Board authorized Evercore to counter the June 24 Commure Proposal with an offer price of $2.60 per share. Representatives of Morrison Foerster thereafter reviewed with the Augmedix Board the latest draft of the Merger Agreement, including key legal issues in the draft Merger Agreement. Following the Augmedix Board meeting, representatives of Evercore conveyed to representatives of Morgan Stanley the Augmedix Board’s proposed offer price of $2.60 per share.

On June 26, 2024, representatives of Morrison Foerster sent to Kirkland & Ellis a revised draft of the Merger Agreement that proposed, among other things, (1) a termination fee payable by Augmedix equal to 3.8% of the equity value of Augmedix, (2) a four business day “match period” allowing Commure to match alternative proposals (reduced to two business days for amended alternative proposals), (3) no provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by an affiliate, director, officer, employee, consultant, agent, representative or advisor of Augmedix and (4) a reverse termination fee payable by Commure following certain termination events equal to 7.6% of the equity value of Augmedix.

Also on June 26, 2024, representatives of Morgan Stanley communicated to representatives of Evercore a counteroffer of $2.20 per share (which we refer to as the “June 26 Commure Proposal”) and indicated that the June 26 Commure Proposal assumed no Augmedix stockholder (HCA or otherwise) would roll over its equity in the transaction. Mr. Shakil subsequently discussed the revised offer proposal with Mr. Tandon. Representatives of Morrison Foerster also sent the latest drafts of the Merger Agreement and Voting Agreement to the Augmedix Board.

On June 27, 2024, the Augmedix Board met. Members of management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore discussed the June 26 Commure Proposal, which implied an equity valuation of approximately $127 million. Representatives of Evercore reported to the Augmedix Board that Commure had communicated that it could not agree to an offer price of $2.60 per share as countered by Augmedix in light of the results of Commure’s due diligence review. Representatives of Evercore also noted that representatives of Morgan Stanley discussed with them that the offer assumed HCA was not rolling over its equity. Augmedix management reviewed with the Augmedix Board the results of the analysis by a third-party advisor of potential usage of Augmedix’s NOLs, noting potential limits on the uses of such NOLs under applicable tax regulations due to a prior change in control of Augmedix for purposes of such regulations. Representatives of Evercore then reviewed with the Augmedix Board Evercore’s preliminary financial analysis of Augmedix based on the Long-Term Business Plan. Representatives of Morrison Foerster provided an update on the legal workstreams for the potential transaction, including the Merger Agreement and Voting Agreement. The Augmedix Board then discussed acceptable price levels and a potential counteroffer to the June 26 Commure Proposal, and directed Evercore to respond with a counteroffer of $2.40 per share in cash, which a representative of Evercore conveyed to representatives of Morgan Stanley later that day.

On June 28, 2024, representatives of Morgan Stanley provided representatives of Evercore with Commure’s counteroffer of a price per share of $2.35 in cash (which we refer to as the “June 28 Commure Proposal”). Representatives of Evercore informed the Augmedix Board that Commure had countered with a price per share of $2.35 per share. Pursuant to instructions from the Augmedix Board at the June 27 meeting of the Augmedix Board, as confirmed by members of the Augmedix Board, representatives of Evercore subsequently notified representatives of Morgan Stanley that the June 28 Commure Proposal was acceptable to the Augmedix Board. Representatives of Kirkland & Ellis thereafter sent to representatives of Morrison Foerster the revised draft of the Merger Agreement that proposed, among other things, (1) a termination fee payable by Augmedix equal to 3.8% of the equity value of Augmedix, (2) a four business day “match period” allowing Commure to match alternative proposals (reduced to two business days for amended alternative proposals), (3) return of a provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by an affiliate, director, officer, employee, consultant, agent, representative or advisor of Augmedix, and (4) removal of the reverse termination fee payable by Commure following certain termination events equal to 7.6% of the equity value of Augmedix and inclusion of a limitation on Commure’s liability for breaches under the Merger Agreement of up to 7.6% of the equity value of Augmedix.

On June 30, 2024, representatives of Morrison Foerster distributed to representatives of each of Commure and Kirkland & Ellis drafts of the Disclosure Schedules, Form 8-K, press release announcing the transaction, and employee communications. Representatives of Morrison Foerster also distributed to representatives of Commure and Kirkland & Ellis a revised draft of the Merger Agreement, that proposed, among other things, (1) a termination fee payable by Augmedix equal to 3.8% of the equity value of Augmedix, (2) a four business day “match period” allowing Commure to match alternative proposals (reduced to two business days for amended alternative proposals), (3) a narrower provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by any controlled affiliates’ directors and officers, or any person acting at their instruction and (4) a reverse termination fee payable by Commure following certain termination events equal to 7.6% of the equity value of Augmedix.

On July 1, 2024, representatives of Kirkland & Ellis sent to representatives of Morrison Foerster a revised draft of the Merger Agreement that proposed, among other things, (1) a termination fee payable by Augmedix equal to 3.8% of the equity value of Augmedix, (2) a four business day “match period” allowing Commure to match alternative proposals (reduced to two business days for amended alternative proposals), (3) a provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by an affiliate, director, officer, employee, consultant, agent, representative or advisor of Augmedix and (4) removed the reverse termination fee payable by Commure following certain termination events equal to 7.6% of the equity value of Augmedix and instead included a limitation on Commure’s liability for breaches under the Merger Agreement of up to 7.6% of the equity value of Augmedix. Also on July 1, 2024, Party D informed representatives of Evercore that it would not be pursuing a potential strategic transaction with Augmedix.

On July 2, 2024, the Augmedix Board met. Members of management and representatives of each of Evercore and Morrison Foerster were also in attendance. A representative of Morrison Foerster reviewed with the members of the Augmedix Board their fiduciary duties under Delaware law. Representatives of Evercore discussed the changes to Commure’s proposed purchase price, culminating in a price per share of $2.35, and reviewed with the Augmedix Board a preliminary financial analysis of Augmedix based on the Long-Term Business Plan, including the NOL use forecasted by Augmedix management with the assistance of an outside advisor. Representatives of Evercore also updated the Augmedix Board on potential counterparty outreach, including that Party D had passed on pursuing a possible strategic transaction with Augmedix. Representatives of Morrison Foerster discussed the status of legal workstreams and reviewed with the Augmedix Board the outstanding issues in the Merger Agreement. Representatives of Morrison Foerster also discussed with the Augmedix Board an updated relationship disclosure letter provided by Evercore, which was provided to Board members prior to the meeting.

On July 4, 2024, representatives of Morrison Foerster sent to representatives of Kirkland & Ellis a revised draft of the Merger Agreement that proposed, among other things, (1) a termination fee payable by Augmedix equal to 3.8% of the equity value of Augmedix, (2) a four business day “match period” allowing Commure to match alternative proposals (reduced to two business days for amended alternative proposals), (3) a narrower provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by any director, officer, or any of its financial advisors or attorneys engaged in connection with the transaction by or acting at the instruction of Augmedix and (4) no reverse termination fee payable by Commure and instead included a reference to the potential liability of Commure for damages including loss of premium by Augmedix stockholders, subject to a limitation on Commure’s liability for breaches under the Merger Agreement of 7.6% of the equity value of Augmedix.

On July 5, 2024, a member of Commure management communicated to the representatives of Evercore and Morrison Foerster that Commure still required calls with Augmedix customers to occur before Commure would be willing to sign the Merger Agreement. Mr. Shakil subsequently discussed transaction timing and the requested customer calls with Mr. Tandon, with Mr. Tandon indicating that up to three customer calls may be required.

On July 8, 2024, representatives of Evercore provided the Strategy Committee with an update on the scheduling of the customer calls requested by Commure and the potential timing for signing and announcing the Merger Agreement.

On July 9, 2024, the Strategy Committee met. Members of Augmedix management and representatives of each of Evercore and Morrison Foerster were also in attendance. Representatives of Evercore discussed the scheduling of the requested customer calls. Representatives of Morrison Foerster discussed the remaining open items in the Merger Agreement. Representatives of Kirkland & Ellis sent to representatives of Morrison Foerster a revised draft of the Merger Agreement that proposed, among other things, (1) a termination fee payable by Augmedix equal to 3.8% of the equity value of Augmedix, (2) a four business day “match period” allowing Commure to match alternative proposals (reduced to two business days for amended alternative proposals), (3) a provision enabling Commure to terminate the Merger Agreement upon a material breach of the no-shop provision by any director, officer, or any of its financial advisors or attorneys engaged in connection with the transaction by or acting at the instruction of Augmedix and (4) no reverse termination fee payable by Commure.

From July 10, 2024 through the execution of the Merger Agreement on July 19, 2024, representatives of Morrison Foerster and Kirkland & Ellis exchanged revised drafts of the Merger Agreement, and on or prior to July 19, 2024, the parties finalized the other transaction documents, in each case subject to the approval of the Augmedix Board.

On July 11, 2024, a representative of Morgan Stanley informed a representative of Evercore that Commure required only two customer calls, which the representatives of Evercore reported to the Strategy Committee.

On July 15, 2024, the first Augmedix customer call was held with representatives of Augmedix and McKinsey in attendance. Also on July 15, a representative of Morrison Foerster distributed to the Augmedix Board updated drafts of the Merger Agreement and Voting and Support Agreement, along with a summary of key terms.

On July 16, 2024, the second Augmedix customer call was held with representatives of Augmedix and McKinsey in attendance.

On July 17, 2024, a regular meeting of the Augmedix Board was held. Members of Augmedix management and a representative of Morrison Foerster were also in attendance. A representative of HCA was in attendance at the meeting as a board observer. During the meeting, Augmedix management discussed with the Augmedix Board updates on Augmedix’s current results of operations. The Augmedix Board also held an executive session without Augmedix management or the representative of HCA in attendance during which the status of the parties’ signing of the Merger Agreement was discussed.

Also on July 18, 2024, the Augmedix Board met, with members of Augmedix management and representatives of each of Evercore and Morrison Foerster in attendance. Representatives of Morrison Foerster reviewed the fiduciary duties of the members of the Augmedix Board under Delaware law. Representatives of Morrison Foerster also provided an update on the negotiation of the Merger Agreement and Voting Agreement, copies of which had been provided to the members of the Augmedix Board prior to the meeting. Representatives of Evercore reviewed with the Augmedix Board the results of their contacts with other potential acquirors as authorized by the Augmedix Board. Representatives of Evercore presented its financial analysis of Augmedix and the consideration proposed to be paid in the Merger and, at the request of the Augmedix Board, orally rendered to the Augmedix Board Evercore’s opinion (which was subsequently confirmed in writing by delivery of Evercore’s written opinion dated as of July 18, 2024), that, as of the date of the opinion, and based upon and subject to the assumptions, qualifications, limitations and conditions set forth in such written opinion, the Per Share Price to be received by the holders of shares of Augmedix’s common stock (other than holders of Owned Company Shares and Dissenting Company Shares) in the Merger was fair from a financial point of view to such holders, as more fully described below under the section of this proxy statement captioned “The Merger—Opinion of Augmedix’s Financial Advisor.” A member of Augmedix management discussed Augmedix’s results for the second quarter, noting that revenue was in line with consensus estimates and cash was a little higher than expected. Following the discussion, the Augmedix Board by unanimous vote: (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Augmedix and its stockholders; (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the Voting Agreements; (3) recommended that the stockholders adopt the Merger Agreement and approve the Merger; and (4) approved the execution and delivery of the Merger Agreement, the performance by Augmedix of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger on the terms and conditions set forth in the Merger Agreement. A representative of Augmedix management also discussed Augmedix’s operations in Bangladesh, given recent disturbances there, and contingency plans being developed by Augmedix management. The Augmedix Board also discussed and approved a one-time payment of $30,000 to each of the members of the Strategy Committee, plus an additional one-time payment of $10,000 to Mr. O’Reilly for serving as chairman of the Strategy Committee, for their past and anticipated future work with respect to a proposed acquisition transaction.

Before the markets opened on July 19, 2024, Augmedix and Commure finalized and executed the Merger Agreement, and Augmedix issued a press release announcing the execution of the Merger Agreement.

Recommendation of the Augmedix Board and Reasons for the Merger

Recommendation of the Augmedix Board

The Augmedix Board has, by unanimous vote: (1) determined that it is in the best interests of Augmedix and its stockholders, and declared it advisable, to enter into the Merger Agreement providing for the merger of Merger Sub with and into Augmedix in accordance with the DGCL upon the terms and subject to the conditions set forth therein; (2) approved the execution and delivery of the Merger Agreement by Augmedix, the performance by Augmedix of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; and (3) resolved to recommend that the stockholders of Augmedix adopt the Merger Agreement and approve the Merger in accordance with the DGCL.

The Augmedix Board recommends that you vote: (1) “FOR” the adoption the Merger Agreement and approval of the Merger; and (2) “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommending that stockholders vote “FOR” adoption of the Merger Agreement and approval of the Merger, the Augmedix Board consulted with Augmedix management and representatives of each of Morrison Foerster and Evercore and considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance).

The Augmedix Board believed that the following material factors and benefits supported its determination and recommendation:

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Financial Condition and Prospects; Risks of Execution. The current, historical and projected financial condition, results of operations and business of Augmedix, including Augmedix’s prospects and risks if it were to remain an independent publicly traded company. The Augmedix Board considered Augmedix’s unaudited prospective financial information (as described below under the caption “The Merger-Unaudited Prospective Financial Information”) and the potential opportunities that it presented reflected against, among other things: (1) the risks and uncertainties associated with achieving the results reflected in the unaudited prospective financial information; (2) the impact of macroeconomic, regulatory and other market trends and risks on Augmedix, including the risks of competition in the industry in which Augmedix operates; and (3) the general risks related to market conditions that could reduce the price of our common stock. Among the potential risks identified by the Augmedix Board were:

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Augmedix’s prospects as an independent company. Included among these risks were consideration of (1) Augmedix’s ability to continue improving operating performance and efficiencies, including operating margins, and to continue executing geographical and market expansions; (2) macroeconomic, regulatory and market developments that could impact Augmedix’s operating and financial performance; and (3) the substantial risks to achieving Augmedix’s Long-Term Business Plan, including the need for a substantial capital raise to fund Augmedix’s operations prior to its achieving cash break-even, and the risks and costs associated with such a capital raise, including dilution of existing stockholders. The Augmedix Board was also aware that future revenue growth is dependent on, among other things, factors outside of Augmedix’s control, including market acceptance and adoption of Augmedix’s product offerings, changes in how healthcare operating and capital budgets are administered within the enterprise of customers, changes in customer deployment timelines, and existing competitive products and new competitive product launches that negatively impact sales or Augmedix’s sales cycle, all of which are subject to competing priorities among Augmedix’s existing and potential customers.

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Augmedix’s historical results of operations and financial condition. The Augmedix Board considered Augmedix’s ability to continue to perform to market expectations and was aware that the price of our common stock could be negatively impacted if Augmedix failed to meet investor expectations, including if Augmedix failed to meet its growth objectives.

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The ability to successfully execute investments in, and development of, new products and functionalities to improve Augmedix’s financial performance and efficiency of operations, including challenges of making investments to achieve long-term growth prospects for a publicly traded company, which is subject to scrutiny based on its quarter-over-quarter performance.

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Current and Historical Trading Prices. The current and historical trading prices of our common stock. The Augmedix Board considered that the Per Share Price constituted a premium of approximately 169% to the volume weighted average share price of Augmedix’s common stock over the 30 trading days ending on the last full trading day prior to public announcement of Augmedix’s entry into the Merger Agreement.

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Certainty of Value. The form of consideration to be received by our stockholders consists entirely of cash, which provides certainty of value measured against the ongoing business and financial execution risks of Augmedix’s Long-Term Business Plan.

•	Best Value Reasonably Obtainable. The belief of the Augmedix Board that the Per Share Price represents the best value reasonably obtainable for the shares of our common stock, taking into account the Augmedix Board’s familiarity with the business, operations and management of Augmedix and its current, historical and projected results of operations, financial condition and competitive position. In addition, the Augmedix Board believed that, measured against the execution risks of the longer-term business plan described above, the Per Share Price reflects a fair and favorable price for our common stock. The Augmedix Board considered the results of its negotiation with Commure, as more fully described above under the caption “The Merger -Background of the Merger,” and determined that Commure was unlikely to increase the value it would pay in an acquisition of Augmedix.

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Discussions with Other Potential Bidders; Permitted Negotiation of Superior Proposals. The Augmedix Board considered that Augmedix, with the assistance of Evercore, had contacted additional potential acquirers that the Augmedix Board believed were most likely to be interested in a potential acquisition of Augmedix on more attractive terms than Commure. The Augmedix Board considered the nature of the engagement by each of these potential acquirers, including that none of them made an offer or proposal with respect to, and all of them had either declined to engage in due diligence in connection with or had ceased considering, an acquisition of Augmedix. The Augmedix Board also considered the risk that prolonging the process in an effort to obtain additional offers at higher prices prior to executing a definitive agreement with Commure could have resulted in the loss of a favorable opportunity to successfully reach a definitive agreement on a transaction with Commure. The Augmedix Board also considered that it would be permitted, under certain circumstances described in the Merger Agreement, to respond to alternative proposals made by third parties.

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Opinion of Augmedix’s Financial Advisor. The oral opinion of Evercore rendered to the Augmedix Board on July 18, 2024, subsequently confirmed in writing, that, as of the date of the opinion, and based upon and subject to the assumptions, qualifications, limitations and conditions set forth in such written opinion, the Per Share Price to be received by the holders of shares of Augmedix’s common stock (other than holders of Owned Company Shares and Dissenting Company Shares) in the Merger was fair from a financial point of view to such holders, as more fully described below under the section of this proxy statement captioned “The Merger-Opinion of Augmedix’s Financial Advisor.” The full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

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Terms of the Merger Agreement. The terms of the Merger Agreement, which was the product of arms-length negotiations, and the belief of the Augmedix Board that the Merger Agreement contained terms that (1) allowed the Augmedix Board to entertain any Superior Proposal that may be submitted after the announcement of the Merger and (2) provided Augmedix a high level of closing certainty. The factors considered included:

•	Augmedix’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding Alternative Acquisition Proposals.

•	Augmedix’s ability to terminate the Merger Agreement in order to accept a Superior Proposal.

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The Augmedix Board’s belief that the terms of the Merger Agreement, including the obligation of Augmedix to pay a termination fee of $5.24 million if Augmedix terminates the Merger Agreement to accept a Superior Proposal, would be unlikely to deter third parties from making a Superior Proposal.

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The Augmedix Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the Merger, though certain stockholders would remain obligated under the Voting Agreements unless the Merger Agreement is terminated.

•	Commure’s obligation to consummate the Merger not being subject to a financing condition.

•	Augmedix’s entitlement to specific performance to prevent or remedy breaches of the Merger Agreement and Commure’s obligation to pay up to $10.48 million for breaches of the Merger Agreement.

•	Appraisal Rights. The appraisal rights in connection with the Merger available to our stockholders who timely and properly exercise such appraisal rights under the DGCL.

The Augmedix Board also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

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No Stockholder Participation in Future Growth or Earnings. The nature of the Merger as a cash transaction means that our stockholders who receive the Per Share Price will not participate in any future earnings or growth of Augmedix and will not benefit from any appreciation in value of the Surviving Corporation.

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Termination Fee Payable by Augmedix. Augmedix must pay Commure a termination fee of $5.24 million under certain circumstances following termination of the Merger Agreement, including if the Augmedix Board terminates the Merger Agreement to accept a Superior Proposal.

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Impacts of Interim Restrictions on Augmedix’s Business Pending the Completion of the Merger. The restrictions on the conduct of Augmedix’s business prior to the consummation of the Merger, including the requirement that we conduct our business in the ordinary course, subject to specific limitations, may delay or prevent Augmedix from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Augmedix might have pursued.

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Tax Considerations. The receipt of cash in exchange for shares of our common stock in the Merger will be a taxable transaction to Augmedix’s stockholders that are U.S. persons for U.S. federal income tax purposes.

•	No-Shop Restrictions. The restrictions in the Merger Agreement that prohibit Augmedix from soliciting other Acquisition Proposals.

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Effects of the Merger Announcement. The effects of the public announcement of the Merger, including the: (1) effects on Augmedix’s employees, customers, operating results and stock price; (2) impact on Augmedix’s ability to attract and retain key management, sales and marketing personnel; and (3) potential for litigation in connection with the Merger.

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Interests of Augmedix’s Directors and Executive Officers. The interests that Augmedix’s directors and executive officers have in the Merger that may be different from, or in addition to, those of Augmedix’s stockholders, as more fully described under the caption “The Merger-Interests of Augmedix’s Directors and Executive Officers in the Merger”.

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Risk Associated with Failure to Consummate the Merger. The possibility that the Merger might not be consummated, and if it is not consummated that: (1) Augmedix’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Augmedix during the pendency of the Merger; (2) Augmedix will have incurred significant transaction and other costs; (3) Augmedix’s continuing business relationships may be adversely affected; (4) the trading price of our common stock could be adversely affected; (5) the contractual and legal remedies available to Augmedix in the event of the termination of the Merger Agreement may be insufficient, costly to pursue, or both; and (6) the failure of the Merger to be consummated could result in an adverse perception of Augmedix’s prospects among our customers, potential customers, employees and investors.

This discussion is not meant to be exhaustive. Rather, it summarizes the material factors considered by the Augmedix Board in its consideration of the Merger. After considering these and other factors, the Augmedix Board concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Augmedix Board and the complexity of these factors, the Augmedix Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Augmedix Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Augmedix Board approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and resolved to recommend that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the Merger based upon the totality of the information presented to, and considered by, the Augmedix Board.

Opinion of Augmedix’s Financial Advisor

Augmedix retained Evercore to act as its financial advisor in connection with the Augmedix Board’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, Augmedix requested that Evercore evaluate the fairness, from a financial point of view, of the Merger consideration to be received by the holders of Augmedix common stock. At a meeting of the Board held on July 18, 2024, Evercore rendered to the Board its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger consideration of $2.35 per share in cash to be received by the holders of Augmedix common stock (other than holders of Owned Company Shares and Dissenting Company Shares) in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Evercore, dated as of July 18, 2024, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Augmedix encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of shares of Augmedix common stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Augmedix, nor does it address the underlying business decision of Augmedix to engage in the Merger.

In connection with rendering its opinion Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to Augmedix that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•

reviewed certain internal projected financial data relating to Augmedix prepared and furnished to Evercore by management of Augmedix, as approved for Evercore’s use by Augmedix (referred to in this proxy statement as the “Forecasts”, as described in more detail under “—Augmedix Financial Projections”);

•	discussed with management of Augmedix their assessment of the past and current operations of Augmedix, the current financial condition and prospects of Augmedix, and the Forecasts;

•	reviewed the reported prices and the historical trading activity of Augmedix common stock;

•	compared the financial performance of Augmedix and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•

compared the financial performance of Augmedix and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•	reviewed the financial terms and conditions of a draft dated July 17, 2024 of the Merger Agreement; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of Augmedix that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, Evercore assumed with Augmedix’s consent that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Augmedix as to the future financial performance of Augmedix. Evercore expressed no view as to the Forecasts or the assumptions on which they were based.

For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Augmedix or the consummation of the Merger or reduce the contemplated benefits to the holders of shares of Augmedix common stock of the Merger. In addition, Evercore relied, without independent verification, on the assessments of the management of Augmedix as to (i) the validity of, and risks associated with, Augmedix’s intellectual property, technology, products and services, and (ii) the marketability, commercial viability and market adoption of Augmedix’s current and future products and services.

Evercore did not conduct a physical inspection of the properties or facilities of Augmedix and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Augmedix, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of Augmedix under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of July 18, 2024, and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. It was understood that subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of Augmedix common stock (other than holders of Owned Company Shares and Dissenting Company Shares) from a financial point of view, of the Merger consideration. Evercore did not express any view on, and Evercore’s opinion does not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Augmedix, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Augmedix, or any class of such persons, whether relative to the Merger consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the proposed Merger, including, without limitation, the structure or form of the proposed Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the proposed Merger as compared to other business or financial strategies that might be available to Augmedix, nor did it address the underlying business decision of Augmedix to engage in the proposed Merger. Evercore’s opinion did not constitute a recommendation to the Board or to any other persons in respect of the proposed Merger, including as to how any holder of shares of Augmedix common stock should vote or act in respect of the proposed Merger. Evercore expressed no opinion as to the impact of the proposed Merger on the solvency or viability of Augmedix or Commure or the ability of Augmedix or Commure to pay their obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Augmedix and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Board on July 18, 2024 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before July 16, 2024, and is not necessarily indicative of current market conditions.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of Augmedix. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Augmedix to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less changes in net working capital and capital expenditures, that Augmedix was forecasted to generate during the portion of Augmedix’s fiscal year 2024 from July 16, 2024 through December 31, 2024 and during Augmedix’s fiscal years 2025 through 2033 based on the Forecasts. Evercore calculated terminal values for Augmedix by applying perpetuity growth rates of 3.5% to 4.5%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Augmedix was forecasted to generate based on the Forecasts. The cash flows and terminal values in each case were then discounted to present value as of July 16, 2024 using discount rates ranging from 18.0% to 22.0%, which were based on an estimate of Augmedix’s weighted average cost of capital, and the mid-year cash flow discounting convention. In calculating implied enterprise values, Evercore included the present value of tax savings from Augmedix’s estimated usage of net operating losses, of an amount equal to $14.0 million, based on the Forecasts. Based on this range of implied enterprise values, Augmedix’s estimated net cash (calculated as cash and cash equivalents less total debt) as of March 31, 2024, pro forma for net proceeds related to assumed issuance of 30 million shares in the second quarter of fiscal year 2025, and the number of fully diluted shares of Augmedix common stock as of July 16, 2024, pro forma for assumed issuance of 30 million shares in the second quarter of fiscal year 2025, in each case as provided by Augmedix management, this analysis indicated a range of implied equity values per share of Augmedix common stock of $1.80 to $2.61, compared to the Merger consideration of $2.35 per share of Augmedix common stock.

Selected Public Company Trading Analysis

Evercore reviewed and compared certain financial information of Augmedix to corresponding financial multiples and ratios for the following selected publicly traded companies in the healthcare and healthcare technology industries (the “selected companies”):

•	Premier, Inc.

•	Teladoc Health, Inc.

•	Phreesia, Inc.

•	Omnicell, Inc.

•	Veradigm

•	HealthStream, Inc.

•	Health Catalyst, Inc.

•	Accolode, Inc.

•	LifeMD, Inc.

•	OptimizeRx Corp.

•	TruBridge, Inc.

For each of the selected companies, Evercore calculated enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of estimated 2024 revenue, which we refer to as “2024E Revenue” and as a multiple of estimated 2025 revenue, which we refer to as “2025E Revenue”, based on closing share prices as of July 16, 2024. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.

This analysis indicated the following:

Benchmark	High	Low	Mean	Median
2024E Revenue	3.5x	0.7x	1.7x	1.5x
2025E Revenue	3.0x	0.6x	1.5x	1.2x

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied an enterprise value / revenue multiple reference range of (a) 1.0x to 2.0x to Augmedix’s estimated revenue in fiscal year 2024 based on the Forecasts and (b) 1.0x to 2.0x to Augmedix’s estimated revenue in fiscal year 2025 based on the Forecasts. Based on this range of implied enterprise values, Augmedix’s estimated net cash (calculated as cash and cash equivalents less total debt) as of March 31, 2024, pro forma for net proceeds related to assumed issuance of 30 million shares in the second quarter of fiscal year 2025, and the number of fully diluted shares of Augmedix common stock as of July 16, 2024, pro forma for assumed issuance of 30 million shares in the second quarter of fiscal year 2025, in each case as provided by Augmedix’s management, this analysis indicated a range of implied equity values per share of Augmedix common stock as shown below, compared to the Merger consideration of $2.35 per share of Company common stock.

Benchmark	Implied Equity Value Range Per Share
2024E Revenue	$1.13 - $1.73*
2025E Revenue	$1.28 - $2.03**

*

For illustrative purposes, Evercore also calculated the incremental share price value from excluding the impact of a 30 million share issuance contemplated in the Forecasts to occur in the second quarter of fiscal year 2025, which indicated an illustrative upper end of the value range of $2.14.

**

For illustrative purposes, Evercore also calculated the incremental share price value from excluding the impact of a 30 million share issuance contemplated in the Forecasts to occur in the second quarter of fiscal year 2025, which indicated an illustrative upper end of the value range of $2.59.

Although none of the selected companies is directly comparable to Augmedix, Evercore selected these companies because they are publicly traded companies in the healthcare and healthcare technology industries that Evercore, in its professional judgment and experience, considered generally relevant to Augmedix for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Selected Transactions Analysis

Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving target companies in the healthcare and healthcare technology industries announced since the beginning of 2022 (the “selected transactions”). The selected transactions reviewed by Evercore included a set of precedents involving publicly traded healthcare companies that experienced significant pressure on their stock prior to acquisition. The selected transactions reviewed by Evercore and the month and year each was announced, were as follows:

Healthcare Technology Precedents

Month and Year Announced	Acquiror	Target
June 2022	TPG Capital	Convey Health Solutions
August 2023	ExactCare Pharmacy	Tabula Rasa Healthcare, Inc.
September 2023	Thoma Bravo	NextGen Healthcare, Inc.
December 2023	R1 RCM Inc.	Acclara
June 2024	Altaris, LLC	Sharecare

Other Healthcare Precedents

Month and Year Announced	Acquiror	Target
October 2022	Orthofix Medical Inc.	SeaSpine Holdings Corporation
December 2022	Berkeley Lights, Inc.	IsoPlexis Corporation
October 2023	Standard BioTools Inc.	SomaLogic
October 2023	Patient Square Capital	Eargo, Inc.
April 2024	Bruker Corporation	NanoString Technologies, Inc.
April 2024	Labcorp	Invitae (Select Assets)

For each selected transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of last twelve-month revenue for the target company at the time of the announcement of the applicable transaction, which we refer to as “LTM Revenue”. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

This analysis indicated the following:

Healthcare Technology Precedents

Benchmark	High	Low	Mean	Median
LTM Revenue	2.9x	1.2x	2.2x	2.4x

Other Healthcare Precedents

Benchmark	High	Low	Mean	Median
LTM Revenue	4.1x	0.2x	1.7x	1.4x

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Revenue multiples of 1.0x to 3.0x and applied this range of multiples to Augmedix’s LTM Revenue as of March 31, 2024 of $49.0 million based on the financial results for Augmedix provided by Augmedix management. Based on this range of implied enterprise values, Augmedix’s estimated net cash (calculated as cash and cash equivalents less total debt) as of March 31, 2024, pro forma for net proceeds related to assumed issuance of 30 million shares in the second quarter of fiscal year 2025, and the number of fully diluted shares of Augmedix common stock as of July 16, 2024, pro forma for assumed issuance of 30 million shares in the second quarter of fiscal year 2025, in each case as provided by Augmedix’s management, this analysis indicated a range of implied equity values per share of Augmedix common stock of $1.08 to $2.15, compared to the Merger consideration of $2.35 per share of Augmedix common stock. For illustrative purposes, Evercore also calculated the incremental share price value from excluding the impact of a 30 million share issuance contemplated in the Forecasts to occur in the second quarter of fiscal year 2025, which indicated an illustrative upper end of the value range of $2.77.

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Augmedix and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Augmedix for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

Equity Research Analyst Price Targets

Evercore reviewed selected public market trading price targets for the shares of Augmedix common stock prepared and published by equity research analysts that were publicly available as of July 16, 2024. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Augmedix common stock at the time the price target was published. As of July 16, 2024, the range of selected equity research analyst price targets per share of Augmedix common stock was $1.50 to $3.50. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Augmedix common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Augmedix and future general industry and market conditions.

Premiums Paid Analysis

Using publicly available information, Evercore reviewed 19 transactions and announced bids for control of U.S. public targets with an aggregate transaction value below $250 million announced since January 1, 2019. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market prices per share of the target companies one day prior to announcement of each transaction.

This analysis indicated the following:

1 Day Prior
25th Percentile	41.2%
Median	48.8%
Mean	60.7%
75th Percentile	83.1%

Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 40.0% to 80.0% to the closing price per share of Augmedix common stock of $0.95 as of July 16, 2024. This analysis indicated a range of implied equity values per share of Augmedix common stock of $1.33 to $1.71, compared to the Merger consideration of $2.35 per share of Augmedix common stock.

Miscellaneous

The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Board. In connection with the review of the Merger by the Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Augmedix common stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, of the Merger consideration to the holders of shares of Augmedix common stock (other than holders of Owned Company Shares and Dissenting Company Shares). These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Board or Augmedix management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Augmedix common stock.

Pursuant to the terms of Evercore’s engagement letter with Augmedix, Augmedix has agreed to pay Evercore a fee for its services in the amount of $4.0 million, of which $1.5 million became payable upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon the consummation of the Merger. Augmedix has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory services to Augmedix and received fees for the rendering of these services in the amount of less than $1.0 million. In addition, during the two year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory services to General Catalyst Group Management, LLC, an affiliate of Commure (“General Catalyst”), and/or its affiliates or portfolio companies (none of which services were provided to Commure) and received fees for the rendering of these services in the amount of approximately $6.0 million. Evercore may provide financial advisory or other services to Augmedix, General Catalyst, Commure or any of their respective affiliates or portfolio companies in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Augmedix, Commure, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Augmedix or Commure.

Augmedix engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation and Evercore’s familiarity with Augmedix. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

Augmedix Financial Projections

Augmedix management regularly prepares, and the Augmedix Board regularly evaluates, as part of its long-term business and strategic planning processes, prospective financial information as to Augmedix’s future performance. However, Augmedix does not, as a matter of course, make public its long-term future financial projections, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates.

In connection with Augmedix’s consideration of a potential transaction, and as part of Augmedix’s strategic planning process and evaluation of strategic alternatives (including continuing as an independent company), Augmedix management prepared and reviewed with the Augmedix Board unaudited forward-looking financial information, including the unaudited prospective financial information summarized in the table below (such financial information, the “Forecasts”).

The Forecasts were prepared for internal use and not for public disclosure and was provided by Augmedix management to the Augmedix Board for the purposes of considering, analyzing and evaluating a potential transaction and other strategic alternatives available to Augmedix. The Forecasts were also provided to, and approved by the Augmedix Board for use by, Evercore for purposes of performing its financial analyses in connection with rendering its opinion to the Augmedix Board. In addition, a portion of the Forecasts were provided to, and discussed with, Commure as part of Augmedix’s discussions with Commure with respect to a potential transaction. The same portion of the Forecasts that was provided to Commure was also provided by Augmedix to Party D and Party E during the period leading up to the entry into the Merger Agreement by Augmedix, Commure and Merger Sub.

The Forecasts were developed by Augmedix management as then-current estimates of Augmedix’s future financial performance as an independent company. The Forecasts do not give effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already been and will be incurred in connection with completing the Merger, or any changes to Augmedix’s operations or strategy that may be implemented or effected in connection with the pendency of, or following the consummation of, the Merger. The Forecasts also do not consider the effect of any failure of the Merger to be completed; it should not be viewed as accurate or continuing in that context.

The Forecasts constitute forward-looking statements. The Forecasts are not included in this proxy statement to influence any decision on whether to vote for the proposal to adopt the Merger Agreement and approve the Merger or any other proposal presented at the Special Meeting, but rather is included in this proxy statement to give stockholders access to certain non-public information that was provided to the Augmedix Board, Evercore and Commure for the purposes described above. By including the Forecasts in this proxy statement, none of Augmedix, the Augmedix Board, Evercore or any other person has made or makes any representation to any person regarding Augmedix’s ultimate performance as compared to the information contained in the Forecasts. The inclusion of the Forecasts should not be regarded as an indication that Augmedix, the Augmedix Board, Evercore or any other person considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such. Further, the inclusion of the Forecasts in this proxy statement does not constitute an admission or representation by Augmedix that the information presented is material. There can be no assurance that the prospective results will be realized or that actual results of Augmedix will not be materially lower or higher than estimated. The Forecasts have not been updated or revised to reflect information or results after the date such information was prepared. Augmedix has, and may continue to, report results of operations for periods included in the Forecasts that were or will be completed following the preparation of the Forecasts. Stockholders and investors are urged to refer to Augmedix’s periodic filings with the SEC for information on Augmedix’s actual historical results.

The Forecasts were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (“GAAP”). In addition, the Forecasts were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Forecasts included in this proxy statement has been prepared by, and is the responsibility of, Augmedix’s management. Augmedix’s independent registered public accounting firm, Grant Thornton LLP, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Forecasts and, accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto. The Grant Thornton LLP report incorporated by reference in this proxy statement relates to Augmedix’s previously issued financial statements. It does not extend to the Forecasts and should not be read to do so.

Although the Forecasts are presented with numerical specificity, it reflects numerous assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Augmedix’s business, including as described below, reflecting estimates and uncertainties as to future events made by Augmedix management that Augmedix management believed were reasonable at the time the Forecasts were prepared. Augmedix’s ability to achieve the financial results contemplated by the Forecasts will be affected by Augmedix’s ability to achieve its strategic goals, objectives and targets over the applicable periods, including certain strategic expansion initiatives the potential impact of which is not reflected in the Forecasts, and will be subject to operational and execution risks associated therewith. The Forecasts reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and the achievability of the Forecasts include, but are not limited to: general economic conditions and disruptions in the financial, debt, capital, credit or securities markets; industry and market dynamics; competition; changes in applicable laws; and other important factors that can be found in the risk factors included in Augmedix’s periodic filings with the SEC. These factors are difficult to predict, and may be outside of Augmedix’s control. As a result, there can be no assurance that the Forecasts will be realized, and Augmedix’s actual results may be materially better or worse than those contained in the Forecasts. For information on factors that may cause Augmedix’s future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.” The Forecasts may differ from publicized analyst estimates and forecasts. You should evaluate the Forecasts, if at all, in conjunction with Augmedix’s historical financial statements and other information regarding Augmedix contained in Augmedix’s public filings with the SEC. The Forecasts may not be consistent with Augmedix’s historical operating data as a result of the assumptions utilized in preparing such information. Except to the extent required by applicable federal securities laws, Augmedix does not intend to update or otherwise revise the Forecasts to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error. In light of the foregoing factors and the uncertainties inherent in the Forecasts, holders of Augmedix’s common stock are cautioned not to place undue, if any, reliance on the Forecasts included in this proxy statement.

Because the Forecasts reflect estimates and judgments, it is susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Forecasts also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Forecasts are not, and should not be considered to be, a guarantee of future operating results. Further, the Forecasts are not fact and should not be relied upon as being necessarily indicative of Augmedix’s future results or for purposes of making any investment decision.

Certain of the financial measures included in the Forecasts, including adjusted EBITDA and unlevered free cash flow, are non-GAAP financial measures (the “non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Forecasts, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Forecasts are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not prepared or relied upon by the Augmedix Board or used by Evercore. Accordingly, no reconciliation of the financial measures included in the Forecasts is provided in this proxy statement.

The following table presents a summary of the Forecasts.

	Fiscal year ending December 31
(dollars in millions)	2024E (1)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$24	$67	$97	$138	$191	$247	$299	$339	$371	$397
Adjusted EBITDA (2)	$(14)	$(22)	$(8)	$10	$28	$49	$67	$83	$100	$114
Operating Profit/(Loss)	$(16)	$(29)	$(16)	$0	$15	$34	$50	$63	$79	$91
Unlevered Free Cash Flow (3)	$(12)	$(26)	$(11)	$8	$20	$33	$43	$52	$62	$70
Cash Tax Savings from Utilization of Net Operating Losses (4)	$0	$0	$0	$0	$4	$8	$10	$13	$8	$0

Note:

The Forecasts include a capital raise of $30 million in the second quarter of 2025, consisting of the sale of 30 million shares of Augmedix common stock at $1.00 per share, to fund growth and support the development of new and existing products.

(1)	Reflects stub portion of 2024 from July 16 through December 31.
(2)

Adjusted EBITDA is defined as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; income tax expense (benefit); acquisition related expenses and other income (expense) net, which consists of interest expense on our debt facility, interest income from our cash and cash equivalents, realized foreign currency gains and losses, loss on extinguishment of debt, change in fair value of a warrant liability, and grant income from the Bangladesh government related to our Bangladesh subsidiary.

(3)

Unlevered Free Cash Flow is calculated as Operating Profit/(Loss) less the impact of cash taxes (excluding the impact of net operating losses), plus depreciation and amortization, less capital expenditure expense, and plus or minus, as applicable, changes in net working capital.

(4)

Cash Tax Savings from Utilization of Net Operating Losses reflects usage of the Augmedix’s net operating loss carryforwards, which at December 31, 2023 stood at $167.4 million and $120.1 million, respectively, for federal and state income tax purposes, including the limitations imposed under Section 382 of the Internal Revenue Code.

Interests of Augmedix’s Directors and Executive Officers in the Merger

When considering the recommendation of the Augmedix Board that you vote to approve the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Augmedix Board was aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted, and the Merger approved, by stockholders. These interests are described in more detail and, where applicable, are quantified in the narrative below.

Arrangements with Commure

As of the date of this proxy statement, none of our directors or executive officers or their respective affiliates has had any discussions or negotiations, or entered into any agreement with Commure or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Pursuant to the Merger Agreement, except as approved by the Augmedix Board, from the date of the Merger Agreement, to the earlier of the termination of the Merger Agreement or the Effective Time, Commure and Merger Sub will not, and will not permit any of their subsidiaries or respective affiliates to make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any of our directors or executive officers or any of their respective affiliates (1) regarding any continuing employment or consulting relationship with the Surviving Corporation, (2) pursuant to which any such director or executive officer would be entitled to receive consideration of a different amount or nature than our stockholders, or (3) pursuant to which any such director or executive officer (directly or indirectly) would agree to provide an equity investment to finance any portion of the Merger. Following the date of this proxy statement and prior to and following the closing of the Merger, our directors and executive officers or their affiliates may have discussions with, and following the closing of the Merger or as otherwise approved by the Augmedix Board, may enter into agreements with, Commure or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the Merger Agreement, our directors and officers will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Indemnification and Insurance.”

Treatment of Company Options and Company RSUs

Augmedix from time to time has granted awards under our 2013 Equity Incentive Plan (the “2013 Plan”) and our 2020 Equity Incentive Plan (the “2020 Plan” and, together with the 2013 Plan, the “Company Equity Plans”), of Company Options and Company RSUs.

As of August 26, 2024, there were 4,698,434 shares of Augmedix’s common stock subject to outstanding Company Options and 651,250 shares of Augmedix’s common stock subject to outstanding Company RSUs, in each case, held by our directors and executive officers as a group.

At the Effective Time, each Company Option and Company RSU that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Award”) will be cancelled and automatically converted into the right to receive a cash amount equal to the product of: (1) the total number of shares of Augmedix’s common stock subject to the Vested Award, multiplied by (2) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over the Company Option’s per share exercise price), subject to any required tax withholdings (the “Vested Award Cash-out Payment”).

At the Effective Time, each Company Option and Company RSU that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time that is not a Vested Award (each, an “Unvested Award”) will be cancelled and replaced with a right to receive the Cash Replacement Amount, without interest, subject to the vesting conditions described below. The Cash Replacement Amount will be equal to the product of: (1) the total number of shares of Augmedix’s common stock subject to the Unvested Award immediately prior to the Effective Time, multiplied by (2) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over the Company Option’s per share exercise price), subject to any required tax withholdings. The payment of the Cash Replacement Amount will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) that applied to the cancelled Unvested Award, except for terms rendered inoperative by reason of the Merger or for other administrative or ministerial changes to conform the administration of the payment of the Cash Replacement Amounts. If the vesting conditions are satisfied, the Cash Replacement Amount generally will be paid at the same time(s) as the cancelled Unvested Award would have vested according to its terms subject to any applicable administrative or ministerial changes.

Any Company Option with an exercise price that is equal to or greater than the Per Share Price will be cancelled without any cash payment or other consideration being made in respect of such Company Option.

The Company Equity Plans will terminate as of the Effective Time.

Change in Control Benefits Under Existing Relationships

As discussed above, at the Effective Time, each Vested Award (including those held by our executive officers and non-employee directors) will be cancelled and automatically converted into the right to receive the Vested Award Cash-out Payment, and each Unvested Award (including those held by our executive officers) will be cancelled and replaced with a right to receive the Cash Replacement Amount. The Cash Replacement Amount will be subject to the vesting conditions (including any modified vesting schedules or accelerated vesting on specific terminations of employment) and payment terms described below.

Change in Control Arrangements

Emmanuel Krakaris

We entered into an offer letter with Mr. Krakaris, our Chief Executive Officer, in October 2018. Under the terms of Mr. Krakaris’s offer letter and the terms of the equity award agreements underlying his equity awards, if Mr. Krakaris’s employment by Augmedix is terminated by Augmedix without Cause (as defined in Mr. Krakaris’s offer letter) or is terminated by Mr. Krakaris for Good Reason (as defined in Mr. Krakaris’s offer letter) within 12 months following, or immediately prior to, the closing of a Change in Control (as defined in the 2013 Plan, which includes the consummation of the Merger), then 100% of the then unvested and outstanding Augmedix equity awards held by Mr. Krakaris (including the Unvested Awards) will immediately vest. This accelerated vesting condition would apply to Mr. Krakaris’s payment of the Cash Replacement Amounts.

Roderick O’Reilly

We entered into a non-executive chairman agreement with Mr. O’Reilly, our Non-Executive Chairman, in February 2023. Under the terms of Mr. O’Reilly’s agreement and the terms of the equity award agreement underlying his equity award, upon a change of control of Augmedix, which includes the consummation of the Merger, 100% of the then unvested and outstanding Company Options held by Mr. O’Reilly that were granted to Mr. O’Reilly in connection with Mr. O’Reilly’s agreement will immediately vest.

Brad Coleman

We entered into an offer letter with Mr. Coleman, our Global Controller, in February 2024. Under the terms of Mr. Coleman’s offer letter, if Mr. Coleman’s employment by Augmedix is terminated by Augmedix other than for Cause (as defined in the Plan) or is terminated by Mr. Coleman for Good Reason (as defined in Mr. Coleman’s offer letter) during the period of time commencing 90 days prior to the consummation of an Acquisition (as defined in the Plan and which includes the consummation of the Merger) and ending on the first anniversary of the consummation of such Acquisition, then 100% of the then unvested and outstanding Company RSUs held by Mr. Coleman that were granted to Mr. Coleman in connection with Mr. Coleman’s offer letter (including the Unvested Awards) will immediately vest. This double-trigger accelerated vesting condition would apply to Mr. Coleman’s payment of the Cash Replacement Amounts.

Severance Arrangements

Emmanuel Krakaris

Under Mr. Krakaris’s offer letter as described above, in the event Mr. Krakaris’s employment is terminated by Augmedix without Cause or Mr. Krakaris resigns for Good Reason, Mr. Krakaris will be eligible to receive (a) a lump-sum payment equal to three months of Mr. Krakaris’s base salary and (b) three months of continued base salary payments, provided, that, in each of the foregoing cases (a) and (b), if such termination is due to Good Reason as a result of a base salary reduction, the severance payment will be based on Mr. Krakaris’s annual base salary prior to such reduction.

Ian Shakil

We entered into an offer letter with Mr. Shakil, our Chief Strategy Officer, in October 2018. Under the terms of Mr. Shakil’s offer letter, if Mr. Shakil’s employment is terminated by Augmedix without Cause (as defined in Mr. Shakil’s offer letter) or Mr. Shakil resigns for Good Reason (as defined in Mr. Shakil’s offer letter) Mr. Shakil will be eligible to receive (a) continued payment for three months of base salary as in effect immediately prior to Mr. Shakil’s termination and (b) payment covering the employer portion of COBRA for three months following Mr. Shakil’s termination (or, in the case of COBRA subsidies, until an earlier date that Mr. Shakil becomes eligible for comparable coverage under a subsequent employer’s benefit plans).

Paul Ginocchio

We entered into an offer letter with Mr. Ginocchio, our Chief Financial Officer, in June 2020. Under the terms of Mr. Ginocchio’s offer letter, in case of an involuntary termination of Mr. Ginocchio’s employment by Augmedix, Mr. Ginocchio will be eligible to receive payment of three months’ base salary as severance.

Equity Interests of Augmedix’s Executive Officers and Directors

The following table sets forth the number of shares of Augmedix’s common stock and the number of shares of Augmedix’s common stock underlying vested and unvested equity awards beneficially owned by each of our executive officers and directors and their respective affiliates that were outstanding as of August 26, 2024. The table also sets forth the value of these shares of common stock and equity awards, determined as the number of shares of common stock multiplied by the $2.35 Per Share Price (minus the applicable per share exercise price for any Company Options). No additional shares of Augmedix’s common stock or equity awards were or are expected to be granted to any executive officer, director or their respective affiliates in contemplation of the Merger. Any Company Option or Company SAR with an exercise price that is equal to or greater than the Per Share Price will be cancelled without any cash payment or other consideration being made in respect of such Company Option or Company SAR. In addition, the non-management directors customarily receive $100,000 in restricted stock units annually for their board service subject to a one-year vesting term with accelerated vesting on a change of control (which would include the Merger), but for 2024-2025 this compensation was granted in cash with the same vesting terms and accelerated vesting.

Name	Shares (#)(1)	Shares ($)	Company Options (#)(2)	Company Options ($)(2)	Company RSUs (#)(3)	Company RSUs ($)(3)	Total ($)
Sandra Breber	20,416	$47,978	585,592	$493,827	87,500	$205,625	$747,430
Saurav Chatterjee	5,935	$13,947	442,684	$15,516	65,625	$154,219	$183,682
Robert Faulkner	41,461	$97,433	—	$—	—	$—	$97,433
William J. Febbo	162,583	$382,070	50,000	$—	—	$—	$382,070
Paul Ginocchio	135,916	$319,403	433,323	$412,299	87,500	$205,625	$937,327
Jonathan Hawkins	5,935	$13,947	326,680	$291,394	65,625	$154,219	$459,560
Emmanuel Krakaris	65,928	$154,931	2,055,742	$2,124,917	131,250	$308,438	$2,588,286
Jason Krikorian	74,230	$174,441	—	$—	—	$—	$174,441
Tomer Levy	—	$—	—	$—	105,000	$246,750	$246,750
Laurie A. S. McGraw	74,230	$174,441	18,817	$—	—	$—	$174,441
Roderick H. O’Reilly	21,598	$50,755	131,042	$95,661	—	$—	$146,416
Ian Shakil	10,187	$23,939	629,100	$688,230	108,750	$255,563	$967,732
Margie L. Traylor	124,127	$291,698	25,454	$—	—	$—	$291,698
						Total	$7,397,266

(1)	This number includes shares of Augmedix’s common stock beneficially owned, excluding shares of Augmedix’s common stock issuable upon exercise of Company Options or settlement of Company RSUs.
(2)

The number of shares of Augmedix’s common stock subject to Company Options includes both vested and unvested Company Options with an exercise price less than the Per Share Price. The number of shares subject to the vested and unvested portions of the Company Options, and the value (determined by (i) the aggregate number of shares underlying the Company Options multiplied by the Per Share Price (ii) minus the aggregate exercise price with respect to such Company Options) of those portions of the Company Options are as follows:

Vested & Unvested Company Options

Name	Vested Company Options (#)	Vested Company Options ($)	Unvested Company Options (#)	Unvested Company Options ($)
Sandra Breber	585,592	$493,827	146,161	$23,684
Saurav Chatterjee	442,684	$15,516	123,946	$23,684
Robert Faulkner	—	$—	—	$—
William J. Febbo	50,000	$—	—	$—
Paul Ginocchio	433,323	$412,299	97,440	$20,300
Jonathan Hawkins	326,680	$291,394	78,093	$16,916
Emmanuel Krakaris	2,055,742	$2,124,917	916,985	$33,834
Jason Krikorian	—	$—	—	$—
Tomer Levy	—	$—	—	$—
Laurie A. S. McGraw	18,817	$—	—	$—
Roderick H. O’Reilly	131,042	$95,661	238,958	$174,439
Ian Shakil	629,100	$688,230	144,088	$13,534
Margie L. Traylor	25,454	$—	—	$—

(3)	This number reflects the number of shares of Augmedix’s common stock subject to Company RSUs that were not vested as of August 26, 2024.

Strategy Committee Compensation

On July 18, 2024, the Augmedix Board approved a one-time cash payment of $30,000 to each member of the Strategy Committee, consisting of Mr. O’Reilly, Mr. Faulkner and Mr. Febbo, for serving on the Strategy Committee and additional cash payment of $10,000 paid to Mr. O’Reilly for having served as the chairman of the Strategy Committee. This payment was approved in consideration for the time and effort of each such director’s service as a member of the Strategy Committee (and, in the case of Mr. O’Reilly, also as the chairman), and was not contingent on the Strategy Committee approving or recommending the Merger Agreement or the Merger, Augmedix’s entry into the Merger Agreement or the consummation of the Merger.

Financing of the Merger

The obligation of Commure and Merger Sub to consummate the Merger is not subject to any financing condition. Commure has represented to Augmedix in the Merger Agreement that, as of the date of the Merger Agreement, it has, and, as of the Closing, it will have, sufficient available cash on hand or other sources of immediately available funds necessary to consummate the Merger, including payment of the Per Share Price.

Although the obligation of Commure and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing), Augmedix has agreed that it will use its commercially reasonable efforts, and will cause each of its subsidiaries to use its commercially reasonable efforts, and will use commercially reasonable efforts to cause their respective Representatives to use their commercially reasonable efforts, to, among other things, provide Commure and Merger Sub with such reasonable cooperation as may be reasonably requested by Commure or Merger Sub upon reasonable notice to assist them in arranging and consummating the debt financing (if any) to be obtained by Commure or Merger Sub in connection with the Merger. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Cooperation with Debt Financing.”

The Voting and Support Agreements

The following summary describes the material provisions of the Voting Agreements. The descriptions of the Voting Agreements in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Voting Agreements, the form of which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. We encourage you to read the form of Voting Agreement carefully and in its entirety because this summary may not contain all the information about the Voting Agreements that is important to you. The rights and obligations of the parties are governed by the express terms of the Voting Agreements and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution of the Merger Agreement, and following approval thereof by the Augmedix Board, Commure and Merger Sub entered into Voting Agreements with certain entities affiliated with Redmile Group, LLC, HINSIGHT-AUGX HOLDINGS, LLC and Emmanuel Krakaris, our Chief Executive Officer (collectively, the “Voting Agreement Stockholders”), in each case in their capacity as stockholders of the Augmedix. As of the Record Date, the Voting Agreement Stockholders held and were entitled to vote, in the aggregate, approximately 38.2% of the outstanding shares of Augmedix’s common stock.

Under the Voting Agreements, the Voting Agreement Stockholders have agreed, subject to the terms and conditions in the Voting Agreements and during the term of the Voting Agreements, to vote all of their shares of Augmedix’s common stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any competing transaction or other action that might prevent, materially impede, materially delay or materially and adversely affect the consummation of the Merger. Redmile’s Voting Agreement limits the shares required to be voted by Redmile pursuant to the Voting Agreement to, when aggregated with the shares required to be voted by the other Voting Agreement Stockholders, 45% of the total outstanding shares of Augmedix common stock, if applicable.

Pursuant to the Voting Agreements, the Voting Agreement Stockholders have agreed that until the termination of the Voting Agreements, the Voting Agreement Stockholders will not, directly or indirectly transfer or sell their securities of Augmedix, subject to certain exceptions set forth in the Voting Agreements.

The Voting Agreements terminate in certain circumstances, including in connection with Augmedix’s termination of the Merger Agreement in order to accept a Superior Proposal or upon the occurrence of the Effective Time.

Closing and Effective Time

The closing of the Merger will take place (a) on the fifth business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to the Closing of the Merger (as described under the caption, “The Merger Agreement-Conditions to the Closing of the Merger”) other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions, or (b) such other time as Commure, Merger Sub and Augmedix mutually agree in writing.

Appraisal Rights

If the Merger is consummated, our stockholders (including beneficial owners of shares of Augmedix’s common stock) who (1) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger, (2) properly demand an appraisal of their applicable shares of Augmedix’s common stock prior to the vote on the adoption of the Merger Agreement, (3) continuously hold of record or own beneficially their applicable shares through the Effective Time, (4) otherwise comply with the procedures of Section 262, including by satisfying certain ownership thresholds set forth therein, and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions of Section 262, seek appraisal of their shares of common stock in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of shares of Augmedix’s common stock, all references in Section 262 and in this summary to a “beneficial owner” are to a person who is the beneficial owner of shares of Augmedix’s common stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders (including beneficial owners of shares of Augmedix’s common stock) exercise their appraisal rights under Section 262. Stockholders (including beneficial owners of shares of Augmedix’s common stock) should carefully review the full text of Section 262 as well as the information discussed below.

Under Section 262, if the Merger is completed, holders of record and beneficial owners of shares of Augmedix’s common stock who (1) submit a written demand for appraisal of such person’s shares to Augmedix prior to the vote on the adoption of the Merger Agreement; (2) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger; and (3) continuously hold of record or own beneficially such shares on the date of making the demand for appraisal through the Effective Time may be entitled to have their shares of Augmedix’s common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the Merger Agreement, of the “fair value” of their shares of Augmedix’s common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to persons seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) the interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless (1) the total number of shares of Augmedix’s common stock entitled to appraisal exceeds one percent of the outstanding shares of Augmedix’s common stock as measured in accordance with subsection (g) of Section 262; or (2) the value of the Merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.”

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Augmedix’s notice to our stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any person who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Per Share Price described in the Merger Agreement without interest and subject to any applicable tax withholdings. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Augmedix’s common stock, Augmedix believes that if a person is considering exercising such rights, that person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Augmedix’s common stock must do ALL of the following:

•	such person must not vote in favor of the proposal to adopt the Merger Agreement or approve the Merger;

•	such person must deliver to Augmedix a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting; and

•

such person must continuously hold of record or beneficially own the shares from the date of making the demand through the Effective Time (a person will lose appraisal rights if the person transfers the shares before the Effective Time).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement and approve the Merger, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt of the Merger Agreement and approve the Merger or abstain with respect to such proposal.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to Augmedix, before the vote on the adoption of the Merger Agreement and approval of the Merger at the Special Meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the Merger Agreement and approval of the Merger. A vote in favor of the adoption of the Merger Agreement and approval of the Merger, in person at the Special Meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A failure to vote against the adoption of the Merger Agreement will not constitute a waiver of a stockholder’s appraisal rights. A person exercising appraisal rights must hold of record or beneficially own the shares on the date the written demand for appraisal is made and must continue to hold or own, as applicable, the shares through the Effective Time. Neither voting (in person or by proxy) against the adoption of the Merger Agreement or approval of the Merger nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement or to approve the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement and approval of the Merger.

A written demand for appraisal made by a stockholder of record must reasonably inform Augmedix of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. A written demand for appraisal made by a beneficial owner must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Augmedix, Inc.

111 Sutter Street, Suite 1300

San Francisco, California, 94104

Attention: Corporate Secretary

At any time within 60 days after the Effective Time, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the Per Share Price offered pursuant to the Merger Agreement, without interest and subject to any applicable tax withholdings, by delivering to Augmedix, as the Surviving Corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under Section 262(j) of the DGCL (a “reservation”); provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the Effective Time. If Augmedix, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Per Share Price being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each person who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement and approval of the Merger, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders (including beneficial owners) should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Augmedix’s common stock. Accordingly, any persons who desire to have their shares of Augmedix’s common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Augmedix’s common stock within the time and in the manner prescribed in Section 262. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, persons’ rights to appraisal shall cease, and all such persons will be entitled to receive the consideration offered pursuant to the Merger Agreement without interest.

Within 120 days after the Effective Time, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Augmedix has received demands for appraisal and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). The Surviving Corporation must send this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the Surviving Corporation and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares of common stock and with whom agreements as to the value of their shares of common stock have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the Surviving Corporation.

After notice is provided to the applicable persons as required by the court, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares of common stock and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person.

Pursuant to Section 262(g) of the DGCL, the Delaware Court of Chancery will dismiss appraisal proceedings as to all persons who assert appraisal rights unless (1) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of Augmedix’s common stock as measured in accordance with Section 262(g) of the DGCL; or (2) the value of the merger consideration in respect of such shares exceeds $1 million.

Determination of Fair Value

Where proceedings are not dismissed, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Augmedix’s common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) the interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In

Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons seeking appraisal should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Price. Neither Augmedix nor Commure anticipates offering more than the Per Share Price to any persons exercising appraisal rights, and each of Augmedix and Commure reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Augmedix’s common stock is less than the Per Share Price.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Augmedix’s common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, the person’s shares of Augmedix’s common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Price.

From and after the Effective Time, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of Augmedix’s common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger).

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the Per Share Price for your dissenting shares in accordance with the Merger Agreement, without interest and subject to any applicable tax withholdings. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “business combination” under Accounting Standards Codification Number 805 – Business Combinations for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Augmedix’s common stock whose shares are converted into the right to receive cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a stockholder in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Augmedix’s common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, such as holders who may be subject to special treatment under U.S. federal income tax laws, including:

•	banks or other financial institutions;

•	tax-exempt organizations;

•	retirement or other tax deferred accounts;

•	S corporations;

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partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or an investor in a partnership, S corporation or other pass-through entity);

•	insurance companies;

•	mutual funds;

•	dealers in stocks and securities;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	regulated investment companies or real estate investment trusts;

•	entities subject to the U.S. anti-inversion rules;

•	certain former citizens or long-term residents of the United States;

•	holders that own or have owned (directly, indirectly or constructively) five percent or more of Augmedix’s common stock (by vote or value);

•	holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	holders whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code;

•	holders that received their shares of Augmedix’s common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	holders who own an equity interest, actually or constructively, in Commure or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders who hold their Augmedix’s common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	holders who are treated as controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax; or

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holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Augmedix’s common stock being taken into account in an “applicable financial statement” (as defined in the Code).

In addition, the following discussion does not address the tax consequences of transactions effected prior to, concurrently with or after the Merger (whether or not such transactions are effected in connection with the Merger). The following discussion also does not address the U.S. federal income tax consequences to stockholders that exercise dissenters’ rights, the U.S. federal estate, gift or alternative minimum tax consequences, if any, the tax consequences arising from the Medicare tax on net investment income, and any state, local or non-U.S. tax consequences.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Augmedix’s common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Augmedix’s common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Augmedix’s common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The receipt of cash by a U.S. Holder in exchange for shares of Augmedix’s common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder. The term “Non-U.S. Holder” means a beneficial owner of Augmedix’s common stock that, for U.S. federal income tax purposes, is neither a U.S. Holder nor a partnership (or an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes).

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder; or

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Augmedix is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Augmedix’s common stock (the “Relevant Period”) and, if shares of Augmedix’s common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns or is deemed to own pursuant to attribution rules more than 5% of Augmedix’s common stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Non-U.S. Holders should consult with their tax advisors regarding the tax consequences of the transaction to them both under U.S. federal income tax laws and the tax laws of the applicable jurisdiction.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (a) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders of Augmedix’s common stock. Stockholders should consult their own tax advisors as to the particular tax consequences to them of exchanging their shares of Augmedix’s common stock for cash pursuant to the Merger under any federal, state, local or non-U.S. tax laws.

Regulatory Approvals Required for the Merger

Augmedix and Commure have agreed to use their respective reasonable best efforts to take all actions necessary to obtain all consents, waivers, approvals, orders and authorizations from governmental authorities that are necessary or advisable to consummate the Merger.

The closing of the Merger is not conditioned upon the clearance or approval by any governmental agency; however, we cannot exclude the possibility that one or more governmental agencies may require the parties to make regulatory filings in connection with the Merger, and also may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals, if any, will be obtained, we cannot assure you that these regulatory clearances and approvals, if any, will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

THE MERGER AGREEMENT

The following summary describes the Merger and the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Augmedix, Commure and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among Augmedix, Commure and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Augmedix, Commure and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A to this proxy statement, only to provide you with information regarding its terms and conditions. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Augmedix and our business. Please see the section of this proxy statement captioned “Where You Can Find More Information.” Augmedix will continue to comply with its public disclosure obligations under applicable securities laws and regulations.

Unless indicated otherwise, any capitalized term not otherwise defined has the meaning assigned to such term in the Merger Agreement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, and in accordance with the applicable provisions of the DGCL, at the Effective Time: (1) Merger Sub will be merged with and into Augmedix; (2) the separate corporate existence of Merger Sub will thereupon cease; and (3) Augmedix will continue as the Surviving Corporation and a direct wholly owned subsidiary of Commure. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of Augmedix and Merger Sub, and all of the debts, liabilities and duties of Augmedix and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Except as otherwise determined by Commure and notified in writing to Augmedix prior to the Effective Time, at the Effective Time, the initial directors of the Surviving Corporation will consist of the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified. Except as otherwise determined by Commure and notified in writing to Augmedix prior to the Effective Time, at the Effective Time, the initial officers of the Surviving Corporation will consist of the officers of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly appointed. At the Effective Time, the certificate of incorporation of Augmedix as the Surviving Corporation will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended, in each case except that references to the name of Merger Sub will be replaced by references to the name of the Surviving Corporation.

Closing and Effective Time

The closing of the Merger will take place on the fifth business day following the satisfaction or waiver of all conditions to closing of the Merger (described in this proxy statement in the section captioned “Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing) or such other time agreed to in writing by Commure, Augmedix and Merger Sub. On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective at the time of filing and acceptance of record by the Secretary of State for the State of Delaware, or at such later time as is agreed by the parties and specified in the certificate of merger.

Merger Consideration

Common Stock

Unless otherwise agreed to by the parties to the Merger Agreement, at the Effective Time, each share of Augmedix’s common stock that is outstanding as of immediately prior to the Effective Time (other than certain exceptions, including shares of common stock owned by Augmedix, Commure or Merger Sub or by stockholders or beneficial owners of Augmedix who have neither voted in favor of the Merger nor consented to the Merger in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Augmedix’s common stock in accordance with Section 262) will be cancelled and extinguished and automatically converted into the right to receive the Per Share Price, without interest and subject to any applicable tax withholdings.

Outstanding Company RSUs, Company Options and Company SARs

At the Effective Time, each vested Company RSU, each vested Company Option and each vested Company SAR will be cancelled and automatically converted into the right to receive the vested Company RSU consideration, vested Company Option consideration or vested Company SAR consideration, respectively. The vested Company RSU consideration will be equal to the product of (1) the aggregate number of shares of Augmedix’s common stock subject to the vested Company RSU multiplied by (2) the Per Share Price, subject to any required tax withholdings. The vested Company Option consideration will be equal to the product of (1) the aggregate number of shares of Augmedix’s common stock subject to the vested Company Option and (2) the excess, if any, of the Per Share Price over such vested Company Option’s applicable per share exercise price, subject to any required tax withholdings. The vested Company SAR consideration will be equal to the product of (1) the aggregate number of shares of Augmedix’s common stock subject to the vested Company SAR multiplied by (2) the excess, if any, of the Per Share Price over such vested Company SAR’s applicable per share exercise price, subject to any required tax withholdings.

At the Effective Time, each unvested Company RSU, each unvested Company Option and each unvested Company SAR will be cancelled and replaced with a right to receive the Cash Replacement Amount, subject to the vesting conditions described below. The Cash Replacement Amount with respect to an unvested Company RSU will be equal to the product of: (1) the total number of shares of Augmedix’s common stock subject to the unvested Company RSU, multiplied by (2) the Per Share Price, subject to any required tax withholdings. The Cash Replacement Amount with respect to an unvested Company Option will be equal to the product of: (1) the total number of shares of Augmedix’s common stock subject to the unvested Company Option and (2) the excess, if any, of the Per Share Price over the unvested Company Option’s per share exercise price, subject to any required tax withholdings. The Cash Replacement Amount with respect to an unvested Company SAR will be equal to the product of: (1) the total number of shares of Augmedix’s common stock subject to the unvested Company SAR and (2) the excess, if any, of the Per Share Price over the unvested Company SAR’s per share exercise price, subject to any required tax withholdings. The Cash Replacement Amount will be subject to the same vesting conditions (including continued service requirements and any accelerated vesting on specific terminations of employment) that applied to the cancelled unvested Company RSU, unvested Company Option or unvested Company SAR, as applicable, except for terms rendered inoperative by reason of the Merger or for any applicable administrative or ministerial changes.

Any Company Option or Company SAR with an exercise price that is equal to or greater than the Per Share Price will be cancelled without any cash payment or other consideration being made in respect of such Company Option or Company SAR.

The Company Equity Plans will terminate as of the Effective Time.

Outstanding Company Warrants

At the Effective Time, outstanding and unexercised Company Warrants will be treated in accordance with the terms of the applicable Company Warrant, as follows: (i) each Terminated Warrant shall expire or terminate immediately prior to the Effective Time without any consideration payable therefor; (ii) each In-the-Money Warrant shall be cancelled and automatically converted into the right to receive an amount in cash calculated pursuant to the terms of such In-the-Money Warrant; and (iii) unless otherwise agreed with the holders thereof prior to the Effective Time, each Unexercised Warrant shall be converted into and thereafter evidence a warrant entitling the holder thereof to receive upon exercise an amount in cash calculated pursuant to the terms of such Unexercised Warrant. Following the Effective Time, each Unexercised Warrant will be subject to the same terms and conditions as had applied to such Unexercised Warrant as of immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or as otherwise set forth in the Merger Agreement or in such Unexercised Warrant and subject to such adjustments as reasonably determined by Commure and Augmedix to be necessary or appropriate to give effect to the conversion and the Merger.

Exchange and Payment Procedures

Prior to the Closing, Commure will select a Payment Agent to make payments of the Merger consideration to Augmedix stockholders. At or prior to the Closing, Commure will deposit (or cause to be deposited) with the Payment Agent an amount of cash equal to the aggregate consideration to which the holders of Augmedix’s common stock become entitled pursuant to the terms of the Merger Agreement.

Upon receipt of a letter of transmittal or “agent’s message” by the Payment Agent, as applicable, the Payment Agent will deliver to each holder of record of shares of Augmedix’s common stock the Per Share Price for each such share of common stock in exchange for such holder’s certificated or uncertificated shares. The amount of any Per Share Price paid to Augmedix stockholders may be subject to applicable tax withholdings.

If any cash deposited with the Payment Agent is not claimed within one year following the Effective Time, such cash will be returned to Commure, upon demand, and any holders of Augmedix’s common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Commure as general creditor for payment of the Per Share Price. Any cash deposited with the Payment Agent that remains unclaimed two years following the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would become property of any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Commure free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

The Merger Agreement contains representations and warranties of Augmedix, Commure and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Augmedix are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to Augmedix, any change, event, effect or circumstance that, individually or in the aggregate have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to (1) prevent, materially delay or materially impair the ability of Augmedix and its subsidiaries to consummate the transactions contemplated hereby, including the Merger or (2) have a material adverse effect on the business, financial condition or results of operations of Augmedix and its subsidiaries, taken as a whole; provided, however, with respect to clause (2), that none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:

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changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally, including changes in the rate of inflation, supply chain disruptions or trade policies, except to the extent that such Effect has had a materially disproportionate adverse effect on Augmedix relative to other similarly situated companies operating in the industries in which Augmedix and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect;

•

changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, except to the extent that such Effect has had a materially disproportionate adverse effect on Augmedix relative to other similarly situated companies operating in the industries in which Augmedix and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect;

•

changes in conditions in the industries in which Augmedix and its subsidiaries generally conducts business, except to the extent that such Effect has had a materially disproportionate adverse effect on Augmedix relative to other similarly situated companies operating in the industries in which Augmedix and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect;

•

changes in regulatory, legislative or political conditions in the United States or any other country or region in the world, except to the extent that such Effect has had a materially disproportionate adverse effect on Augmedix relative to other similarly situated companies operating in the industries in which Augmedix and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect;

•

any political or geopolitical conditions, hostilities, armed conflicts, protests, social unrest, civil disobedience, acts of war (whether or not declared), calamity or crises, sabotage, terrorism or military actions or other similar activities or events (including any escalation or general worsening of any of the foregoing) in the United States or any other country or region in the world, including the current conflict between (A) the Russian Federation and Ukraine and (B) Israel and the Islamic Resistance Movement (Hamas), except to the extent that such Effect has had a materially disproportionate adverse effect on Augmedix relative to other similarly situated companies operating in the industries in which Augmedix and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, pandemics or disease outbreaks and other force majeure events (including any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, except to the extent that such Effect has had a materially disproportionate adverse effect on Augmedix relative to other similarly situated companies operating in the industries in which Augmedix and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect;

•

any Effect resulting from the announcement of the Merger Agreement or the pendency of the Merger Transactions, including the impact thereof on the relationships, contractual or otherwise, of Augmedix and its subsidiaries with suppliers, customers, partners, vendors or any other third Person;

•	any action taken or refrained from being taken, in each case to which Commure has expressly approved, consented to or requested in writing following the date of the Merger Agreement;

•

changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing), in each case after the date of the Merger Agreement;

•

changes in the price or trading volume of Augmedix’s common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); and

•

any failure, in and of itself, by Augmedix and its subsidiaries to meet (1) any public estimates or expectations of Augmedix’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred).

In the Merger Agreement, Augmedix has made customary representations and warranties to Commure and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Augmedix and its subsidiaries;

•	the organizational documents of Augmedix and its subsidiaries;

•

Augmedix’s corporate power and authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Augmedix’s organizational documents and Augmedix’s contracts;

•	the necessary approval of the Augmedix Board;

•	the rendering of fairness opinions to the Augmedix Board by Evercore;

•	the inapplicability of anti-takeover laws to the Merger;

•	the necessary vote of Augmedix stockholders in connection with the Merger Agreement;

•

the absence of any conflict or violation or material alteration of any organizational documents, existing contracts, applicable laws to Augmedix or its subsidiaries or the resulting creation of any lien upon Augmedix’s assets due to the performance of the Merger Agreement;

•	required governmental approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the capital structure of Augmedix as well as the ownership and capital structure of its subsidiaries;

•	Augmedix’s equity incentive plan and incentive equity awards;

•	the absence of any undisclosed exchangeable security, option, warrant or other right convertible into Augmedix’s common stock or any of Augmedix’s subsidiaries;

•

the absence of any contract relating to the voting of, requiring registration of, or granting any subscriptions, warrants, preemptive rights, “phantom stock” or similar obligations, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Augmedix’s or its subsidiaries’ securities;

•	Augmedix’s warrants;

•	the valid approval and issuance of Augmedix’s equity awards and the exercise price of the Company Options at no less than the fair market value on grant date;

•	the absence of undisclosed awards or rights;

•

the absence of any contract requiring Augmedix or any of its subsidiaries to acquire any equity interest of any other person or to make any payments based on the price or value of any securities or dividends paid thereon or revenues, earnings or financial performance or any other attribute of Augmedix;

•	the accuracy and required filings of Augmedix’s SEC filings and financial statements;

•	Augmedix’s disclosure controls and procedures;

•	Augmedix’s internal accounting controls and procedures;

•	Augmedix’s and its subsidiaries’ indebtedness;

•	the absence of specified undisclosed liabilities;

•	litigation matters;

•	Augmedix’s compliance with laws;

•	export controls matters and compliance with the Foreign Corrupt Practices Act of 1977;

•

the absence of involvement by Augmedix and its subsidiaries in activities that constitute the practice of medicine, submission of medical claims to third-party payors or healthcare clearinghouses for reimbursement, or receipt of collections attributable to the payment of medical claims;

•	compliance with applicable healthcare laws;

•	the existence and enforceability of specified categories of Augmedix’s material contracts;

•	employee benefit plans;

•	labor matters;

•	tax matters;

•	payment of fees to brokers in connection with the Merger Agreement;

•	insurance matters;

•	Augmedix’s possession of necessary permits;

•	real property leased or subleased by Augmedix and its subsidiaries;

•	trademarks, patents, copyrights and other intellectual property matters;

•	privacy and cybersecurity matters;

•	environmental matters;

•	the absence of certain changes;

•	government contracts;

•	Augmedix’s top vendors;

•	absence of any transactions, relations or understandings between Augmedix or any of its subsidiaries and any affiliate or related person; and

•	the absence of any additional representations and warranties of Augmedix and its affiliates.

In the Merger Agreement, Commure and Merger Sub have made customary representations and warranties to Augmedix that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Commure and Merger Sub;

•	the organizational documents of Augmedix and its subsidiaries;

•

Commure’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Commure’s or Merger Sub’s organizational documents and Commure’s or Merger Sub’s contracts;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Commure or Merger Sub’s assets due to the performance of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation, orders and investigations;

•	no ownership of equity interests of Augmedix;

•	payment of fees to brokers in connection with the Merger Agreement;

•	operations of Commure and Merger Sub;

•	the absence of any required consent of holders of voting interests in Commure or Merger Sub;

•	matters with respect to Commure’s sufficiency of funds;

•	the absence of agreements between Commure and members of the Augmedix Board or Augmedix management;

•	the absence of any stockholder or management arrangements related to the Merger Transactions;

•	the absence of acquisition and acquisition agreements by Commure and Merger Sub that would delay or increase the risk of a Governmental Authority prohibiting the consummation of the Merger;

•	the solvency of Commure and the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement;

•	the absence of foreign ownership, control or influence over Commure or Merger Sub;

•	the absence of additional representations and warranties of Commure and Merger Sub; and

•	the exclusivity and terms of the representations and warranties made by Augmedix.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as: (1) expressly contemplated by the Merger Agreement; (2) as required by applicable law; (3) disclosed in the confidential disclosure letter to the Merger Agreement; or (4) as approved by Commure (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the Merger Agreement and the earlier of the termination of the Merger Agreement and the Effective Time, Augmedix will, and will cause each of its subsidiaries to:

•	use its respective commercially reasonable efforts to maintain its existence in good standing pursuant to applicable law;

•	subject to the restrictions and exceptions in the Merger Agreement, conduct its business and operations in the ordinary course of business in all material respects; and

•

use its commercially reasonable efforts to preserve intact its material assets (including all material Company Intellectual Property), properties, contracts or other legally binding understandings, licenses, business organizations, to keep available the services of its current officers and key employees and to preserve its current relationships with customers, vendors, distributors, partners (including platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other Persons with which Augmedix and its subsidiaries have material business relations.

In addition, Augmedix has also agreed that, except as (1) disclosed in the confidential disclosure letter to the Merger Agreement, (2) required by applicable law, (3) approved by Commure (which approval will not be unreasonably withheld, conditioned or delayed), or (4) expressly contemplated by the Merger Agreement, during the period of time between the date of the Merger Agreement and the earlier of the termination of the Merger Agreement and the Effective Time, Augmedix will not, and will cause each of its subsidiaries not to, among other things:

•	amend the organizational documents of Augmedix or any of its subsidiaries;

•	liquidate, dissolve or reorganize;

•

issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of Augmedix or any of its subsidiaries except for (1) issuance of shares of Augmedix’s common stock upon the vesting and exercise or settlement, as applicable, of Company Options, Company RSUs or Company SARs outstanding as of July 16, 2024 pursuant to their terms or (2) pursuant to agreements disclosed in the confidential disclosure letter to the Merger Agreement;

•

acquire, repurchase or redeem any securities except for (1) repurchases, withholdings or cancellations of securities pursuant to Company Options, Company RSUs or Company SARs or Company Warrants outstanding as of the date of the Merger Agreement or (2) transactions between Augmedix and any of its subsidiaries;

•	adjust, split, combine or reclassify any shares of capital stock of Augmedix or any of its subsidiaries;

•

declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned subsidiary of Augmedix to Augmedix or one of its wholly owned subsidiaries;

•	pledge or encumber any shares of its capital stock or other equity or voting interest;

•	modify the terms of any shares of its capital stock or other equity or voting interest;

•	incur or assume any indebtedness or issue any debt securities;

•	mortgage or pledge any assets;

•

make any loans, advances or capital contributions to, or investments in, any other person except for extensions of credit to customers, advances to directors, officers and other employees for travel and other business-related expenses and loans, advances or capital contributions to direct or indirect wholly-owned subsidiaries of Augmedix;

•	purchase or sell any asset in excess of $250,000;

•

(1) enter into, adopt, amend, modify or terminate any Employee Plan or any other benefit or compensation plan that would constitute an Employee Plan if in effect on the date of the Merger Agreement, (2) increase the compensation or benefits of any current or former director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of Augmedix or its subsidiaries (other than an increase, in the ordinary course of business, of the base salary of any employee with annual compensation below $200,000) or any special bonus or special remuneration to any current or former director, officer, employee, individual consultant, individual independent contractor or other individual service provider of Augmedix or its subsidiaries, or accelerate the timing of payment or vesting of any payment or benefit under any Employee Plan or otherwise (other than, in each case of (1) and (2), as may be required by applicable law or the terms of the applicable Employee Plan in effect as of the Merger Agreement that is disclosed in the confidential disclosure letter to the Merger Agreement); or (3) enter into any change in control, severance or similar arrangement or any retention or similar agreement with any current or former officer, employee, director, independent contractor or other individual service provider of Augmedix or its subsidiaries, except as may be required by applicable law or the terms of the applicable Employee Plan in effect as of the date of the Merger Agreement that is disclosed in the confidential disclosure letter to the Merger Agreement;

•	settle litigation involving Augmedix in excess of $350,000 individually and $2,000,000 in the aggregate;

•	revalue property or assets or change accounting practices;

•

(1) make or change any material tax election; (2) settle, consent to or compromise any material tax claim or assessment or surrender a right to a material tax refund; (3) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; (4) file an amended tax return; (5) enter into a closing agreement with any governmental authority regarding any material tax; (6) adopt or change any material method of accounting for tax purposes; (7) fail to pay any material tax that becomes due and payable (including estimated tax payments); or (8) change any U.S. federal income tax classification;

•

make capital expenditures in excess of $1.0 million in the aggregate, other than to the extent that such capital expenditures are otherwise reflected in Augmedix’s capital expenditure budget, as previously disclosed to Commure, pursuant to obligations in existence as of the date of the Merger Agreement under any Material Contract or in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident that are covered by insurance or reasonably advisable in order to maintain business continuity;

•	enter into, modify or terminate Material Contracts;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Augmedix or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•

implement or announce a “plant closing,” “mass layoff” (each as defined in the Worker Adjustment and Retraining Notification Act or “WARN”), furlough, reduction in compensation, reduction-in-force, or similar personnel action that could implicate WARN;

•	grant any material refunds, credits, rebates, or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

•

make any acquisitions by merger, consolidation or acquisition of stock or assets or enter into any joint ventures or similar arrangements, but not including strategic relationships, alliances, reseller agreements and similar commercial relationships;

•

enter into, modify, amend, extend, negotiate or terminate any collective bargaining agreement or recognize or certify any labor union, works council, or other labor organization as the bargaining representative for any employees of Augmedix or any of its subsidiaries;

•

waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of Augmedix or any of its subsidiaries;

•	hire or engage (other than to replace) any employee or independent contractor with annual compensation (or an expected annual compensation), exclusive of equity grants, in excess of $200,000; or

•	enter into agreements or to commit enter into a contract to do any of the foregoing actions.

No Solicitation or Negotiation of Alternative Acquisition Proposals

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Augmedix has agreed not to, and to not instruct, authorize or knowingly permit its subsidiaries and its and their respective Representatives to:

•

solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;

•

furnish to any person (other than to Commure, Merger Sub or any designees of Commure or Merger Sub) any non-public information relating to Augmedix or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Augmedix or any of its subsidiaries (other than Commure, Merger Sub or any designees of Commure or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in discussions or negotiations with any person (other than the representatives of Augmedix or any of its subsidiaries acting on their behalf or Commure, Merger Sub or any designees of Commure or Merger Sub) with respect to an Acquisition Proposal;

•	approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal or any other offers or proposals that would reasonably be expected to lead to an Acquisition Proposal; or

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than certain permitted confidentiality agreements.

Notwithstanding these restrictions, under certain circumstances, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Augmedix will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent such provision prohibits or purports to prohibit a confidential proposal being made to the Augmedix Board (or a committee thereof).

In addition, Augmedix has agreed to request the prompt return or destruction of all non-public information concerning Augmedix or its subsidiaries furnished to any person in connection with a potential Acquisition Proposal with whom a confidentiality agreement was entered into with respect to a potential Acquisition Proposal, or any such person who made an Acquisition Proposal, and cease providing any further information with respect to Augmedix or any Acquisition Proposal to any such persons or their respective Representatives in connection with any potential Acquisition Proposal and terminate all access granted to any such persons or their respective Representatives to any physical or electronic data room.

Notwithstanding these restrictions, under certain circumstances, from the date of the Merger Agreement until Augmedix’s receipt of the approval of the Merger by the requisite affirmative vote of Augmedix’s stockholders, Augmedix and the Augmedix Board (or a committee thereof) may, among other things, participate or engage in discussions or negotiations with, furnish any non-public information relating to Augmedix and its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Augmedix and its subsidiaries pursuant to a confidentiality agreement to any person or its representatives that has made or delivered to Augmedix an Acquisition Proposal after the date of the Merger Agreement, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person), in each case with respect to an Acquisition Proposal that did not result from any material breach of Augmedix’s obligations, as described in the immediately preceding paragraph; provided, however, that (1) the Augmedix Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal, or would reasonably be expected to lead to, a Superior Proposal, and (2) the Augmedix Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this paragraph would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable law; provided, however, that Augmedix will promptly (and in any event within 48 hours) make available to Commure any non-public information concerning Augmedix and its subsidiaries that is provided to any such person or its representatives that was not previously made available to Commure.

Augmedix is not entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Commure in good faith over a four business day period in an effort to amend the terms and conditions of the Merger Agreement so that such Superior Proposal no longer constitutes “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations; provided, however, that in the event of any material revisions to such Superior Proposal, Augmedix will be required to deliver a new written notice to Commure and to comply with the requirements of the Merger Agreement with respect to such new written notice (it being understood that this intervening notice period in respect of such new written notice will be two business days).

If Augmedix terminates the Merger Agreement prior to the approval of the Merger by the requisite affirmative vote of Augmedix’s stockholders for the purpose of entering into an agreement in respect of a Superior Proposal, Augmedix must pay a $5.24 million termination fee to Commure.

The Augmedix Board Recommendation; Augmedix Board Recommendation Change

As described above, and subject to the provisions described below, the Augmedix Board has made the recommendation that the holders of shares of Augmedix’s common stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger (the “Augmedix Board Recommendation”). The Merger Agreement provides that the Augmedix Board will not effect a Augmedix Board Recommendation Change (as defined below) except as described below.

Prior to the adoption of the Merger Agreement and approval of the Merger by Augmedix stockholders, the Augmedix Board may not take any of the following actions (any such action, a “Augmedix Board Recommendation Change”):

•

withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Augmedix Board Recommendation in a manner adverse to Commure in any material respect;

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;

•

fail to publicly reaffirm the Augmedix Board Recommendation in response to an Acquisition Proposal that has been publicly disclosed within ten business days after Commure so requests in writing (it being understood that Augmedix will not be obligated to make such reaffirmation more than once per Acquisition Proposal and each material modification thereof);

•

fail to publicly recommend against acceptance by the holders of shares of Augmedix capital stock of a tender or exchange offer that if consummated would constitute an Acquisition Transaction within 10 business days of the commencement thereof pursuant to Rules 14d-2 of the Exchange Act; or

•	fail to include the Augmedix Board Recommendation in this proxy statement.

Notwithstanding the restrictions described above, prior to the adoption of the Merger Agreement and approval of the Merger by the requisite affirmative vote of Augmedix’s stockholders, the Augmedix Board (or a committee thereof) may effect an Augmedix Board Recommendation Change if (1) an Intervening Event (as defined below) has occurred; or (2) Augmedix has received a bona fide Acquisition Proposal that the Augmedix Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case, to the extent a failure to effect a Augmedix Board Recommendation Change would be or would reasonably be expected to be inconsistent with the fiduciary obligations of the Augmedix Board under applicable law.

The Augmedix Board may effect a Augmedix Board Recommendation Change for an Intervening Event only if:

•

Augmedix has provided prior written notice to Commure at least four business days in advance to the effect that the Augmedix Board (or a committee thereof) has (1) so determined; and (2) resolved to effect an Augmedix Board Recommendation Change pursuant to the Merger Agreement, which notice must specify the applicable Intervening Event in reasonable detail as known by Augmedix; and

•

prior to effecting such Augmedix Board Recommendation Change, Augmedix, during such four business day period, must have, and must have used its commercially reasonable efforts to cause its appropriate Representatives to have, negotiated with Commure and its Representatives in good faith (to the extent that Commure desires to so negotiate) regarding any proposal by Commure in good faith to adjust the terms of the Merger Agreement so that Augmedix Board no longer determines that the failure to make an Augmedix Board Recommendation Change in response to such Intervening Event would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable law; provided, however, that in the event of any material changes to the facts and circumstances relating to such Intervening Event, Augmedix will be required to deliver a new written notice to Commure and to comply with the requirements of the Merger Agreement with respect to such new written notice (it being understood that this intervening notice period in respect of such new written notice will be two business days).

In addition, the Augmedix Board may only effect an Augmedix Board Recommendation Change or authorize Augmedix to terminate the Merger Agreement to enter into an agreement with respect to an Acquisition Proposal in response to a bona fide Acquisition Proposal that the Augmedix Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, in each case if and only if:

•

the Augmedix Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable law;

•

Augmedix has provided prior written notice to Commure at least four business days in advance to the effect that the Augmedix Board (or a committee thereof) has (1) received an Acquisition Proposal that has not been withdrawn; (2) determined in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (3) resolved to effect an Augmedix Board Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement that would cause such Acquisition Proposal to cease to be a Superior Proposal, which notice will, include the identity of the person or “group” of persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal;

•

prior to effecting such Augmedix Board Recommendation Change or termination, Augmedix and its Representatives, during the four business day notice period described above, have: negotiated with Commure and its Representatives in good faith (to the extent that Commure desires to so negotiate) regarding any proposal by Commure in good faith to the terms of the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any material revisions to such Acquisition Proposal, Augmedix will be required to deliver a new written notice to Commure and to comply with the requirements of the Merger Agreement with respect to such new written notice (it being understood that this notice period in respect of such new written notice will be two business days);

•

in the event of any termination of the Merger Agreement in order to cause or permit Augmedix to enter into an alternative acquisition agreement with respect to such Acquisition Proposal, Augmedix will have validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, including paying to Commure a termination fee of $5.24 million in accordance with the terms of the Merger Agreement; and

•	Augmedix and its subsidiaries have otherwise complied in all material respects with their obligations pursuant to the Merger Agreement with respect to such Acquisition Proposal.

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any positive material event, development or material change in circumstances with respect to Augmedix (other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal) that was (1) not actually known to, or reasonably foreseeable or expected by, the Augmedix Board as of the date of the Merger Agreement or if actually known, or reasonably foreseeable or expected, the consequences of which were not known, or reasonably foreseeable or expected, as of the date of the Merger Agreement; or (2) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that Augmedix meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of Augmedix’s common stock or credit rating (it being understood that the underlying cause of any of the foregoing in clause (b) may be considered and taken into account).

Employee Matters

The Merger Agreement provides that for a period of one year following the Effective Time (or, if earlier, the date of termination of an applicable Continuing Employee), the Surviving Corporation and its subsidiaries will provide to each employee who continues employment following the Merger (each a “Continuing Employee”) (1) a base salary or base wage rate and target annual cash incentive and bonus opportunities, as applicable, that are no less favorable in the aggregate than those provided to each Continuing Employee immediately prior to the Effective Time and (2) employee benefits (excluding nonqualified deferred compensation, bonus, incentive, equity or equity-based, severance, change in control, transaction or retention compensation or arrangements or defined benefit pension and post-employment or retiree health or welfare benefits (collectively, the “Excluded Benefits)) that are substantially comparable in the aggregate to either, at Commure’s discretion, (A) those provided to each Continuing Employee immediately prior to the Effective Time under the Employee Plans set forth on the confidential disclosure letter to this Merger Agreement, and (B) those provided to similarly situated employees of Commure or some combination of (A) and (B), in each case, excluding the Excluded Benefits.

For any Continuing Employee whose employment is involuntarily terminated by the Surviving Corporation without “cause” (and not due to the Continuing Employee’s death or disability) during the one-year period following the Effective Time, the Surviving Corporation will provide severance benefits that are no less favorable than the severance benefits to which such Continuing Employee would have been entitled to receive upon such termination pursuant to the terms of the Employee Plan set forth in the confidential disclosure letter to the Merger Agreement.

Following the Effective Time, the Surviving Corporation will cause to be granted to each Continuing Employee credit for service with Augmedix and its subsidiaries prior to the Effective Time under the employee benefit plans of the Surviving Corporation and its subsidiaries in which such Continuing Employee participates following the Effective Time (the “New Plan”) for purposes of eligibility to participate, vesting and entitlement to benefits solely for purposes of vacation accrual and severance pay entitlement to the same extent and for the same purpose as such service was credited under the analogous Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time, except that such service need not be credited to the extent that it would result in duplication of compensation, coverage or benefits for the same period of service and shall not apply for any purpose under any Excluded Benefit. In addition, and without limiting the generality of the foregoing, for the plan year in which the Effective Time occurs, the Surviving Corporation and its subsidiaries shall use commercially reasonable efforts to cause: (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Employee Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, the “Old Plans”; (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extent waived or satisfied under the analogous Old Plan in which such Continuing Employee participated immediately prior to the Effective Time, and (iii) any eligible expenses paid by such Continuing Employee and his or her covered dependents under any Old Plan that is a group health plan for the plan year in which the Effective Time occurs to be given full credit under the applicable New Plan that is a group health plan for purposes of satisfying the corresponding deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents as if such amounts had been paid in accordance with such New Plan.

At the written request of Commure provided no later than 10 Business Days prior to the Closing Date, Augmedix shall, at least one day prior to the Closing Date, adopt written resolutions (the form of which shall have been approved by Commure, whose approval shall not unreasonably be withheld) to terminate the Augmedix, Inc. 401(k) Plan and to fully vest all participants under the Augmedix, Inc. 401(k) Plan, such termination and vesting shall be effective no later than the day preceding the Closing Date. Commure shall allow eligible rollover contributions to Commure’s qualified defined contribution retirement plan of account balances under the Augmedix, Inc. 401(k) Plan.

Notwithstanding anything to the contrary set forth in the Merger Agreement, the Employee Matters section will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Commure, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason (ii) subject to the limitations and requirements specifically set forth in the Employee Matters section, require Commure, the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan, New Plan or any other benefit or compensation, plan, program, policy, agreement or arrangement or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third-party beneficiary rights in any Person; or (iv) establish, amend or modify any Employee Plan or any other benefit or compensation plan, program, policy, agreement or arrangement.

Efforts to Close the Merger

Under the Merger Agreement, Commure, Merger Sub and Augmedix agreed to use reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the Merger.

Cooperation with Debt Financing

Although the obligation of Commure and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing), Augmedix has agreed that it will use its commercially reasonable efforts to, and will cause each of its subsidiaries to use their respective commercially reasonable efforts to and will use commercially reasonable efforts to cause its and their respective Representatives to use their commercially reasonable efforts to, among other things:

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provide Commure and Merger Sub with such reasonable cooperation as may be reasonably requested by Commure or Merger Sub upon reasonable notice to assist them in arranging and consummating the debt financing (if any) to be obtained by Commure or Merger Sub in connection with the Merger (the “Debt Financing”);

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participate (and cause senior management and Representatives, with appropriate seniority and expertise, of Augmedix to participate), at reasonable times and upon reasonable prior written notice, in a reasonable and limited number of meetings and presentations with actual or prospective lenders, due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise provide reasonable and customary cooperation with the marketing and due diligence efforts for any Debt Financing; provided that any such meeting or presentation may be conducted virtually by videoconference or other media;

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provide reasonable and customary assistance to Commure, Merger Sub and the Financing Sources with the timely preparation by Commure, Merger Sub or the Financing Sources of customary (1) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar customary documents reasonably required in connection with the Debt Financing by companies of comparable size in a comparable industry as Augmedix, and (2) pro forma financial statements and forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date, in each case, as may be reasonably requested by Commure and reasonably available and prepared by or for Augmedix and its subsidiaries in the ordinary course of business;

•	furnish Commure, Merger Sub and the Financing Sources, as promptly as practicable, with the Required Financial Statements;

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provide reasonable and customary assistance to Commure and Merger Sub, in each case, upon reasonable request of Commure, in connection with the execution and delivery of reasonable and customary pledge and security documents, mortgages, currency or interest hedging arrangements and other definitive financing documents, mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by Commure or Merger Sub, and otherwise facilitate the delivery of insurance certificates and endorsements, the delivery of all stocks and other certificates representing equity interests in Augmedix and its subsidiaries, and reasonably facilitate the pledging of collateral and the granting of security interests (and perfection thereof) in respect of the Debt Financing;

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upon reasonable request of Commure, provide customary authorization letters to the Financing Sources authorizing the distribution of information about Augmedix and its subsidiaries to prospective lenders and investors and contain a representation to the Financing Sources that the information pertaining to Augmedix and its subsidiaries and based on information and data provided by Augmedix, is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about Augmedix or its subsidiaries; provided, however, that all such materials have been previously identified to, and provided to, Augmedix with reasonable advance notice;

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upon reasonable request of Commure, facilitate and assist in the preparation, execution, and delivery of reasonable and customary credit agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by Commure or Merger Sub (including, furnishing all reasonable and customary information relating to Augmedix and its subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates prepared by Augmedix in the ordinary course of business); provided that the foregoing documentation shall be subject to the occurrence of the Closing Date and shall become effective no earlier than the Effective Time;

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take all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Commure or Merger Sub to permit the consummation of the Debt Financing; provided that the Augmedix Board shall not be required to approve or authorize the Debt Financing;

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promptly furnish Commure, Merger Sub and the Financing Sources with all reasonable and customary documentation and other information about Augmedix and its subsidiaries as is reasonably requested by the Financing Sources relating to applicable “know your customer” and anti-money laundering rules and regulations, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date; and

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upon reasonable request by Commure, provide reasonable cooperation in satisfying the conditions precedent set forth in the definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of Augmedix, its subsidiaries or their respective Representatives.

Notwithstanding anything in the Merger Agreement to the contrary, Augmedix will not be required to, in connection with the Debt Financing, (1) waive or amend any terms of the Merger Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Commure; (2) enter into any definitive agreement or distribute any cash (except to the extent subject to concurrent reimbursement by Commure) that will be effective prior to the Closing Date; (3) give any indemnities in connection with the Debt Financing (other than the customary representation letters, authorization letters and undertakings described above) that are, in each case, effective prior to the Effective Time; (4) take any action that, in the good faith determination of Augmedix, could reasonably be expected to unreasonably interfere with the conduct of the business or operations of Augmedix or its subsidiaries or could reasonably be expected to create an unreasonable risk of damage or destruction to any of their property or assets of Augmedix or its subsidiaries; or (5) take any action (including the disclosure of any information) that would reasonably be expected to conflict with or violate its organizational documents or any applicable Laws or would reasonably be expected to result in a violation or breach of, or default under, or create a right of termination or acceleration by any third Person party to any Contract to which Augmedix or any of its subsidiaries is a party (so long as such Contract is not entered into by Augmedix with the intent of availing itself of the limitation set forth herein). In addition, (1) no action, liability or obligation of Augmedix or any of its subsidiaries or any of its or their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing or any of the actions required to be taken by Augmedix or any of its subsidiaries pursuant to the cooperation requirements described above (other than customary representation letters, authorization letters and undertakings) will be effective until the Effective Time, and neither Augmedix, its subsidiaries nor any of their respective Representatives will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time and any such execution shall solely be required only to the extent that such Representative will be continuing in such capacity following Closing, and (2) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its subsidiaries as the obligor. No officer or Representative of Augmedix or its subsidiaries shall be required to deliver any certificate or opinion or take any other action pursuant to the cooperation requirements described above that could reasonably be expected to result in personal liability to such officer or Representative. The pre-Closing Augmedix Board will not be required to approve any financing or Contracts or other documents related to the Debt Financing (other than, if applicable, approval of the execution of customary representation letters, authorization letters and undertakings described above). Augmedix and/or its subsidiaries will not be required to, in connection with the Debt Financing, (1) provide any information where access to such information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine, or other legal privilege applicable to such information, (2) deliver any solvency opinions or legal opinions, (3) take any action that could reasonably be expected to result in personal liability of any such Person or (4) prepare or provide any (a) financial statements of Augmedix and its subsidiaries other than the Required Financial Statements; (b) description of all or any component of the Debt Financing; (c) pro forma financial statements or adjustments or projections; or (d) other information that is not regularly maintained by Augmedix or its Subsidiaries in the ordinary course of business. Notwithstanding anything to the contrary in the Merger Agreement, a breach of the obligations of Augmedix or its subsidiaries regarding the cooperation requirements described above may not be asserted by Commure or Merger Sub as a material breach of Augmedix’s representations, warranties and covenants under the Merger Agreement that serves as the basis for Commure’s right to terminate the Merger Agreement.

Promptly upon request by Augmedix, Commure will (1) reimburse Augmedix for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by Augmedix or its subsidiaries in connection with the cooperation requirements described above (other than any costs and expenses with respect to any information that would be required to be produced by Augmedix and its subsidiaries in the ordinary course of business independent of the cooperation requirements described above, including any costs and expenses in preparing the Required Financial Statements) and (2) indemnify Augmedix, its subsidiaries and its and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with the cooperation requirements described above (other than any such amount resulting from their willful misconduct or gross negligence).

Indemnification and Insurance

The Merger Agreement provides that the Surviving Corporation will (and Commure must cause the Surviving Corporation to) honor and fulfill, in all respects, the obligations of Augmedix and its subsidiaries pursuant to any indemnification agreements between Augmedix and its subsidiaries and any of its current or former directors or officers (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Commure will cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in organizational documents in effect as of the date of the Merger Agreement.

In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Commure must cause the Surviving Corporation to) indemnify and hold harmless (and advance expenses) each Indemnified Person, to the fullest extent permitted by law, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, employee or agent of Augmedix or Augmedix’s subsidiaries or other affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (2) the Merger Transactions, as well as any actions taken by Augmedix, Commure or Merger Sub with respect thereto. The Merger Agreement also provides that the Surviving Corporation will (and Commure must cause the Surviving Corporation to) advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

In addition, without limiting the foregoing, unless Augmedix has purchased a “tail” policy prior to the Effective Time (which Augmedix may purchase, provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid), the Merger Agreement requires Commure to cause the Surviving Corporation to maintain Augmedix’s existing directors’ and officers’ insurance policies on terms that are equivalent to such policies for a period of at least six years commencing at the Effective Time. Neither Commure nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by Augmedix, and if the premium for such insurance coverage would exceed such amount Commure shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount from an insurance carrier with the same or better credit rating as Augmedix’s current directors’ and officers’ liability insurance carrier.

Other Covenants

Special Meeting

Augmedix has agreed to take all necessary action (in accordance with applicable law and Augmedix’s organizational documents) to establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable after the date of the Merger Agreement, for the purpose of voting upon the adoption of the Merger Agreement and approval of the Merger.

Stockholder Litigation

Augmedix will (1) provide Commure with prompt notice of all Transaction Litigation, (2) keep Commure reasonably informed with respect to the status thereof, (3) give Commure the opportunity to participate in the defense, settlement or prosecution of any such litigation, and (4) consult with Commure with respect to the defense, settlement or prosecution of such litigation. Augmedix may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any such litigation without Commure’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Conditions to the Closing of the Merger

The obligations of Commure and Merger Sub, on the one hand, and Augmedix, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the Merger Agreement and approval of the Merger by the requisite affirmative vote of Augmedix’s stockholders;

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there being no voluntary agreement with the Federal Trade Commission, Department of Justice or other governmental authority not to consummate the Merger Transactions for any period of time in effect; and

•	the consummation of the Merger not being prohibited or enjoined by any law, action or order of any governmental authority or court of competent jurisdiction.

In addition, the obligations of Commure and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

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the representations and warranties of Augmedix relating to organization, good standing, corporate power, enforceability, Augmedix Board approval, fairness opinion, anti-takeover laws, requisite stockholder approval, non-contravention and brokers that (1) are not qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly references an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such earlier date) and (2) are qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date (except to the extent that any such representation and warranty expressly references an earlier date, in which case such representation and warranty must be true and correct in all respects as of such earlier date);

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the representations and warranties of Augmedix relating to certain aspects of Augmedix’s capitalization and stock reservation being true and correct in all respects as of the Closing Date (in each case (1) without giving effect to any Company Material Adverse Effect or other materiality qualifications and (2) except to the extent that any such representation and warranty expressly references an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Augmedix or Commure, individually or in the aggregate, that is more than $3,750,000 million;

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the representation and warranty of Augmedix that from the date of the Latest Company Balance Sheet until the date of the Merger Agreement, there has not been any Company Material Adverse Effect, being true and correct in all respects;

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the other representations and warranties of Augmedix set forth in the Merger Agreement being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of such time (except to the extent that any such representation and warranty expressly references an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect;

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Augmedix having performed and complied in all material respects with all covenants and obligations of the Merger Agreement that are to be performed and complied with by Augmedix at or prior to the Closing;

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the receipt by Commure and Merger Sub of a certificate of Augmedix, validly executed for and on behalf of Augmedix and in its name by a duly authorized executive officer thereof, certifying that the conditions described in the preceding five bullets have been satisfied;

•	the payment by Augmedix of the Payoff Amount specified in the Payoff Letter with respect to the Company Loan and Security Agreement, at or immediately following the Closing;

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the receipt by Commure and Merger Sub of (1) an affidavit, dated as of the Closing Date and executed by Augmedix under penalties of perjury, stating that Augmedix has not been a “United States real property holding corporation” (within the meaning of Section 897(c) of the Code and the Treasury Regulations promulgated thereunder) at any time during the five-year period ending on the Closing Date, together with (2) a draft notice, prepared in accordance with Treasury Regulation Section 1.897-2(h)(2), to be mailed promptly (together with copies of such affidavit) to the IRS in accordance with Treasury Regulation Section 1.897-2(h)(2), in the form attached to the Merger Agreement as Exhibit A;

•	the absence of any Company Material Adverse Effect having occurred after the date of Merger Agreement that is continuing; and

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the satisfaction of the condition that the Company and its subsidiaries are operating in Bangladesh in the ordinary course in all material respects, other than as otherwise approved by Commure (which approval will not be unreasonably withheld, conditioned or delayed).

In addition, the obligation of Augmedix to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

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the representations and warranties of Commure and Merger Sub set forth in the Merger Agreement being true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (1) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Commure and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement and (2) the representations and warranties that address matters only as of a particular date, which representations must have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Commure and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

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Commure and Merger Sub having performed and complied in all material respects with all covenants and obligations of the Merger Agreement required to be performed and complied with by Commure or Merger Sub at or prior to the Closing; and

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the receipt by Augmedix of a certificate of Commure and Merger Sub, validly executed for and on behalf of Commure and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be validly terminated, and the Merger Transactions may be abandoned, at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement and approval of the Merger by Augmedix stockholders, in the following ways:

•	by mutual written agreement of Augmedix and Commure;

•	by either Augmedix or Commure if:

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(1) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits or enjoins the consummation of the Merger and has become final and non-appealable, or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger by any governmental authority of competent jurisdiction that prohibits or enjoins the consummation of the Merger;

•	the Merger has not been consummated by 11:59 p.m., Eastern Time, on January 21, 2025 (the “Termination Date”); or

•	Augmedix stockholders fail to adopt the Merger Agreement and approve the Merger at the Special Meeting or any adjournment or postponement thereof;

•	by Augmedix if:

•	Commure or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements set forth in the Merger

Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 45 calendar days following Augmedix’s delivery of written notice of such breach (provided that Augmedix is not in material breach of its representations, warranties, covenants or other agreements set forth in the Merger Agreement); or

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prior to the adoption of the Merger Agreement and approval of the Merger by Augmedix stockholders, Augmedix has received a Superior Proposal, the Augmedix Board (or a committee thereof) has authorized Augmedix to enter into a definitive alternative acquisition agreement providing for the consummation of the Acquisition Transaction contemplated by that Superior Proposal, Augmedix has complied in all material respects with the Merger Agreement with respect to such Superior Proposal and concurrently with such termination Augmedix pays the termination fee due to Commure in accordance with the Merger Agreement; and

•	by Commure if:

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Augmedix has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is 45 calendar days following Commure’s delivery of written notice of such breach (provided that Augmedix has not cured such breach and Commure or Merger Sub is not in material breach of its representations, warranties, covenants or other agreements set forth in the Merger Agreement);

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Prior to the adoption of the Merger Agreement and approval of the Merger by Augmedix’s stockholders, the Augmedix Board (or a committee thereof) effects an Augmedix Board Recommendation Change (except that such right to terminate will expire at 5:00 p.m., Pacific Time, on the tenth business day following the date of such Augmedix Board Recommendation Change; or

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Augmedix or any of its subsidiaries or any of its or their directors or officers, or any of its financial advisors or attorneys engaged by Augmedix and its subsidiaries in connection with the Merger Transactions, materially breach non-solicit covenants set forth in the Merger Agreement.

If the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to confidentiality, reimbursement of expenses, indemnification and public statements and disclosure. Notwithstanding the foregoing, but subject to the limitation of liability described in the section of this proxy statement captioned “-Limitations of Liability,” nothing in the Merger Agreement will relieve any party from any liability for any willful and material breach of the Merger Agreement, which liability or damages will not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Merger Transactions, and that Augmedix will also have the right to seek monetary damages in respect of holders of shares of Augmedix common stock or other equity interests in Augmedix (including monetary damages based on loss of premium, decrease in share value or loss of the economic benefit of the Merger Transaction). In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement of the clean team agreement, in each case between Commure and Augmedix, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fee

Commure will be entitled to receive a $5.24 million termination fee from Augmedix if the Merger Agreement is terminated:

•	(1) (a) by either Commure or Augmedix because (i) the Closing has not occurred by the Termination Date; or (ii) Augmedix stockholders fail to adopt the Merger Agreement and approve the Merger; or

(b) by Commure because Augmedix has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements in the Merger Agreement; (2) since the date of the Merger Agreement and prior to its termination, an Acquisition Proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and (3) Augmedix enters into an agreement relating to, or consummates, an Acquisition Transaction within one year of such termination of the Merger Agreement (provided that, for purposes of the termination fee, all references to “20%” in the definition of “Acquisition Transaction” are deemed to be references to “50%”);

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by Commure, because the Augmedix Board has effected an Augmedix Board Recommendation Change (which termination must occur by 5:00 p.m., Pacific Time, on the tenth business day following the date on which such right to terminate first arose);

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by Commure, because of a material breach of non-solicit covenants in the Merger Agreement by Augmedix or its subsidiaries or any of its or their directors or officers, or any of its or their financial advisors or attorneys engaged by Augmedix or any of its subsidiaries in connection with the Merger Transactions; or

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by Augmedix, at any time prior to the adoption of the Merger and the approval of the Merger Agreement by the requisite vote of the Augmedix’s stockholders, to enter into a definitive agreement in respect of a Superior Proposal.

Specific Performance

Commure, Merger Sub and Augmedix are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Limitations of Liability

The maximum aggregate liability of Commure and Merger Sub for breaches under the Merger Agreement will not exceed, in the aggregate for all such breaches, an amount equal to $10.48 million plus the Reimbursement Obligations plus certain reimbursement obligations under the Merger Agreement. The maximum aggregate liability of Augmedix for breaches under the Merger Agreement (taking into account the payment of the termination fee, if applicable) will not exceed $5.24 million in the aggregate for all such breaches and any indemnification (plus any payments and reasonable and out-of-pocket costs and expenses in connection with a legal proceeding that results in a judgment against Augmedix, in case of Augmedix’s failure to pay the applicable termination fee). Notwithstanding such limitations of liability, Commure, Merger Sub and Augmedix will be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, Augmedix, on the one hand, and Commure and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

The Merger Agreement may be amended in writing at any time before or after adoption of the Merger Agreement and approval of the Merger by Augmedix’s stockholders. However, after adoption of the Merger Agreement and approval of the Merger by Augmedix’s stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The Merger Agreement is governed by Delaware law.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER

We are asking you to approve a proposal to adopt the Merger Agreement and approve the Merger. The Merger cannot be completed without the adoption of the Merger Agreement and approval of the Merger by the requisite vote of Augmedix stockholders. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

The adoption of the Merger Agreement and the approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Augmedix’s common stock as of the close of business on the Record Date. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee and any abstentions will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement and the approval of the Merger.

The Augmedix Board recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Special Meeting. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement and approval of the Merger. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement and approval of the Merger such that the proposal to adopt the Merger Agreement and approve the Merger would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and approval of the Merger and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement and approval of the Merger. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Augmedix’s common stock issued and outstanding as of the Record Date entitled to vote on the Adjournment Proposal that are present in person or represented by proxy at the Special Meeting and are voted for or against the Adjournment Proposal. Accordingly, assuming a quorum is present, shares deemed not in attendance at the Special Meeting due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee will have no effect on the outcome of the Adjournment Proposal. Abstentions will have no effect on the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement and approve the Merger. Augmedix does not intend to call a vote on this proposal if the proposal to adopt the Merger Agreement and approve the Merger is approved at the Special Meeting.

The Augmedix Board recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 26, 2024:

•	each of our executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 49,428,062 shares of common stock outstanding as of August 26, 2024. Shares of common stock that a person has the right to acquire within 60 days of August 26, 2024 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Augmedix, Inc., 111 Sutter Street Suite 1300, San Francisco, CA 94104

Certain entities affiliated with Redmile Group, LLC, HINSIGHT-AUGX HOLDINGS, LLC and Emmanuel Krakaris, the Augmedix’s Chief Executive Officer, have entered into Voting Agreements in connection with the Merger. For more information, please see the section of this proxy statement captioned “The Merger-The Voting and Support Agreements.”

	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders
Entities affiliated with Redmile Group, LLC(1)	22,131,580	40.14%
Beryl Capital Management LLC(2)	4,523,272	9.15%
Samjo Management, LLC(3)	4,780,400	9.67%

Directors and Executive Officers
Sandra Breber(4)	624,223	1.25%
Saurav Chatterjee(5)	472,230	*
Robert Faulkner(6)	41,461	*
William J. Febbo(7)	212,583	*
Paul Ginocchio(8)	581,631	1.17%
Jonathan Hawkins(9)	342,185	*
Emmanuel Krakaris(10)	2,139,379	4.15%
Jason Krikorian(11)	74,230	*
Tomer Levy	—	*
Laurie A. S. McGraw(12)	93,047	*
Roderick H. O’Reilly(13)	168,056	*
Ian Shakil(14)	650,423	1.30%
Margie L. Traylor(15)	149,581	*
All current directors and executive officers as a group (13 persons)(16)	5,549,029	10.23%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of: (i) 521,140 shares of common stock held by Redmile Capital Fund, L.P., (ii) 161,889 shares of common stock held by Redmile Capital Offshore Master Fund, Ltd., (iii) 32,914 shares of common stock held by Redmile Strategic Trading Sub, Ltd., (iv) 6,218,238 shares of common stock and a warrant to purchase 917,414 shares of common stock held by Redmile Private Investments II, L.P., (v) a warrant to purchase 573,384 shares of common stock held by RAF, L.P., (vi) 9,446,146 shares of common stock, a Pre-Funded Warrant to purchase 3,125,195 shares of common stock, and a breakeven Warrant to purchase 1,093,799 shares of common stock held by RedCo II Master Fund, L.P., and (vii) 41,461 shares of common stock issued to Robert Faulkner in connection with his service as a member of the Board of the Company. Redmile is the investment manager/adviser to each of the private investment vehicles and sub-advised accounts listed in items (i) through (vi) (collectively, the “Redmile Funds”) and, in such capacity, exercises voting and investment power over all of the securities of the Company held by the Redmile Funds and may be deemed to be the beneficial owner of such securities. Jeremy C. Green serves as the managing member of Redmile and also may be deemed to be the beneficial owner of such securities. Redmile, Mr. Green and each Redmile Fund each disclaim beneficial ownership of such securities, except to the extent of its or their pecuniary interest therein, if any. The securities listed in item (vii) were granted to Mr. Faulkner, a managing director of Redmile, in connection with his service as a member of our Board. Pursuant to the policies of Redmile, and its affiliates, Mr. Faulkner holds these securities as a nominee on behalf, and for the sole benefit, of Redmile and has assigned all economic, pecuniary and voting rights in respect of the securities to Redmile. Mr. Faulkner disclaims beneficial ownership of such securities. The address of the above entities and persons is One Letterman Dr., Bldg D, Suite D3-300, San Francisco, CA 94129.

(2)

Based on information provided by Beryl Capital Management LLC in a Schedule 13G filed with the Securities and Exchange Commission on July 29, 2024. The address of the reporting person is 225 Avenue I, Suite 205, Redondo Beach, CA 90277.

(3)

Based on information provided by Samjo Management, LLC in a Schedule 13G/A filed with the Securities and Exchange Commission on June 20, 2024. The address of the reporting person is 880 Third Avenue, 16th Floor, New York, New York 10022.

(4)	Consists of: (i) 20,416 shares of common stock and (ii) 603,807 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(5)	Consists of: (i) 5,935 shares of common stock and (ii) 466,295 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(6)	Consists of 41,461 shares of common stock.
(7)	Consists of: (i) 162,583 shares of common stock and (ii) 50,000 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(8)	Consists of: (i) 135,916 shares of common stock and (ii) 445,715 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(9)	Consists of: (i) 5,935 shares of common stock and (ii) 336,250 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(10)	Consists of: (i) 65,928 shares of common stock and (ii) 2,073,451 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(11)	Consists of 74,230 shares of common stock.
(12)	Consists of: (i) 74,230 shares of common stock and (ii) 18,817 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(13)	Consists of: (i) 21,598 shares of common stock and (ii) 146,458 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(14)	Consists of: (i) 10,187 shares of common stock and (ii) 640,236 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(15)	Consists of: (i) 124,127 shares of common stock and (ii) 25,454 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.
(16)	Consists of: (i) 742,546 shares of common stock and (ii) 4,806,483 shares underlying options to purchase common stock that are exercisable within 60 days of August 26, 2024.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Augmedix. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Augmedix will hold its regular annual meeting of stockholders in 2024 only if the Merger is not completed.

Stockholders who intended to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Corporate Secretary at our offices at 111 Sutter Street, Suite 1300, San Francisco, California, 94104 in writing not later than a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.

Stockholders intending to present a proposal at the 2024 annual meeting of stockholders, if held, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our amended and restated bylaws. To be timely, you must provided specified information in writing to our Corporate Secretary at the address above (a) no earlier than the close of business on the one hundred and fifth (105th) day prior to the 2024 annual meeting of stockholders and (b) no later than the close of business on the later of the seventy fifth (75th) day prior to the anniversary of the preceding year’s annual meeting. The notice must contain the information required by our amended and restated bylaws, a copy of which is available upon request to Augmedix’s Corporate Secretary. In the event that the date of the 2024 annual meeting, if held, is more than thirty (30) days before or more than sixty (60) days after July 13, 2024, notice by the stockholder must be received no earlier than 5:00 p.m. Eastern Time on the one hundred and fifth (105th) day prior to such annual meeting and no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made in order for such notice to be timely.

Stockholders who intend to solicit proxies in support of director nominees other than Augmedix’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

If a stockholder who has notified us of his, her or its intention to present a proposal at the annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Augmedix files annual, quarterly, and current reports, proxy statements and other information with the SEC.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. You are encouraged to carefully read all documents incorporated by reference into this proxy statement.

The following Augmedix filings with the SEC are incorporated by reference:

•	Annual Reports on Form 10-K or 10-K/A, as applicable, for the year ended December 31, 2023, filed with the SEC on March 26, 2024 and April 29, 2024;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, filed with the SEC on May 13, 2024, and June 30, 2024, filed with the SEC on August 12, 2024; and

•	Current Reports on Form 8-K (to the extent “filed” and not “furnished”), filed on January 9, 2024, April 15, 2024, April 18, 2024, June 26, 2024, July 19, 2024 and August 27, 2024.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include annual, quarterly, and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.

These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:

Augmedix, Inc.

Attention: Corporate Secretary

111 Sutter Street, Suite 1300

San Francisco, California 94104

If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Written requests may be directed to the address noted above and oral requests may be directed to (888) 669-4885.

Please note that all of Augmedix’s documents that we file with the SEC are also promptly available through Augmedix’s website at ir.augmedix.com under the link “SEC Filings” or by contacting Augmedix’s Investor Relations department via e-mail at investors@augmedix.com. The information included on Augmedix’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact our Investor Relations department.

Augmedix, Inc.

Investor Relations

111 Sutter Street, Suite 1300

San Francisco, California 94104

investors@augmedix.com

If your broker, bank, or other nominee holds your shares, you should also call your broker, bank, or other nominee for additional information.

MISCELLANEOUS

Augmedix has supplied all of the information relating to Augmedix, and Commure has supplied, and Augmedix has not independently verified, all of the information relating to Commure and Merger Sub, in each case as contained in this proxy statement.

We have not, and Commure has not, authorized anyone to provide any information other than information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger Agreement and the Merger. We have not authorized anyone to provide you with information that is different from, or additional to, what is contained in this proxy statement. Neither we nor Commure provides any assurances as to the reliability of any other information that others may give you.

This proxy statement is dated August 29, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

COMMURE, INC.

ANDERSON MERGER SUB, INC.

and

AUGMEDIX, INC.

Dated as of July 19, 2024

3.27	Government Contracts	A-44
3.28	Top Vendors	A-44
3.29	Related Person Transactions	A-44
3.30	No Additional Representations or Warranties	A-44

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-45

4.1	Organization; Good Standing	A-45
4.2	Power; Enforceability	A-45
4.3	Non-Contravention	A-45
4.4	Requisite Governmental Approvals	A-46
4.5	Legal Proceedings; Orders	A-46
4.6	Ownership of Company Capital Stock	A-46
4.7	Brokers	A-46
4.8	Operations and Ownership of Merger Sub	A-46
4.9	No Parent Vote or Approval Required	A-46
4.10	Sufficient Funds	A-47
4.11	Stockholder and Management Arrangements	A-47
4.12	Other Interests	A-47
4.13	Solvency	A-47
4.14	No Foreign Ownership, Control or Influence	A-48
4.15	Exclusivity of Representations and Warranties	A-48

Article V INTERIM OPERATIONS OF THE COMPANY		A-48

5.1	Affirmative Obligations	A-48
5.2	Forbearance Covenants	A-49
5.3	No Solicitation	A-52

Article VI ADDITIONAL COVENANTS		A-56

6.1	Required Action and Forbearance; Efforts	A-56
6.2	Antitrust Filings	A-56
6.3	Proxy Statement and Other Required SEC Filings	A-58
6.4	Company Stockholder Meeting	A-59
6.5	Cooperation With Debt Financing	A-60
6.6	Anti-Takeover Laws	A-64
6.7	Access	A-64
6.8	Section 16(b) Exemption	A-64
6.9	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-65
6.10	Employee Matters	A-67
6.11	Obligations of Merger Sub	A-68
6.12	Notification of Certain Matters	A-68
6.13	Public Statements and Disclosure	A-69
6.14	Transaction Litigation	A-69
6.15	Stock Exchange Delisting; Deregistration	A-69
6.16	Additional Agreements	A-69
6.17	Parent Vote	A-69
6.18	No Control of the Other Party’s Business	A-70
6.19	No Stockholder or Employment Discussions	A-70
6.20	Payoff Letter	A-70

Article VII CONDITIONS TO THE MERGER		A-70

7.1	Conditions to Each Party’s Obligations to Effect the Merger	A-70
7.2	Conditions to the Obligations of Parent and Merger Sub to Effect the Merger	A-71
7.3	Conditions to the Company’s Obligations to Effect the Merger	A-72

Article VIII TERMINATION, AMENDMENT AND WAIVER		A-72

8.1	Termination	A-72
8.2	Manner and Notice of Termination; Effect of Termination	A-74
8.3	Fees and Expenses	A-75
8.4	Amendment	A-78
8.5	Extension; Waiver	A-78
8.6	No Liability of Financing Sources	A-78

Article IX GENERAL PROVISIONS		A-78

9.1	Survival of Representations, Warranties and Covenants	A-78
9.2	Notices	A-78
9.3	Assignment	A-79
9.4	Confidentiality	A-80
9.5	Entire Agreement	A-80
9.6	Third-Party Beneficiaries	A-80
9.7	Severability	A-81
9.8	Remedies	A-81
9.9	Governing Law	A-82
9.10	Consent to Jurisdiction	A-82
9.11	WAIVER OF JURY TRIAL	A-83
9.12	Company Disclosure Letter References	A-83
9.13	Counterparts	A-83
9.14	No Limitation	A-83

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 19, 2024, by and among Commure, Inc., a Delaware corporation (“Parent”), Anderson Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Augmedix, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. The board of directors of the Company (the “Company Board”) has (i) determined that this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the other transactions contemplated hereby (collectively with the Merger, the “Merger Transactions”) and upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and its stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved, on the terms and subject to the conditions of this Agreement, to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL.

B. The board of directors of Parent has (i) declared it advisable to enter into this Agreement; and (ii) approved and adopted the execution and delivery of this Agreement, the performance of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C. The board of directors of Merger Sub has (i) declared it advisable and in the best interests of Merger Sub and its sole stockholder, Parent, to enter into this Agreement; (ii) approved and adopted the execution and delivery of this Agreement, the performance of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved, on the terms and subject to the conditions of this Agreement, to recommend that Parent, as sole stockholder of Merger Sub, adopt this Agreement in accordance with the DGCL.

D. Prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have entered into Voting Agreements set forth on Section A of the Company Disclosure Letter (“Voting Agreements”) in connection with the Merger.

E. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger Transactions; and (ii) prescribe certain conditions with respect to the consummation of the Merger Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing customary provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive material non-public information of the Company to keep such information confidential, subject to customary exceptions; provided, however, that, in the case of any such agreement executed after the date hereof, the provisions contained therein, in the aggregate, are not materially less restrictive to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal).

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub or any of their Affiliates) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) that, if consummated, would result in:

(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons acquiring beneficial ownership of more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would acquire securities representing more than 20% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control”

(including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise; provided, that, with respect to Parent and Merger Sub, the term “Affiliate” shall not include any investment fund, investment vehicle or client sponsored or advised by General Catalyst Group Management, LLC (“General Catalyst”) or any of its Affiliates or any of the portfolio companies (as such term is commonly understood in the private equity industry) or other investments of any such investment fund, investment vehicle or client (in each case, other than Parent and its Subsidiaries) (collectively, the “Excluded Affiliates”); provided, further, that, with respect to Parent and Merger Sub, the Excluded Affiliates shall be deemed to be Affiliates solely for purposes of the definition of “Non-Recourse Party”.

(e) “AI Solutions” means artificial intelligence, machine learning and similar solutions, systems and technologies, including proprietary algorithms, technologies, models (whether trained or untrained and including associated weights, parameters and structure or architecture), software, or systems that make use of or employ neural networks, natural language processing, statistical learning algorithms, or reinforcement learning.

(f) “AI Training Data” means any training, validation, and test datasets, whether raw, preprocessed or enhanced, used to train, test or improve an AI Solution.

(g) “Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, UK Bribery Act 2010, anti-bribery legislation promulgated by the European Union and implemented by its member states, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. and similar anti-bribery Laws of the jurisdictions in which the Company conducts business, in each case as applicable to the Company.

(h) “Anti-Money Laundering Laws” means all applicable Laws, regulations, administrative orders, and decrees concerning or relating to the prevention of money laundering or countering the financing of terrorism, including the Currency and Financial Transactions Reporting Act of 1970, as amended by the USA PATRIOT Act, which legislative framework is commonly referred to as the “Bank Secrecy Act,” and the rules and regulations thereunder.

(i) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger Transactions.

(j) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of December 31, 2023 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2023.

(k) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or banking institutions in New York, New York or San Francisco, California are permitted or required by law, executive order or governmental decree to remain closed.

(l) “Code” means the Internal Revenue Code of 1986, as amended.

(m) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(n) “Company Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.

(o) “Company Equity Plans” means the equity plans set forth in Section 1.1(o) of the Company Disclosure Letter that provide for the issuance of any Company Options, Company RSUs or Company SARs.

(p) “Company Group” means the Company and its Subsidiaries.

(q) “Company Intellectual Property” means any Intellectual Property that is owned by the Company Group.

(r) “Company Loan and Security Agreement” means that certain Loan and Security Agreement, dated as of May 4, 2022 (as amended), by and between (i) Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (ii) the Company and (iii) Augmedix Operating Corporation, a Delaware corporation.

(s) “Company Material Adverse Effect” means any change, event, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to (1) prevent, materially delay or materially impair the ability of the Company Group to consummate the transactions contemplated hereby, including the Merger or (2) have a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, with respect to this clause (2), that none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally, including changes in the rate of inflation, supply chain disruptions or trade policies;

(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) changes in conditions in the industries in which the Company Group generally conducts business;

(iv) changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v) any political or geopolitical conditions, hostilities, armed conflicts, protests, social unrest, civil disobedience, acts of war (whether or not declared), calamity or crises, sabotage, terrorism or military actions or other similar activities or events (including any escalation or general worsening of any of the foregoing) in the United States or any other country or region in the world, including the current conflict between (A) the Russian Federation and Ukraine and (B) Israel and the Islamic Resistance Movement (Hamas);

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, pandemics or disease outbreaks and other force majeure events (including any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world;

(vii) any Effect resulting from the announcement of this Agreement or the pendency of the Merger Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company

Group with suppliers, customers, partners, vendors or any other third Person (other than for purposes of determining whether a Company Material Adverse Effect has occurred in Section 3.6);

(viii) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date hereof;

(ix) changes or proposed changes in GAAP or other accounting standards or in any applicable Laws or regulations (or the enforcement or interpretation of any of the foregoing), in each case after the date hereof;

(x) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); and

(xi) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

except, with respect to clauses (i), (ii), (iii), (iv), (v), and (vi) to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

(t) “Company Options” means any options to purchase shares of Company Common Stock granted under any of the Company Equity Plans.

(u) “Company Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.

(v) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company Group.

(w) “Company Registration Rights Agreements” means that certain Registration Rights Agreement, dated as of April 19, 2023, and that certain Registration Rights Agreement, dated as of June 13, 2023, in each case, by and among the Company and the Purchasers (as defined therein) party thereto.

(x) “Company RSUs” means any restricted stock units granted under any of the Company Equity Plans.

(y) “Company SARs” mean any stock appreciation rights granted under any of the Company Equity Plans.

(z) “Company Stockholders” means the holders of shares of Company Capital Stock.

(aa) “Company Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, that are owned or used by or for the Company or any of its Subsidiaries in the conduct of their respective businesses.

(bb) “Company Warrants” means outstanding warrants to purchase shares of Company Common Stock.

(cc) “Continuing Employees” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(dd) “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, sublease, easement, license, sublicense or other binding agreement (in each case, whether written or oral).

(ee) “DOJ” means the United States Department of Justice or any successor thereto.

(ff) “Environmental Law” means any applicable Law or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(gg) “ERISA” means the Employee Retirement Income Security Act of 1974.

(hh) “ERISA Affiliate” means any Affiliate or business, whether or not incorporated, that together with the Company or any of its Subsidiaries would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(ii) “Exchange Act” means the Securities Exchange Act of 1934.

(jj) “Excluded Information” means any (i) financial statements of the Company Group other than the Required Financial Statements; (ii) description of all or any component of the Debt Financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments, and (iv) other information that is not regularly maintained by the Company or the Company’s Subsidiaries in the ordinary course of business.

(kk) “Financing Sources” means the Persons, if any, that provide the Debt Financing in connection with the Merger and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates and their and their Affiliates’ current, former and future officers, directors, general or limited partners, shareholders, members, controlling persons, employees, agents and representatives involved in the Debt Financing and the successors and assigns of each of the foregoing; provided that none of Parent, Merger Sub or their respective Affiliates shall constitute Financing Sources.

(ll) “FTC” means the United States Federal Trade Commission or any successor thereto.

(mm) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(nn) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, board, office, bureau, agency or instrumentality, and any court, tribunal, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign, or any accrediting body.

(oo) “Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, assessment or award (including any arbitration award), in each case, entered by or with any Governmental Authority.

(pp) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” or for which liability or standard of conduct may be imposed under Environmental Law, including petroleum and petroleum products, per- and polyfluoroalkyl substances, polychlorinated biphenyls and friable asbestos.

(qq) “Healthcare Law” means any applicable Law relating to the provision, administration or reimbursement of healthcare items or services, as well as the privacy, security, and interoperability of medical/health information, including: the Medicare statute (42 U.S.C. §§ 1395-1395lll); the Medicaid statute (42 U.S.C. §§ 1396-1396w-5); the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the Anti-Kickback Statute (42 U.S.C. § 1320a-7b); the False Claims Act (31 U.S.C. §§ 3729-3733); the Physician Self-Referral Law (42 U.S.C. 1395nn); the Exclusion Law (42 U.S.C. § 1320a-7); the Deficit Reduction Act of 2005 (Pub. L. 109–171); the Patient Protection and Affordable Care Act of 2010 (Pub. L. 111 – 148); the 21st Century Cures Act (42 U.S.C. §§ 300jj-300jj-52); HIPAA (as defined herein); 42 C.F.R. Part 2; the federal Food, Drug and Cosmetics Act (21 U.S.C. § 301 et seq.); Laws relating fee-splitting, percentage-based billing arrangements, patient brokering, corporate practice of medicine and licensed professionals, billing, coding, insurance coverage, kickbacks, claim processing, documentation and submission of claims, medical record documentation and access requirements, governmental health programs and other payor requirements, risk adjustment, artificial intelligence, and any and all similar state or local Laws; and any and all amendments or modifications made from time to time to the items referenced in this definition.

(rr) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and their implementing regulations and applicable state Laws regulating the privacy and security of healthcare records.

(ss) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(tt) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to capitalized leases; (v) liabilities arising out of interest rate and currency swap arrangements and any other Contract designed to provide protection against fluctuations in interest or currency rates; (vi) deferred purchase price liabilities related to past acquisitions of equity in, or material assets or material property of, any business or any corporation, partnership, association or other business organization or division thereof; (vii) payment obligations arising in connection with earnouts or other contingent payment obligations under Contracts providing for past acquisitions of equity in, or material assets or material property of, any business or any corporation, partnership, association or other business organization or division thereof (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (viii) all liabilities under any unfunded or underfunded defined benefit pension, gratuity, seniority premium, termination indemnity, statutory severance or similar plans or arrangements, and any employer contribution obligations to any defined contribution pension plan; (ix) liabilities arising from any breach of any of the foregoing; and (x) indebtedness of others guaranteed by the Company Group or secured by any Lien or security interest on the assets of the Company Group (other than, in any case, (x) accounts payable to trade creditors and accrued expenses, and (y) liabilities or obligations solely between the

Company and any wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company).

(uu) “Intellectual Property” means any and all worldwide rights in or to intellectual property, including intellectual property rights in all of the following: (i) patents, patent applications, inventions, disclosures, and all continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”); (ii) registered and unregistered or common law trademarks, logos, service marks, corporate names, trade dress, and trade names, slogans and other source identifiers, and all registrations, pending applications and renewals in connection therewith, together with the goodwill of the Company or any of its Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing (“Trademarks”); (iii) registered and unregistered copyrights, and applications for registration and renewals thereof, and other works of authorship (whether or not copyrightable) (“Copyrights”); (iv) rights of publicity, (v) social and mobile media accounts, usernames and handles, (vi) internet domain names, (vii) rights in Software, (vii) trade secrets, know-how, methods, processes, algorithms, techniques, technologies, data, databases, layouts, designs, specifications and confidential information.

(vv) “International Trade Laws” means all applicable import and export Laws in countries in which the Company conducts business, including but not limited to those under the authority of United States Departments of Commerce (Bureau of Industry and Security); Homeland Security (Customs and Border Protection); State (Directorate of Defense Trade Controls); and Treasury (Office of Foreign Assets Control) and all comparable applicable export and import Laws outside the United States for each country where the Company conducts business.

(ww) “IRS” means the United States Internal Revenue Service or any successor thereto.

(xx) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Persons set forth on Section 1.1(xx) of the Company Disclosure Letter, in each case after reasonable inquiry.

(yy) “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, directive, decree, rule, regulation, guidance, Governmental Order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(zz) “Legal Proceeding” means any claim, action, charge, complaint, lawsuit, litigation, audit, inquiry, investigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(aaa) “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other similar claim of any kind in respect of such property or asset, other than a Permitted Lien.

(bbb) “Nasdaq” means The Nasdaq Stock Market and any successor stock exchange.

(ccc) “Parent 401(k) Plan” means a defined contribution plan that is sponsored by Parent or one of its Affiliates that is qualified under Section 401(a) of the Code and that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code.

(ddd) “Payoff Letter” means, with respect to any Indebtedness under the Company Loan and Security Agreement outstanding as of immediately prior to Closing, customary payoff letters from the holder of such Indebtedness and setting forth the amount necessary to repay the full amount thereof at Closing and to obtain the release of any Liens on the properties and assets of the Company securing such Indebtedness, which payoff letters will, among other things, (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties and any other monetary obligations then due and payable under all loan agreements (or similar documents) (the “Payoff Amount”), (ii) provide that upon receipt of all such amounts due under each such payoff letter, such indebtedness and all related loan documents (or similar agreements) will be terminated, (iii) provide that all Liens and guarantees (if any) in connection with such loan agreements (or similar agreements) relating to the Company securing the obligations under such loan agreements (or similar agreements) will be released and terminated upon receipt of the Payoff Amount and (iv) be accompanied by drafts of all required UCC-3 termination statements and other documents required to effect the release of Liens.

(eee) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) Liens imposed by applicable Law (other than Tax Law); (iv) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (vii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (viii) non-exclusive licenses of Intellectual Property; (ix) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (x) statutory, common law or contractual Liens (or other encumbrances of any type) of landlords or Liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; or (xi) Liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.

(fff) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(ggg) “Personal Information” means information Processed by or for the Company or its Subsidiaries that is defined as “personal data”, “personal information”, “non-public personal information”, “personally identifiable information”, “protected health information” or any similar term under Laws governing privacy, data protection, or cybersecurity applicable to the Company or its Subsidiaries.

(hhh) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Trademarks and applications to register Trademarks (including intent-to-use applications, or other registrations or applications related to Trademarks); (iii) registered Copyrights and applications for Copyright registration; and (iv) all other Intellectual Property that is the subject of registration (or an application for registration), including domain names.

(iii) “Required Financial Statements” means (i) the Company Financial Statements filed with the SEC since January 1, 2022 through the date hereof and (ii) such other annual and quarterly financial statements that are required to be filed by the Company Group with the SEC after the date hereof (which, for the avoidance of doubt, shall not be Required Financial Statements for purposes of this Agreement until the last date by which such financial statements are required to be filed with the SEC under the applicable regulations of the SEC).

(jjj) “Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions Laws (including, at the time of this Agreement, Cuba, Iran, North Korea, Syria, Venezuela and the Donetsk People’s Republic, Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, and the Crimea region of Ukraine).

(kkk) “Sanctioned Person” means any Person that is the target of any applicable Sanctions Laws, including (i) any Person identified in any sanctions-related list of designated Persons, including those maintained by (A) the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (B) His Majesty’s Treasury of the United Kingdom; (C) any committee of the United Nations Security Council; or (D) the European Union; (ii) any Person located, organized, or resident in, or a national of, or a Governmental Authority or government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii), either individually or in the aggregate.

(lll) “Sanctions Laws” means any trade, economic or financial sanctions Laws, applicable to the Company, including those administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control or the United States Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, or (iv) His Majesty’s Treasury of the United Kingdom.

(mmm) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(nnn) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(ooo) “Securities Act” means the Securities Act of 1933, as amended.

(ppp) “Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

(qqq) “Subsidiary” of any Person means (i) a corporation of which more than 50% of the combined voting power of the outstanding voting equity securities of such corporation is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such limited liability company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement following the Closing, the Surviving Corporation and its Subsidiaries will be deemed to be a Subsidiary of Parent.

(rrr) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made by Parent in a written offer that is capable of being accepted prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(sss) “Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

(ttt) “Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, alternative or add-on minimum, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, assessments, sales, use, transfer, registration, governmental charges, duties, levies and any other charge of any kind in the nature of (or similar to) taxes, in each case including any interest, penalty, or addition thereto, whether disputed or not.

(uuu) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or any of their Affiliates or with the Financing Sources related to this Agreement.

(vvv) “Vested Company Option” means a Company Option that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).

(www) “Vested Company RSU” means a Company RSU that is unexpired, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).

(xxx) “Vested Company SAR” means a Company SAR that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).

(yyy) “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar foreign, state or local Law, regulation or ordinance.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Advisor	3.4(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)(ii)(E)
Bylaws	3.1(b)
Capitalization Date	3.8(a)
Cash Replacement Company Option Amounts	2.8(b)(ii)
Cash Replacement Company RSU Amounts	2.8(a)(ii)
Cash Replacement Company SAR Amounts	2.8(c)(ii)
Certificate of Merger	2.2
Certificates	2.9(c)(i)
Charter	2.5(a)
Chosen Courts	9.10(a)
Clean Team Agreement	6.7
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.17(a)
Company	Preamble
Company 401(k) Plan	6.10(c)
Company Board	Recitals
Company Board Recommendation	3.4(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	Article III
Company Financial Statements	3.11(a)
Company Liability Limitation	8.3(e)(ii)
Company Related Parties	8.3(e)(ii)
Company SEC Reports	3.10
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Confidentiality Agreement	9.4
Continuation Period	6.10(a)
Copyrights	1.1(uu)
D&O Insurance	6.9(c)
Debt Financing	6.5(a)(i)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
DTC	2.9(d)
DTC Payment	2.9(d)
Effect	1.1(s)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plan	3.16(a)
Enforceability Limitations	3.3
Excluded Benefits	6.10(a)
Export Approvals	3.14(c)
General Catalyst	1.1(d)
Governmental Approval	3.7
In-the-Money Warrant	2.8(f)(ii)
Indemnified Persons	6.9(a)
Intervening Event	5.3(d)(i)

Term	Section Reference
Intervening Event Notice Period	5.3(d)(i)(A)
Latest Company Balance Sheet	3.26
Lease	3.22(b)
Leased Real Property	3.22(b)
Material Contracts	3.15(a)
Maximum Annual Premium	6.9(c)
Merger	Recitals
Merger Sub	Preamble
Merger Transactions	Recitals
Multiemployer Plan	3.16(c)
New Plans	6.10(b)
Non-Recourse Party	8.3(g)
Old Plans	6.10(b)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)
Parent	Preamble
Parent Liability Limitation	8.3(e)(i)
Parent Related Parties	8.3(e)(i)
Party	Preamble
Patents	1.1(uu)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Payoff Amount	1.1(ddd)
Per Share Price	2.7(a)(ii)
Permits	3.21
Personal Information Laws and Policies	3.24(a)
Privacy Policies	3.24(a)
Processed	3.24(a)
Processing	3.24(a)
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Reimbursement Obligations	6.5(f)
Representatives	5.3(a)(i)
Requisite Stockholder Approval	3.5
Securities	3.8(d)
Sublease	3.22(c)
Superior Proposal Notice Period	5.3(d)(ii)(C)
Surviving Corporation	2.1
Termination Date	8.1(c)
Terminated Warrant	2.8(f)(i)
Title IV Plan	3.16(c)
Top Vendors	3.28
Trademarks	1.1(uu)
Uncertificated Shares	2.9(c)(i)
Unexercised Warrant	2.8(f)(iii)
Unvested Company Options	2.8(b)(ii)
Unvested Company RSUs	2.8(a)(ii)
Unvested Company SARs	2.8(c)(ii)
Vested Option Consideration	2.8(b)(i)
Vested RSU Consideration	2.8(a)(i)
Vested SAR Consideration	2.8(c)(i)
Voting Agreements	Recitals

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices.”

(j) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).

(n) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(p) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(q) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

(r) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company hosted by Intralinks, Inc. with the name “Project Anderson” (prior to 6:01 p.m. Pacific Time on the day prior to the date hereof) or publicly filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval (EDGAR) database (prior to the day prior to the date hereof).

Article II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and a direct wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger will become effective at the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”.

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur (a) electronically through the exchange of documents via email at 9:00 a.m., Eastern time, on the fifth Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) at such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.9(a), the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “Augmedix, Inc.”.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.9(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws, except that references to the name of Merger Sub will be replaced by references to the name of the Surviving Corporation.

2.6 Directors and Officers.

(a) Directors. Except as otherwise determined by Parent and notified in writing to the Company at least five (5) Business Days prior to the Effective Time, at the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. Except as otherwise determined by Parent and notified in writing to the Company at least five (5) Business Days prior to the Effective Time, at the Effective Time, the initial officers of the Surviving Corporation will be the officers of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Unless otherwise agreed to by the Parties, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.0001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $2.35, without interest thereon (the “Per Share Price”); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted correspondingly and equitably to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into, or exercisable for, Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9.

(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards and Company Warrants.

(a) Company RSUs. Unless otherwise agreed to by the Parties, at the Effective Time, by virtue of the Merger, the Company RSUs that are unexpired and outstanding as of immediately prior to the Effective Time shall be treated as follows.

(i) Vested Company RSUs. Each Vested Company RSU shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to the Vested Company RSU, multiplied by (B) the Per Share Price, subject to any required withholding of Taxes (the “Vested RSU Consideration”).

(ii) Unvested Company RSUs. Each Company RSU that is unexpired and outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (the “Unvested Company RSUs”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (A) the amount of the Per Share Price multiplied by (B) the total number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with the Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Amounts will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the Unvested Company RSUs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company RSU Amounts.

(b) Company Options. Unless otherwise agreed to by the Parties, at the Effective Time, by virtue of the Merger, the Company Options that are unexpired, unexercised, and outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) Vested Options. Each Vested Company Option shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Vested Company Option, multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Vested Company Option, subject to any required withholding of Taxes (the “Vested Option Consideration”).

(ii) Unvested Options. Each Company Option that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time that is not a Vested Company Option (the “Unvested Company Options”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Unvested Company Option multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Company Option, subject to any required withholding of Taxes (the “Cash Replacement Company Option Amounts”), which Cash Replacement Company Option Amounts will, subject to the holder’s continued service with the Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Company Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company Option Amounts will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the award of Unvested Company Options for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company Option Amounts.

(iii) Notwithstanding the foregoing, if the per share exercise price of any Company Option that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time, is equal to or greater than the Per Share Price, such Company Option shall be cancelled immediately upon the Effective Time pursuant to this Section 2.8(b) without payment or consideration.

(c) Company SARs. Unless otherwise agreed to by the Parties, at the Effective Time, by virtue of the Merger, the Company SARs that are unexpired, unexercised, and outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) Vested SARs. Each Vested Company SAR shall be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Vested Company SAR, multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Vested Company SAR, subject to any required withholding of Taxes (the “Vested SAR Consideration”).

(ii) Unvested SARs. Each Company SAR that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time that is not a Vested Company SAR (the “Unvested Company SARs”) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Unvested Company SAR multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Company SAR, subject to any required withholding of Taxes (the “Cash Replacement Company SAR Amounts”), which Cash Replacement Company SAR Amounts will, subject to the holder’s continued service with the Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company SAR for which such Cash Replacement Company SAR Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company SAR Amounts will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the award of Unvested Company SARs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement Company SAR Amounts.

(iii) Notwithstanding the foregoing, if the per share exercise price of any Company SAR that is unexpired, unexercised, and outstanding as of immediately prior to the Effective Time, is equal to or greater than the Per Share Price, such Company SAR shall be cancelled immediately upon the Effective Time pursuant to this Section 2.8(c) without payment or consideration.

(d) Payment Procedures. The Surviving Corporation shall pay on the first payroll date after the Closing Date the aggregate Vested Option Consideration, Vested RSU Consideration and Vested SAR Consideration, as applicable, net of any applicable withholding Taxes, payable with respect to each of the Vested Company Options, Vested Company RSUs and Vested Company SARs through, to the extent applicable, the Surviving Corporation’s payroll (subject to any required tax withholdings) to the applicable holders of such Vested Company Options and Vested Company RSUs, and Vested Company SARs. Notwithstanding the foregoing, if any payment owed to a holder of Company Options, Company RSUs and Company SARs pursuant to Section 2.8(a), Section 2.8(b), or Section 2.8(c), as applicable, cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event later than the first payroll date following the Closing Date) (subject to any required tax withholdings). Parent shall ensure that the Surviving Corporation has sufficient funds to make all such payments by the time specified above.

(e) Further Actions. The Company will take all action necessary to effect the cancellation and exchange, as applicable, of Company RSUs, Company Options and Company SARs upon the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). All Company Equity Plans will terminate as of the Effective Time, and the provisions in any other Employee Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company Group will be cancelled as of the Effective Time, and the Company will take all action necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time no participant in any Company Equity Plan or other Employee Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.

(f) Treatment of Company Warrants.

(i) As of the Effective Time, each outstanding and unexercised Company Warrant that, pursuant to the terms of such Company Warrant, shall expire or terminate as a result of the Merger (each, a “Terminated Warrant”) without consideration shall expire or terminate immediately prior to the Effective Time without any consideration payable therefor (whether in the form of cash or otherwise) pursuant to the terms of such Terminated Warrant.

(ii) As of the Effective Time, each outstanding and unexercised Company Warrant that, pursuant to the terms of such Company Warrant, requires a payment to the holder thereof and provides for deemed exercise as a result of the Merger (each, an “In-the-Money Warrant”) shall be cancelled and automatically converted into the right to receive an amount in cash calculated pursuant to the terms of such In-the-Money Warrant.

(iii) As of the Effective Time, unless otherwise agreed with the holders thereof prior to the Effective Time, each outstanding and unexercised Company Warrant that, pursuant to the terms of such Company Warrant, does not provide for expiration, termination or deemed exercise as a result of the Merger (each, an “Unexercised Warrant”) shall be converted into and thereafter evidence a warrant entitling the holder thereof to receive upon exercise an amount in cash calculated pursuant to the terms of such Unexercised Warrant. Following the Effective Time, each Unexercised Warrant shall be subject to the same terms and conditions as had applied to such Unexercised Warrant as of immediately prior to the Effective Time, except for such terms rendered inoperative by reason of the Merger or as otherwise set forth herein or in such Unexercised Warrant and subject to such adjustments as reasonably determined by Parent and the Company to be necessary or appropriate to give effect to the conversion and the Merger.

(iv) All payments contemplated by this Section 2.8(f) shall be made as promptly as practicable after the Effective Time, and in any event no later than the later of the time for such payment contemplated by the applicable Company Warrant and the fifth Business Day following the Effective Time. Parent shall ensure that the Surviving Corporation has sufficient funds to make all such payments by the applicable times.

(v) In connection with the Merger, the Company shall deliver any notices required under the terms of any outstanding Company Warrants to the holders thereof, and the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on any such notice and give due consideration to any such comments made by Parent and its counsel.

(vi) The Company shall use its reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with Parent in doing (or causing to be done) all things, in each case as are necessary, proper or advisable to effectuate (promptly after the Closing) the termination of each Terminated Warrant, the proper exercise of each In-the-Money Warrant by the holders thereof and the assumption by Parent or termination of each Unexercised Warrant, as applicable. The Company may not deliver any materials to holders of the Company Warrants without providing Parent and its counsel with a reasonable opportunity to review and comment on any such materials, and the Company shall give due consideration to any such comments made by Parent and its counsel.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Payment Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (x) there are any losses with respect to any investments of the Payment Fund; (y) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (z) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent.

(c) Payment Procedures.

(i) Promptly following the Effective Time (and in any event within three Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”); and (ii) uncertificated shares of Company Common Stock that represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7.

(ii) Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable and customary terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices.

(iii) No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting

Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Notwithstanding anything herein to the contrary, each of the Payment Agent, Parent and its Affiliates, the Company, the Company’s Subsidiaries and the Surviving Corporation will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company RSUs, Company Options or Company SARs, or any other Person such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.13 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2023 and prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.3, Section 3.4, Section 3.8 or Section 3.19; or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date hereof (the “Company Disclosure Letter”)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing.

(a) The Company has been duly incorporated and is validly existing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted, except where the failure to have such power and authority would not have a Company Material Adverse Effect. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have a Company Material Adverse Effect.

(b) The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended as of the date of this Agreement not filed with or incorporated by reference into the Company SEC Reports. The Company is not in breach or violation of any of the provisions contained in the Charter or Bylaws in any material respect.

3.2 Subsidiaries. A complete list of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, as applicable, and the name of any equityholder other than the Company or any Subsidiary of the Company, is set forth on Section 3.2 of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted, except where the failure to be so formed or organized or be validly existing or have such power and authority would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to as of the date of this Agreement. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

3.3 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger Transactions. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger Transactions have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the preceding clauses (A) and (B), the “Enforceability Limitations”).

3.4 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has, by unanimous vote of directors present at a duly constituted meeting of the Company Board, which constituted a valid quorum in accordance with the Charter and the Bylaws, (i) determined that this Agreement and the Merger, in accordance with the DGCL and upon the terms and subject to the conditions set forth herein, are advisable and in the bests interests of the Company and its stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved, on the terms and subject to the conditions of this Agreement, to recommend that the Company Stockholders adopt this Agreement and adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement.

(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of Evercore Group L.L.C. (the “Advisor”), to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Company Common Stock (other than holders of Owned Company Shares and Dissenting Company Shares) is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub). Promptly following the date of this Agreement, the Company will make available to Parent, solely for informational purposes, a written copy of such opinion.

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 and Section 4.11 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

3.5 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.6 Non-Contravention. Subject to the receipt of the Governmental Approvals set forth in Section 3.7, the execution and delivery by the Company of this Agreement and the consummation of the Merger Transactions do not and will not (a) subject to receipt of the Requisite Stockholder Approval, violate or conflict with any provision of, or result in the breach of, or default under the Charter or Bylaws, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law (subject, in the case of the DGCL, to receipt of the Requisite Stockholder Approval), Permit or Governmental Order applicable to the Company or any of the Company’s Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract of the type described in Section 3.15(a) to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (x) have a Company Material Adverse Effect or (y) reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger.

3.7 Requisite Governmental Approvals. Assuming the truth and completeness of the representations and warranties of Parent contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Approval”) is required on the part of the Company or its Subsidiaries with respect to the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of applicable U.S. and state securities Laws or Nasdaq; (b) any Governmental Approvals required on the part of the Company or its Subsidiaries, the absence of which would not have a Company Material Adverse Effect or prevent, materially impair or materially delay the ability of the Company to perform or comply with, on a timely basis, any material obligation of the Company under this Agreement or to consummate the transactions contemplated hereby or thereby; and (c) the filing of the Certificate of Merger in accordance with the DGCL.

3.8 Company Capitalization.

(a) Capital Stock. The authorized Company Capital Stock consists of (i) 500,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of Company Preferred Stock. As of 5:00 p.m., Eastern Time, on July 16, 2024 (such time and date, the “Capitalization Date”), (w) 49,226,944 shares of Company Common Stock were issued and outstanding; (x) no shares of Company Preferred Stock were issued and outstanding; and (y) no shares of Company Capital Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.

(b) Stock Reservation. As of the Capitalization Date, the Company has reserved (i) 447,014 shares of Company Common Stock for issuance pursuant to the Company Equity Plan and (ii) no shares of Company Common Stock for issuance pursuant to the Company Warrants. As of the Capitalization Date, there were outstanding:

(w) Company RSUs representing the right to receive up to 2,278,430 shares of Company Common Stock;

(x) Company Options to acquire 8,425,045 shares of Company Common Stock, with a weighted average exercise price of $1.92;

(y) Company SARs to acquire 708,094 shares of Company Common Stock, with a weighted average exercise price of $2.88; and

(z) Company Warrants representing the right to receive up to 8,478,541 shares of Company Common Stock, with a weighted average exercise price of $1.12.

From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock or any other Securities, other than shares of Company Common Stock issued pursuant to the Company Equity Plan or the exercise of Company Options, Company SARs, or Company Warrants or the vesting and settlement of Company RSUs (in each case in accordance with the terms of such awards), in each case that were outstanding as of the Capitalization Date.

(c) Incentive Equity Awards. All Company Options, Company RSUs and Company SARs have been granted in accordance with the terms of the Company Equity Plans. Each Company Option and Company SAR has been granted with an exercise price that is no less than the fair market value of the underlying Company Common Stock on the date of grant, as determined in accordance with Section 409A of the Code or Section 422 of the Code, if applicable. Each Company Option is intended to be exempt under Section 409A of the Code. Each Company RSU is intended to be exempt under Section 409A of the Code. Each Company SAR is intended to be exempt under Section 409A of the Code. The Company has made available to Parent, accurate and complete copies of:

(i) the Company Equity Plans;

(ii) the forms of standard award agreement under the Company Equity Plans;

(iii) copies of any award agreements that materially deviate from such forms; and

(iv) a list of all outstanding equity and equity-based awards as of the Capitalization Date granted under any Company Equity Plan, identifying the holder, grant date, exercise price, vesting terms, form of award, expiration date, and number of shares underlying such award.

The treatment of the Company Options, Company RSUs and Company SARs under this Agreement does not violate the terms of the applicable Company Equity Plan or any Contract governing the terms of such awards.

(d) Company Securities. Except as set forth in this Section 3.8, as of the Capitalization Date there were (i) other than the Company Common Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue or register, or that restrict the transfer or voting of, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; (iv) no obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; or any of its Subsidiaries (the items in clauses (i), (ii), (iii) and (iv), together with the Company Capital Stock, being referred to collectively as “Securities”), (v) no calls, subscriptions, pre-emptive rights, Contracts, agreements, arrangements, understandings or other commitments of any kind for the purchase or issuance of Securities to which the Company or any of its Subsidiaries is a party, (vi) no “phantom stock” or similar obligations of the Company or any of its Subsidiaries, (vii) no Contracts requiring the Company or any of its Subsidiaries to acquire any equity interest of any other Person and (viii) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Securities or dividends paid thereon or revenues, earnings or financial performance or any other attribute of the Company. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(e) Section 3.8(e) of the Company Disclosure Letter sets forth, as of the Capitalization Date, a true and complete list of each outstanding Company Option, Company RSU, Company SAR and Company Warrants, as applicable, (i) the identification number of each holder thereof; (ii) the date of grant (or if applicable, the date of repricing); (iii) the number of shares of Company Common Stock subject to each Company Warrant; (iv) the number of shares of Company Common Stock subject to each award (deeming performance goals as being satisfied); (v) the unvested portion of each such Company Option, Company RSU and Company SAR; (vi) the vesting schedule of each such Company Option, Company RSU and Company SAR, and, if applicable, settlement schedule of such awards, including any accelerated vesting provisions; (vii) the exercise or purchase price thereof, if applicable; and (viii) the expiration date thereof, if applicable.

(f) Each grant of a Company Option, Company RSU, Company SAR and Company Warrant was properly approved by the Company Board (or a duly authorized committee or subcommittee thereof or the Company’s principal executive officer with due authorization) in compliance in all material respects with Law, recorded on the Company’s consolidated financial statements in accordance with GAAP in all material respects, and were validly issued, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of the grant. The exercise price of each Company Option is not less than the fair market value of a share of Company Common Stock on the date of grant (or if applicable, the date of repricing) of such Company Option.

(g) Except for Company Options, Company RSUs and Company SAR and Company Warrants, there are no awards or rights outstanding as of the Capitalization Date under the Company Equity Plans or the warrant agreements listed on Section 3.8(d) of the Company Disclosure Letter.

(h) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Securities other than the Company Registration Rights Agreements and the Company Warrants.

3.9 Capitalization of Subsidiaries.

(a) The outstanding shares of capital stock or equity interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (x) the certificate of incorporation, bylaws or equivalent organizational documents of each such Subsidiary, and (y) any other applicable Contracts governing the issuance of such securities; and (z) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the certificate of incorporation, bylaws or equivalent organizational documents of each such Subsidiary or any Contract to which each such Subsidiary is a party.

(b) The Company owns of record and beneficially all the issued and outstanding shares of capital stock or equity interests of such Subsidiaries free and clear of any Liens other than Permitted Liens. Except as set forth on Section 3.9 of the Company Disclosure Letter, neither the Company nor its Subsidiaries hold any Securities of any Person.

3.10 Company SEC Reports. Since January 1, 2022, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.11 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (the “Company Financial Statements”) (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed under GAAP or pursuant to Item 303 of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the

Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2021, (x) the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act, (y) the Company has been and is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC, and (z) the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable listing and other requirements of Nasdaq.

(c) Controls. The Company has established and maintains a system of internal accounting controls that are reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (x) any significant deficiency or material weakness in the design or operation of internal control over financial reporting of the Company Group that has not been subsequently remediated; or (y) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

(d) Indebtedness. Section 3.11(d) of the Company Disclosure Letter sets forth the Indebtedness for borrowed money of the Company and its Subsidiaries as of the date of this Agreement, other than (i) Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports and (ii) Indebtedness with a principal amount payable by the Company or its Subsidiaries of less than $100,000.

3.12 No Undisclosed Liabilities. There is no other liability, debt or obligation of, or claim or judgment against, the Company or any of the Company’s Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due) required by GAAP to be included on a consolidated balance sheet of the Company except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement, (b) that have arisen since the date of the most recent balance sheet included in the Company Financial Statements in the ordinary course of business of the Company and its Subsidiaries, (c) that will be discharged or paid off prior to or at the Closing, (d) arising in the ordinary course of business under Contracts of the Company or any of its Subsidiaries existing as of the date of this Agreement, (e) intercompany obligations or liabilities amongst the Company and its wholly-owned Subsidiaries or (f) which would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.13 Litigation and Proceedings. Except as would not be material to the Company and its Subsidiaries: (a) there are no, and in the past three (3) years there have been no pending or, to the Knowledge of the Company,

Legal Proceedings threatened in writing or verbally, by or against the Company or any of the Company’s Subsidiaries or their respective properties or assets; (b) other than examinations conducted in the ordinary course of a Governmental Authority’s generally applicable supervisory jurisdiction, there are no investigations or other inquiries or other Legal Proceedings that are pending, or, to the Knowledge of the Company, have been threatened against, the Company or any of the Company’s Subsidiaries or their respective properties or assets by any Governmental Authority; (c) there is no outstanding Governmental Order imposed upon the Company or any of the Company’s Subsidiaries, nor are any properties or assets of the Company or any of the Company’s Subsidiaries’ respective businesses bound or subject to any Governmental Order. There is no outstanding Governmental Order imposed upon the Company or any of the Company’s Subsidiaries that would prevent, materially impair or materially delay the consummation of the Merger Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.14 Legal Compliance.

(a) Compliance with Laws. Each of the Company and its Subsidiaries is, and for the prior three (3) years has been, in compliance with all applicable Laws in all material respects. At no time during the prior three (3) years, has the Company or any of its Subsidiaries received any written notice, or to the Knowledge of the Company, verbal from any Governmental Authority alleging any violation or noncompliance in any material respect or material liability of, the Company or any of its Subsidiaries under any Healthcare Law that has been or is reasonably likely to be material to the Company or any of its Subsidiaries.

(b) Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors officers , employees or agents acting on behalf of the Company or any of its Subsidiaries, has during the last three (3) years offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of the Anti-Bribery Laws. Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, there are no current or pending, and for the last three (3) years there have been no, internal investigations, third-party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to the Company or any of the Company’s Subsidiaries.

(c) Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries (i) are and for the last five (5) years have been in compliance with all Anti-Money Laundering Laws, International Trade Laws and Sanctions Laws, and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws and Sanctions Laws (the “Export Approvals”). Except as would not have a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Company or any of the Company’s Subsidiaries related to any Anti-Money Laundering Laws, International Trade Laws or Sanctions Laws or any Export Approvals. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, employees, or agents, (i) is, or has during the past five (5) years, been a Sanctioned Person or (ii) (acting in their capacity as such) is transacting or has transacted business directly or knowingly indirectly with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country in violation of Sanctions Laws.

(d) No material aspect of the business of the Company or any of its Subsidiaries has either presently or historically involved (i) the diagnosis or treatment of diseases, the employment of healthcare professionals to provide clinical services, or any other activities that constitute the practice of medicine under any Healthcare

Law, (ii) the submission of medical claims to third-party payors or healthcare clearinghouses for reimbursement, or (iii) the receipt of collections attributable to the payment of medical claims.

(e) Except as would not be material to the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries, nor any owner, director, officer, “managing employee” (as such term is defined in 42 U.S.C. § 1320a-5(b)), or employee, or to the Knowledge of the Company, contractor acting on behalf of the Company or its Subsidiaries is currently or has been, or to the Company Group’s Knowledge, is threatened to be: (i) debarred, excluded or suspended from participating in any governmental health program; (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act, sanctioned, indicted or convicted of a crime, or pled nolo contendere or to sufficient facts, in connection with any allegation of violation of any Healthcare Law; (iii) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; (iv) subjected to any other debarment, exclusion, or sanction list or database.

(f) Except as would not have a Company Material Adverse Effect, for the prior three (3) years, the Company and its Subsidiaries have established and maintained a compliance program reasonably designed to promote compliance with Healthcare Laws and ethical standards.

3.15 Material Contracts.

(a) List of Material Contracts. Section 3.15(a) of the Company Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xiii) below to which, as of the date of this Agreement the Company or any of the Company’s Subsidiaries is a party or by which they are bound, other than an Employee Plan (collectively, the “Material Contracts”). True, correct and complete copies of the Material Contracts have previously been delivered to or made available to Parent or its agents or representatives, together with all material amendments thereto.

(i) Any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;

(ii) Any material Contract with any of the Top Vendors;

(iii) Any Contract that, in the twelve-month period ended March 31, 2024, was the source of $200,000 or more in revenue for the Company and its Subsidiaries, based on amounts paid or payable;

(iv) Each debenture, Contract or other evidence of Indebtedness for borrowed money of the Company or any of the Company’s Subsidiaries, including any agreement or commitment for future loans, credit or financing, in each case, in excess of $100,000;

(v) Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company or any of its Subsidiaries in the last three (3) years, in each case, involving payments in excess of $200,000 other than (A) Contracts in which the applicable acquisition or disposition has been consummated and there are no liabilities of the Company or its Subsidiaries remaining or obligations of the Company or its Subsidiaries ongoing and (B) any disposition of assets by the Company or any of its Subsidiaries in the ordinary course of business;

(vi) The Leases set forth on Section 3.22(b) of the Company Disclosure Letter;

(vii) Each Contract involving the formation of a joint venture, legal partnership or limited liability company (other than a wholly-owned Subsidiary of the Company);

(viii) Each Contract involving the licensing, transfer, development or assignment of Intellectual Property by or of the Company and its Subsidiaries that is material to the business of the Company and its Subsidiaries (other than (A) Contracts under which the Company and its Subsidiaries obtain rights to use generally commercially available technology or software with an annual license fee of less than $200,000,

(B) Contracts containing licenses granted to or received from end users, service providers, customers or partners in connection with the provision or receipt of services or the licensing or sale of any product or service in the ordinary course of business on terms substantially the same as the Company’s standard forms, (C) Contracts containing licenses that are merely incidental to the transaction contemplated in such Contract, the commercial purposes of which is primarily for something other than such license (and such license is not material to the Company), and (D) agreements with employees and independent contractors based substantially on the Company’s standard forms; provided, that such agreements must include non-disclosure and Intellectual Property assignment provisions that are identical, in all material respects, to the Company’s standard forms, in each case of clauses (A) – (D) on a non-exclusive basis;

(ix) Contracts containing covenants of the Company or any of the Company’s Subsidiaries (A) prohibiting or limiting the right of the Company or any of the Company’s Subsidiaries to engage in or compete with any Person in any line of business or (B) prohibiting or restricting the Company’s and the Company’s Subsidiaries’ ability to conduct their business with any Person in any geographic area, in each case of clauses (A) and (B), that are material to the operation of the business of the Company and the Company’s Subsidiaries, taken as a whole;

(x) Any Contract that grants to any Person any preferred pricing, “most-favored nation” or similar rights that are material to the operation of the business of the Company and the Company’s Subsidiaries, taken as a whole;

(xi) Any Collective Bargaining Agreement;

(xii) Any Contract that is a settlement, conciliation, or similar agreement with any Governmental Authority or pursuant to which the Company or any of its Subsidiaries will have material outstanding obligations after the date of this Agreement; and

(xiii) Contracts granting to any Person (other than the Company or its Subsidiaries) a right of first refusal or first offer to purchase or acquire exclusive rights or ownership with respect to any Company Intellectual Property or to purchase or acquire equity interests in the Company or any of the Company’s Subsidiaries.

(b) Validity. As of the date hereof, all of the Material Contracts are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto, in each case except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. Except, in each case, where the occurrence of such breach or default or failure to perform would not be a Company Material Adverse Effect, (x) neither the Company, the Company’s Subsidiaries, nor, to the Knowledge of the Company, any other party thereto is in breach of or default under any such Material Contract, (y) neither the Company nor any of its Subsidiaries has received any written claim or notice of termination or breach of or default under any such Contract and (z) to the Knowledge of the Company as of the date hereof, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Contract by the Company or its Subsidiaries or, to the Knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

3.16 Employee Plans.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a complete list, as of the date of this Agreement, of each material “employee benefit plan” as defined in Section 3(3) of ERISA and any other material plan, policy, program, or agreement (including any employment, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, retention, supplemental retirement, change in control or similar plan, policy, program or agreement) providing compensation or other benefits to any current or former director, officer, individual consultant or employee, which are maintained, sponsored or contributed to by the Company or any of the Company’s Subsidiaries, or to which the Company or any of the Company’s Subsidiaries is a party or has or may have any liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is both required under applicable Law and maintained by any Governmental Authority (each, an “Employee Plan”). The Company has delivered to Parent, to the extent applicable, true, complete and correct copies of (v) each Employee Plan (or, if not written a written summary of its material terms), including all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (w) the most recent summary plan descriptions, including any summary of material modifications (x) the most recent annual report (Form 5500 series) filed with the IRS with respect to such Employee Plan, (y) the most recent actuarial report or other financial statement relating to such Employee Plan, and (z) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Employee Plan and any pending request for such a determination letter.

(b) Except as would not have a Company Material Adverse Effect, each Employee Plan has been established, operated, funded and administered in compliance with its terms and all applicable Laws, including ERISA and the Code.

(c) No Employee Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is or was subject to Title IV of ERISA or Sections 412 or 430 of the Code (“Title IV Plan”) and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or has any actual or contingent liability under, a Multiemployer Plan or Title IV Plan, including at any time within the previous six (6) years. Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

(d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a current favorable determination letter from the IRS. No member of the Company Group has any obligation to provide any post-employment, post-service or post-ownership health or welfare benefits to any Person (except as required by Section 4980B of the Code and for which the covered Person pays the full premium cost of coverage). No member of the Company Group has incurred (whether or not assessed) any material Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(e) Except as would not have a Company Material Adverse Effect, with respect to each Employee Plan, no Legal Proceedings, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened.

(f) Except as set forth on Section 3.16(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event (such as termination following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other service provider of the Company or any Subsidiary of the Company to any severance pay or any other compensation or benefits payable or to be provided by the Company or any Subsidiary of the Company, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits (including Company Options, Company RSUs and Company SARs) due to any such employee, officer or other individual service provider by the Company or a Subsidiary of the Company, (iii) limit or restrict the right of Parent to merge, amend or terminate any Employee Plan on or after the Effective Time, or (iv) result in any “excess parachute payment” under Section 280G of the Code.

(g) Neither the Company nor any of its Subsidiaries has any obligation to provide any Person a Tax gross-up, make whole or similar payment with respect to Taxes, including those imposed under Sections 409A or 4999 of the Code.

(h) Except as would not have a Company Material Adverse Effect, with respect to each Employee Plan subject to the Laws of any jurisdiction outside the United States, (i) all employer contributions to each such

Employee Plan required by applicable Law or by the terms of such Employee Plan have been made, (ii) each such Employee Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and, to the Knowledge of the Company, and (iii) each such Employee Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws. Each Employee Plan subject to the Laws of any jurisdiction outside the United States which provides retirement benefits is a defined contribution plan and all contributions have been timely made with respect to any statutory plan, program or arrangement that is required under applicable Law and maintained by any Governmental Authority.

3.17 Labor Relations; Employees.

(a) Except as set forth on Section 3.17(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, or any similar Contract with any labor union, works council, or other labor organization (each, a “Collective Bargaining Agreement”), no such agreement is being negotiated by the Company or any of the Company’s Subsidiaries, and no labor union, works council, labor organization, group of employees or any other employee representative body represents or has, to the Knowledge of the Company, requested or sought to represent any of the employees of the Company or its Subsidiaries. To the Knowledge of the Company, there have been no labor organization activity involving any employees of the Company or any of its Subsidiaries. In the past three (3) years, there has been no actual or, to the Knowledge of the Company, threatened strike, slowdown, work stoppage, lockout, material labor grievance, labor arbitration or other material labor dispute against or affecting the Company or any Subsidiary of the Company.

(b) Except as would not have a Company Material Adverse Effect, each of the Company and its Subsidiaries are, and have been for the past three (3) years, in compliance with all Laws respecting labor, employment and employment practices applicable to the Company and its Subsidiaries (including in respect of each of its employees) including all Laws respecting terms and conditions of employment, health and safety, wages and hours, holiday pay and the calculation of holiday pay, working time, employee classification (with respect to both exempt vs. non-exempt status and employee vs. independent contractor and worker status), child labor, immigration, employment discrimination, harassment, retaliation, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs (including WARN), affirmative action, workers’ compensation, labor relations, employee leave issues, restrictive covenants, pay transparency, employee trainings and notices, automated employment decision tools and other artificial intelligence, and unemployment insurance.

(c) Except as would not have a Company Material Adverse Effect, in the past three (3) years, the Company and its Subsidiaries have not received (i) notice of any unfair labor practice charge or complaint before the National Labor Relations Board or any other Governmental Authority against them, (ii) notice of any complaints, grievances or arbitrations arising out of any Collective Bargaining Agreement, (iii) notice of any charge or complaint with respect to or relating to them before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, worker classification, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (v) notice of any Legal Proceeding by or before any Governmental Authority by or on behalf of any present or former employee or other service provider of such entities, any applicant for employment or classes of the foregoing alleging misclassification, breach of any express or implied Contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, and with respect to each of (i) through (v) herein, no such matters are pending or to the Knowledge of the Company, threatened.

(d) In the past three (3) years, to the Knowledge of the Company, no Governmental Authority has determined that the Company or its Subsidiaries has misclassified any individual as a non-employee.

(e) In the past three (3) years, neither the Company nor any of the Company’s Subsidiaries has entered into a settlement agreement with a current or former officer, employee or independent contractor of the Company or any of the Company’s Subsidiaries resolving allegations made by such individual relating to sexual harassment or similar misconduct by either (i) an officer of the Company or any of the Company’s Subsidiaries or (ii) a management-level employee of the Company or any of the Company’s Subsidiaries. To the Knowledge of the Company, in the last three (3) years, no allegations of sexual harassment, discrimination, or similar misconduct, and have been made against (x) an officer of the Company or any of the Company’s Subsidiaries or (y) a management-level employee of the Company or any of the Company’s Subsidiaries.

3.18 Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any applicable extensions), all such Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and all income and other material amounts of Taxes due and payable by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full.

(b) The Company and each of its Subsidiaries have complied in all material respects with all applicable withholding and related reporting and record-keeping requirements.

(c) The Company and each of its Subsidiaries has in all material respects properly (i) collected and remitted sales, use, valued added and similar Taxes with respect to sales or leases made or services provided to its customers and (ii) for all sales, leases or provision of services that are exempt from sales, use, valued added and similar Taxes and that were made without charging or remitting sales, use, valued added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale, lease or provision of services as exempt.

(d) The Company is, and since its inception has been, classified as corporation for U.S. federal income Tax and applicable state and local income Tax purposes. Section 3.18(d) of the Company Disclosure Letter sets forth the U.S. federal income tax classification of each other member of the Company Group.

(e) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of any material amounts of Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is currently in effect.

(f) There are no Liens for Taxes (other than Liens for Taxes not yet due and payable) upon the property or assets of the Company or any of its Subsidiaries.

(g) No claim, assessment, deficiency or proposed adjustment for any income or other material amount of Tax has been asserted or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid.

(h) There are no Tax audits or other examinations of the Company or any of its Subsidiaries presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request or threat for such an audit or other examination, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any income or other material Taxes of the Company or any of its Subsidiaries.

(i) Neither the Company nor any of its Subsidiaries has made a request for a tax ruling, request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any Taxes.

(j) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnification or Tax sharing agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts not primarily related to Taxes).

(k) Neither the Company nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code in the three (3) years prior to the date of this Agreement.

(l) Neither the Company nor any of its Subsidiaries (i) is liable for Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts not primarily related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes or foreign tax purposes, other than a group the common parent of which was or is the Company or any of its Subsidiaries.

(m) No written claim has been made by any Governmental Authority where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction and, to Company’s knowledge, there is no basis for any such claim to be made.

(n) Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside of the country of its organization.

(o) Neither the Company nor any of its Subsidiaries has participated in or is participating in a “reportable transaction” within the meaning of Section 6707A(c)(2) of the Code.

(p) Neither the Company nor any of its Subsidiaries will be required to include any material amount in taxable income, exclude any material item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or open transaction disposition made on or prior to the Closing Date, (ii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date (other than amounts received in the ordinary course of business), (iii) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law), or (v) the application of Section 965(a) of the Code. None of the Company or any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code (or any similar provision of state, local or foreign Law).

(q) The Company is not and has not been a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.

(r) The Company does not derive “substantial value” from assets located in India for Indian Tax Law purposes and the transactions contemplated by this Agreement will not be subject to capital gains taxation under Indian Tax Law on the indirect transfer of the capital stock of any Indian Subsidiary of the Company.

3.19 Brokers. Except for the Advisor, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by the Company, any of the Company’s Subsidiaries’ or any of their Affiliates for which Parent, the Company or any of the Company’s Subsidiaries has any obligation. A redacted copy of the engagement letter with the Advisor has been made available to Parent prior to the date of this Agreement and the fees and expenses set forth in the unredacted portion thereof are the total amount of fees and expenses due to the Advisor.

3.20 Insurance. Except as would not have a Company Material Adverse Effect, each of the insurance policies held by, or for the benefit of, the Company or any of the Company’s Subsidiaries in effect as of the date of this Agreement are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy. Prior to the date of this Agreement, the Company has made available to Parent correct and complete copies of the material insurance policies in effect as of the date of this Agreement (or where no such copies are available, a reasonably detailed written description thereof).

3.21 Permits. The Company Group holds, in all material respects, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company Group as currently conducted. The Company Group complies with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect.

3.22 Real Property.

(a) The Company Group does not own any real property.

(b) Section 3.22(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements, pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 1,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments and supplements thereto). With respect to each Lease and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease. Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has a valid, binding and enforceable leasehold estate in the Leased Real Property, free and clear of all Liens (other than Permitted Liens) subject to the Enforceability Limitations. Except as would not have a Company Material Adverse Effect, neither the Company Group, nor to the Knowledge of the Company, any other party to the Lease is in breach of or default pursuant to any Lease.

(c) Section 3.22(c) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing material subleases, licenses or similar agreements (each, a “Sublease”) as of the date hereof granting to any Person, other than the Company Group, any right to use or occupy, now or in the future, the Leased Real Property. With respect to each of the Subleases, except as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, there are no disputes with respect to such Sublease; (ii) the other party to such Sublease is not an Affiliate of, and otherwise does not have any economic interest in, the Company Group.

3.23 Intellectual Property.

(a) Section 3.23(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all (i) Company Registered Intellectual Property; and (ii) Legal Proceedings before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any material Company Registered Intellectual Property. None of the material Company Registered Intellectual Property is jointly owned with any third Person. Except as would not have a Company Material Adverse Effect, the Company Intellectual Property is subsisting and, to the Knowledge of the Company, valid, and enforceable.

(b) Except as would not be a Company Material Adverse Effect, the Company and its Subsidiaries, taken as a whole, (i) own, free and clear of all Liens (other than Permitted Liens) all Company Intellectual Property and (ii) have valid rights to use all other Intellectual Property used in the operation of the Company’s and its Subsidiaries’ business. Each of the Company and its Subsidiaries uses commercially reasonable efforts to require Persons who have contributed, developed or conceived any material Company Intellectual Property to assign such Intellectual Property to the Company or the applicable Subsidiary.

(c) The operation of the business of the Company Group, as such business currently is conducted as of the date of this Agreement (i) does not infringe, misappropriate, dilute or otherwise violate and (ii) in the last six (6) years has not infringed, misappropriated or otherwise violated, in each case of clause (i) and (ii), the Intellectual Property of any third Person in a manner that resulted in a Company Material Adverse Effect. There is no pending Legal Proceeding to which the Company or any of the Company’s Subsidiaries is a named party, or to the Knowledge of the Company, that is threatened, in writing alleging the Company’s or its Subsidiaries’ infringement, misappropriation or other violation of any Intellectual Property of any Person, except as would not have a Company Material Adverse Effect.

(d) To the Knowledge of the Company as of the date of this Agreement (i) no Person is infringing upon, misappropriating or otherwise violating any Company Intellectual Property, except as would not reasonably be expected to have a Company Material Adverse Effect, and (ii) the Company and its Subsidiaries have not sent to any Person within the three (3) years preceding the date of this Agreement any written notice, charge, complaint, claim or other written assertion against any Person claiming infringement or violation by or misappropriation of any Company Intellectual Property.

(e) The Company and its Subsidiaries take commercially reasonable measures to protect the confidentiality of material trade secrets included in the Company Intellectual Property, and to the Knowledge of the Company, except as would not be material to the Company and its Subsidiaries individually or in the aggregate, there has not been any unauthorized disclosure of or unauthorized access to same in any manner that has resulted in the misappropriation of, or loss of any such trade secrets.

(f) Except as would not have a Company Material Adverse Effect, the Company Systems do not contain any undisclosed or hidden device, code or feature designed to disrupt, disable, or otherwise impair the functioning of any Software or any “back door,” “time bomb”, “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that are designed to permit unauthorized access or the unauthorized disablement or unauthorized erasure of such Company System or information or data (or any parts thereof) of the Company or its Subsidiaries.

(g) The Company’s and its Subsidiaries’ use, distribution and conveyance of Software included in the Company Intellectual Property is in compliance with any open source licenses applicable thereto and (ii) such use, distribution or conveyance described in clause (i) does not require the disclosure, distribution or licensing of any source code of such Software included in the Company Intellectual Property, in each case of clause (i) and (ii), except as would not have a Company Material Adverse Effect.

(h) None of the Company nor any of its Subsidiaries has disclosed, made available or provided to any Person, or allowed any Person to access or use, any such source code described in subsection (g) above or other material confidential information of the Company Group, in each case, other than to employees, contractors and consultants of the Company and its Subsidiaries that have a duty of confidentiality with respect to same, or to other third parties subject to appropriate written confidentiality obligations, except as would not have a Company Material Adverse Effect.

(i) Each of the Company and its Subsidiaries uses commercially reasonable efforts to implement reasonable policies and procedures for the Company’s or, as applicable, such Subsidiary’s use of AI Solutions. To the Knowledge of the Company, except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries (A) own or possess valid and, to the Knowledge of the Company, enforceable rights to use any AI Solutions and AI Training Data used by the Company and its Subsidiaries and (B) have used commercially reasonably efforts to comply with all license terms applicable to such AI Solutions and AI Training Data.

3.24 Privacy and Cybersecurity.

(a) The Company and its Subsidiaries are, and during the three (3) years preceding the date of this Agreement have been, in material compliance with all of the following to the extent governing privacy, data protection, cybersecurity, or security breach notification or otherwise relating to the access, creation, collection, processing, storage, use, maintenance, disclosure, distribution, sharing, retention, disposal, transfer, transmission, receipt, import, disposal, disclosure, protection or performance of any other operation (collectively, “Processing” or “Processed”) of Personal Information by or for the Company or its Subsidiaries: (i) applicable Laws, including HIPAA (ii) the Company’s and its Subsidiaries’ published, public-facing notices (the “Privacy Policies”), and (iii) the Company’s and its Subsidiaries’ contractual obligations, (collectively, (i)-(iii), “Personal Information Laws and Policies”) except in each case of (i)-(iii), except as would not be material to the Company. There are no (A) current Legal Proceedings to which the Company or any of the Company’s Subsidiaries is a named party or, (B) to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries, in each case, alleging a violation of any Personal Information Laws and Policies by the Company or any of the Company’s Subsidiaries, in the case of (B), except as would not be material to the Company or any of its Subsidiaries, and during the three (3) years preceding the date of this Agreement, there have been no such Legal Proceedings brought against the Company or any of the Company’s Subsidiaries. Neither the Company nor any of the Company’s Subsidiaries has as of the date of this Agreement received any written notice from (x) any Governmental Authority or (y) except as would not be material to the Company or any of its Subsidiaries, any other Person, in each case with respect to (x) and (y), relating to an alleged violation of Personal Information Laws and Policies by the Company or any of the Company’s Subsidiaries.

(b) During the three (3) years preceding the date of this Agreement, there have been no material actual (i) breaches, cyberattacks, security incidents, unauthorized uses, or other unauthorized access to the Company Systems, including any “breach” of “unsecured protected health information” (as defined by HIPAA) (ii) unauthorized Processing of any Personal Information or material confidential information stored thereon or Processed thereby), and (iii) there has been no incident that has caused any material disruption to, or interruption in, the Company Systems. The Company and its Subsidiaries take, and during the three (3) years preceding the date of this Agreement have taken, commercially reasonable measures designed to protect confidential or sensitive information (including Personal Information) Processed by or for the Company or any of its Subsidiaries against unauthorized access, use, modification, loss, disclosure, other Processing, or any other misuse, in each case, except as would not have a Company Material Adverse Effect.

(c) Except as would not be material to the Company or any of its Subsidiaries, the Company and its Subsidiaries have (i) at all times obtained written permission prior to engaging in the de-identification of client Personal Information or providing data aggregation services; (ii) de-identified all Personal Information in accordance with HIPAA; and (iii) not sold, licensed, or otherwise commercialized any “protected health information” (as defined in HIPAA).

3.25 Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the Company and its Subsidiaries (a) has received any written notice alleging that the Company or any of its Subsidiaries has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances in violation of, or as would give rise to liability under, any applicable Environmental Law; (c) has exposed any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is subject to any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by or liability of the Company or its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law; or (f) to the Knowledge of the Company, does not own or operate any property or facility contaminated by any Hazardous Substance which has resulted or would reasonably be expected to result in liability to the Company or any of its Subsidiaries under Environmental Law.

3.26 Absence of Certain Changes. Since the date of the consolidated balance sheet of the Company Group as of March 31, 2024, set forth in the Company’s quarterly report on Form 10-Q filed by the Company with the SEC for the period ended March 31, 2024 (the “Latest Company Balance Sheet”) through the date hereof, (a) except in connection with the consideration by the Company of a potential strategic transaction or in connection with the transactions contemplated hereby, the business of the Company and the Company’s Subsidiaries has been conducted in all material respects in the ordinary course of business and (b) neither the Company nor its Subsidiaries has taken any action which, if taken after the date of this Agreement and prior to the Closing, would constitute a violation of subsections (a), (b), (e), (g), (h), (l), (m) or (t) of Section 5.2. From the date of the Latest Company Balance Sheet to the date of this Agreement, there has not been any Company Material Adverse Effect.

3.27 Government Contracts. The Company is not party to: (a) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement between the Company or any of its Subsidiaries, on one hand, and any Governmental Authority, on the other hand, or (b) any subcontract or other Contract by which the Company or one of its Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Authority that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services. Neither the Company nor any of its Subsidiaries have provided any offer, bid, quotation or proposal to sell products made or services provided by the Company or any of its Subsidiaries that, if accepted or awarded, would lead to any Contract or subcontract of the type described by the foregoing sentence.

3.28 Top Vendors.

(a) Section 3.28(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top ten (10) vendors, in each case, based on the aggregate Dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty during the trailing twelve months for the period ending December 31, 2023 (the “Top Vendors”).

(b) Except as set forth on Section 3.28(b) of the Company Disclosure Letter, none of the Top Vendors has, as of the date of this Agreement, to the Knowledge of the Company, threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the Company or any of the Company’s Subsidiaries (other than due to the expiration of an existing contractual arrangement), and to the Knowledge of the Company, none of the Top Vendors is, as of the date of this Agreement, otherwise involved in or threatening in writing a material dispute against the Company or its Subsidiaries or their respective businesses.

3.29 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, including any Company RSUs, Company SARs, or Company Options, and for the Company Warrants (as applicable), there are no current or proposed Contracts, transactions, arrangements or understandings between the Company Group, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that has not been so disclosed.

3.30 No Additional Representations or Warranties. Notwithstanding any provision of this Agreement to the contrary, except as provided in this Article III or in any certificate received by Parent or Merger Sub pursuant to Section 7.2(c), neither the Company nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Parent or Merger Sub or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Parent or Merger Sub or their Affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is duly organized, validly existing and in good standing pursuant to the Laws of Delaware; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger Transactions have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger Transactions do not and will not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.4 Requisite Governmental Approvals. No consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger Transactions, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; and (iii) such other consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) No Orders. As of the date hereof, neither Parent nor Merger Sub is subject to any Governmental Order of any kind or nature that would prevent or materially delay the consummation of the Merger Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) has owned, directly or indirectly, any shares of Company Capital Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three years prior to the date hereof.

4.7 Brokers. Other than Morgan Stanley & Co. LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger Transactions.

4.8 Operations and Ownership of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Merger Transactions, and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement, including any Debt Financing. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all Liens, except Permitted Liens and transfer restrictions imposed by applicable securities Laws.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger Transactions. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger Transactions.

4.10 Sufficient Funds.

(a) Parent as of the date hereof has, and as of the Closing will have, sufficient available cash on hand or other sources of immediately available funds, necessary to consummate the Merger, including payment of the Per Share Price, all other amounts due under Article II and all other fees and expenses required to be paid by Parent and Merger Sub, in each case, at the Closing.

(b) Parent and Merger Sub understand and acknowledge that their obligations under this Agreement are not in any way contingent upon or otherwise subject to or conditional upon Parent’s consummation of any financing arrangements, Parent’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent.

4.11 Stockholder and Management Arrangements. As of the date hereof, except for the Voting Agreements, neither Parent or Merger Sub nor any of their respective Subsidiaries or Affiliates is a party to, or has authorized, made or entered into, or committed or agreed to enter into, directly or indirectly, any Contract with any party known by Parent or Merger Sub (or their respective Affiliates) to be a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of any outstanding Company Capital Stock or any, director, officer or employee or any other Affiliate of the Company Group (a) regarding any continuing employment or consulting relationship with the Surviving Corporation or any of its Subsidiaries, businesses or operations from and after the Effective Time, or (b) pursuant to which any such Person (i) would roll over any of their shares of Company Common Stock or other equity interests in the Company into equity interests in Parent or Merger Sub or any other entity or be entitled to receive consideration of a different amount or nature or other differential consideration than the consideration to which such owner or other Person is entitled pursuant to Article II, (ii) has agreed to approve this Agreement or vote against any Superior Proposal or (iii) has agreed to provide, directly or indirectly, equity investment to Parent or Merger Sub to finance any portion of the Merger Transactions.

4.12 Other Interests. Neither Parent nor Merger Sub has acquired, or has agreed to acquire, in any manner (including by purchasing a substantial portion of the assets of or equity in) any business or any corporation, partnership, association or other business organization or division thereof that would reasonably be expected to: (a) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger Transactions; (b) materially increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of the Merger; (c) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise; or (d) prevent, materially impair or materially delay the consummation of the Merger Transactions.

4.13 Solvency. Assuming the satisfaction of the conditions to Parent’s obligations to consummate the Merger and the accuracy of the representations and warranties set forth in Article III (for this purpose, such representations and warranties shall be true and correct in all material respects without otherwise giving effect to materiality qualifications therein), as of the Effective Time and immediately after giving effect to the Merger Transactions (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger Transactions and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries; (b) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.14 No Foreign Ownership, Control or Influence. Neither Parent nor Merger Sub (a) is a “foreign person” or “foreign entity”, as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof; (b) is under foreign ownership, control or influence as defined in the National Industrial Security Program Operating Manual; and (c) is a “foreign person” within the meaning of the International Traffic in Arms Regulations.

4.15 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its respective Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate received by Parent or Merger Sub pursuant to Section 7.2(c):

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger Transactions;

(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger Transactions, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate received by Parent or Merger Sub pursuant to Section 7.2(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger Transactions) in reliance on or in any other way relying on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger Transactions, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (w) as expressly contemplated by this Agreement; (x) as required by applicable Law; (y) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; or (z) as

approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to:

(a) use its respective commercially reasonable efforts to maintain its existence in good standing pursuant to applicable Law;

(b) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, to conduct its business and operations in the ordinary course of business in all material respects; and

(c) use its respective commercially reasonable efforts to (x) preserve intact its material assets (including all material Company Intellectual Property), properties, Contracts or other legally binding understandings, licenses and business organizations; (y) keep available the services of its current officers and key employees; and (z) preserve the current relationships with customers, vendors, distributors, partners (including platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has material business relations;

provided, that no action or failure to act by the Company or any of its Subsidiaries with respect to the matters specifically addressed by any provision of Section 5.2 will be deemed a breach of this Section 5.1.

5.2 Forbearance Covenants. Except (w) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (x) as required by applicable Law, (y) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (z) as expressly contemplated by the terms of this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:

(a) amend the Charter, the Bylaws or any other similar organizational document;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Securities, except (A) for the issuance of shares of Company Common Stock upon the vesting and exercise or settlement, as applicable, of Company Options, Company RSUs or Company SARs outstanding as of the Capitalization Date pursuant to their terms in effect as of the date hereof under the applicable Company Equity Plan; or (B) pursuant to agreements set forth in Section 3.8(d) of the Company Disclosure Letter as in effect on the date hereof;

(d) directly or indirectly acquire, repurchase or redeem any Securities, except for (i) repurchases, withholdings, or cancellations of Securities pursuant to the terms and conditions of Company Options, Company RSUs or Company SARs or Company Warrants outstanding as of the date hereof in accordance with their terms in effect as of the date hereof under the applicable Company Equity Plan or Company Warrant, or (ii) transactions between the Company and any of its direct or indirect Subsidiaries;

(e) (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; (iii) pledge or encumber any shares of its capital stock or other equity or voting interest; or (iv) modify the terms of any shares of its capital stock or other equity or voting interest;

(f) (i) incur or assume any Indebtedness (including any long-term or short-term debt, but excluding Indebtedness of the type described in Section 1.1(tt)(iv), Section 1.1(tt)(vii), Section 1.1(tt)(viii) or Section 1.1(tt)(ix)) or issue any debt securities, except (A) for trade payables incurred in the ordinary course of business; (B) obligations incurred pursuant to business credit cards in the ordinary course of business; (C) intercompany loans or advances between or among the Company and/or its direct or indirect Subsidiaries; and (D) borrowings incurred under the Revolving Line (as defined in pursuant to the Company Loan and Security Agreement as of the date hereof) up to the lesser of (1) $500,000 and (2) the Available Amount (as defined in the Company Loan and Security Agreement as of the date hereof); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company;

(g) mortgage or pledge any of its and its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f) or consented to by Parent;

(h) make any loans, advances or capital contributions to, or investments in, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; and (iii) loans, advances or capital contributions to, or investments in, direct or indirect wholly-owned Subsidiaries of the Company in accordance with applicable Law;

(i) acquire, lease, license, sell, abandon, transfer, assign, guarantee, or exchange any assets, tangible or intangible (including any Company Intellectual Property), in each case in excess of $250,000 individually, and other than (1) the sale, lease or licensing of products or services of the Company Group, (2) non-exclusive licensing of Company Intellectual Property on a standalone basis; (3) the acquisition, assignment, transfer, guaranteeing or pledging of Company Intellectual Property, (4) abandoning or permitting any material Company Intellectual Property to lapse; and (5) any capital expenditures permitted by (or consented to by Parent) under Section 5.2(n); in each case of (1) – (5), in the ordinary course of business or in the Company’s reasonable business judgment;

(j)

(i) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any Employee Plan or any other benefit or compensation plan, program, policy, agreement or arrangement that would constitute an Employee Plan if in effect on the date hereof;

(ii) increase the compensation or benefits of any current or former director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of the Company Group (other than any increase in the ordinary course of business of the base salary of any employee of the Company Group with annual compensation (or an expected annual base compensation) below $200,000), or any special bonus or special remuneration to any current or former director, officer, employee, individual consultant, individual independent contractor or other individual service provider of the Company Group, or accelerate the timing of payment or vesting of any payment or benefit under any Employee Plan or otherwise, except in the case of each of (i) and (ii), as may be required by applicable Law or the terms of the applicable Employee Plan in effect as of the date hereof that is set forth on Section 3.16(a) of the Company Disclosure Letter; or

(iii) enter into any change in control, severance or similar agreement or any retention or similar agreement with any current or former officer, employee, director, individual independent contractor,

individual consultant, or other individual service provider of the Company Group, except as may be required by applicable Law or the terms of the applicable Employee Plan in effect as of the date hereof that is set forth on Section 3.16(a) of the Company Disclosure Letter;

(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (i) reflected or reserved against in the Audited Company Balance Sheet; (ii) for solely monetary payments by the Company (net of any insurance proceeds received or reasonably expected to be received) of no more than $350,000 individually and $2,000,000 in the aggregate; or (iii) settled in compliance with Section 6.14;

(l) except as required by applicable Law or GAAP, (i) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (ii) make any change in any of its accounting principles or practices;

(m) (i) make (other than in the ordinary course of business and consistent with past practice) or change or revoke any material Tax election; (ii) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (iv) file an amended material Tax Return; (v) enter into a closing agreement with any Governmental Authority regarding any material Tax; (vi) adopt or change any material method of accounting for Tax purposes; (vii) fail to pay any material Tax that becomes due and payable (including any estimated tax payments); or (viii) change any U.S. federal income tax classification;

(n) incur or commit to incur any capital expenditure(s) other than (i) as contemplated by the capital expenditure budget set forth in Section 5.2(n) of the Company Disclosure Letter; (ii) expenditures that do not exceed $1,000,000 in the aggregate; (iii) pursuant to obligations in existence as of the date hereof under any Material Contract or (iv) in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident that are covered by insurance or otherwise reasonably advisable in order to maintain business continuity;

(o) enter into, modify or amend, or act to terminate (i) any Contract (other than any Material Contract) that if so entered into, modified, amended or terminated would have a Company Material Adverse Effect; (ii) any Material Contract except in the ordinary course of business or pursuant to any automatic termination, renewal or extension pursuant to terms of such Material Contract or (iii) any Company Warrant;

(p) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(q) implement or announce a “plant closing,” “mass layoff” (each as defined in WARN), furlough, reduction in compensation, reduction-in-force, or similar personnel action that could implicate WARN;

(r) grant any material refunds, credits, rebates, or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

(s) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, legal partnership (excluding, for avoidance of doubt, strategic relationships, alliances, reseller agreements and similar commercial relationships), limited liability corporation or similar legal arrangement with any third Person;

(t) (i) enter into, modify, amend, extend, negotiate or terminate any Collective Bargaining Agreement, or (ii) recognize or certify any labor union, works council, or other labor organization as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(u) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of its Subsidiaries;

(v) hire or engage (other than to replace) any employee or independent contractor with annual compensation (or an expected annual compensation), exclusive of equity grants, in excess of $200,000; or

(w) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation.

(i) Upon the execution of this Agreement, subject to the terms of this Section 5.3, the Company will cease and cause to be terminated any discussions or negotiations then ongoing with any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) that would be prohibited by this Section 5.3(a), request the prompt return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person in connection with a potential Acquisition Proposal with whom a confidentiality agreement was entered into with respect to a potential Acquisition Proposal, or any such Person who made an Acquisition Proposal, and (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives in connection with any potential Acquisition Proposal; and (B) terminate all access granted to any such Person and its Representatives to any physical or electronic data room.

(ii) Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Group will not, and will not instruct, authorize or knowingly permit any of its Representatives to, directly or indirectly:

(A) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;

(B) furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal;

(C) participate or engage in discussions or negotiations with any Person (other than its Representatives acting on its behalf or Parent, Merger Sub or any designees of Parent or Merger Sub) with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3 and contacting the Person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal);

(D) approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal or any other offers or proposals that would reasonably be expected to lead to an Acquisition Proposal; or

(E) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an

Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”).

Notwithstanding anything in this Agreement to the contrary, from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof).

(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Agreement, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Company’s advisors), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such Person), in each case with respect to an Acquisition Proposal that did not result from any material breach of Section 5.3(a); provided, however, that (i) the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal, or would reasonably be expected to lead to, a Superior Proposal, and (ii) the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable Law; and provided further, however, that the Company will promptly (and in any event within 48 hours) make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof):

(i)

(A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect;

(B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;

(C) fail to publicly reaffirm the Company Board Recommendation in response to an Acquisition Proposal that has been publicly disclosed within ten (10) Business Days after Parent so requests in writing, provided, that the Company will not be obligated to reaffirm the Company Board Recommendation more than once per Acquisition Proposal and each material modification thereof;

(D) fail to publicly recommend against acceptance by the holders of shares of Company Capital Stock of a tender or exchange offer that if consummated would constitute an Acquisition Transaction within 10 Business Days of the commencement thereof pursuant to Rules 14d-2 of the Exchange Act; or

(E) fail to include the Company Board Recommendation in the Proxy Statement;

(any action described in clauses (A) through (E), a “Company Board Recommendation Change”); or

(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any positive material event, development or material change in circumstances with respect to the Company that (x) was not actually known to, or reasonably foreseeable or expected by, the Company Board as of the date hereof or if actually known, or reasonably foreseeable or expected, the consequences of which were not known, or reasonably foreseeable or expected, as of the date hereof; and (y) does not relate to (1) any Acquisition Proposal; or (2) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (2) may be considered and taken into account) (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable Law and if and only if:

(A) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Intervening Event Notice Period”) to the effect that the Company Board (or a committee thereof) has (1) so determined; and (2) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the applicable Intervening Event in reasonable detail as known by the Company; and

(B) prior to effecting such Company Board Recommendation Change, the Company, during such Intervening Event Notice Period, must have, and must have used its commercially reasonable efforts to cause its appropriate Representatives to have, negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) regarding any proposal by Parent in good faith to adjust the terms of this Agreement so that the Company Board no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable Law; provided, however, that in the event of any material changes to the facts and circumstances relating to such Intervening Event, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(i) with respect to such new written notice (it being understood that the “Intervening Event Notice Period” in respect of such new written notice will be two Business Days); or

(ii) if the Company has received a bona fide Acquisition Proposal, that the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (x) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (y) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(A) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be or would reasonably be expected to be inconsistent with its fiduciary obligations pursuant to applicable Law;

(B) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(C) (1) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Superior Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) has (a) received an Acquisition Proposal that has not been withdrawn; (b) determined in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (c) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement that would cause such Acquisition Proposal to cease to be a Superior Proposal, which notice will include the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (2) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Superior Proposal Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) regarding any proposal by Parent in good faith to the terms of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any material revisions to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii) with respect to such new written notice (it being understood that the “Superior Proposal Notice Period” in respect of such new written notice will be two Business Days); and

(D) in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b).

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within 48 hours) notify Parent if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by the Company or, to the Knowledge of the Company, any of its Representatives, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or, to the Knowledge of the Company, any of its Representatives with respect to, or that constitute or would reasonably be expected to lead to, an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such Acquisition Proposal. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations. For purposes of this Section 5.3(e), “Knowledge” of the Company shall also include the actual knowledge of the Company’s and its Subsidiaries’ directors, executive officers, legal counsel and financial advisors.

(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable Law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not, in and of itself, be prohibited by this Agreement and will not be deemed to be (x) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (y) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

(g) Breach by Representatives. The Company agrees that any material breach of this Section 5.3 by any of its Representatives will be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (x) to take (or cause to be taken) all actions; (y) do (or cause to be done) all things; and (z) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger Transactions, including by using reasonable best efforts to:

(i) cause the conditions to the Merger Transactions set forth in Article VII to be satisfied;

(ii) (A) obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (B) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger Transactions; and

(iii) to the extent specifically requested in writing by Parent, obtain all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger Transactions so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger Transactions.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, the Company Group will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger Transactions, including in connection with obtaining any consent pursuant to any Material Contract.

6.2 Antitrust Filings.

(a) Each of Parent and the Company will use reasonable best efforts to supply (or cause the other to be supplied) any information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction related to the Merger Transactions and use reasonable best efforts to obtain any required consents pursuant to any Antitrust Laws applicable to the Merger Transactions, in each case as soon as practicable. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger Transactions pursuant to any Antitrust Laws applicable to the Merger Transactions, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response to such request. Each of Parent and Merger Sub, on the one hand, and the Company (and its Affiliates, if applicable), on the other hand agree that no Party may enter into any agreement or understanding with any Governmental Authority with respect to the Merger Transactions without the prior written consent of the other Parties, which shall not be unreasonably withheld, conditioned or delayed.

(b) Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger Transactions pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger Transactions, Parent shall (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Company Group; and (B) any other restrictions on the activities of the Company Group; and (ii) contest, defend and appeal, and the Company shall take any such action at the direction of Parent, any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger Transactions; provided, that notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.2(b) or any other provision of this Agreement shall require or obligate Parent, Merger Sub, or any of Parent’s Affiliates or Subsidiaries to, and the Company shall not, without the prior written consent of Parent, agree or otherwise be required to, take any action, including any action contemplated by this Section 6.2(b), with respect to any of Parent’s Affiliates (excluding Merger Sub, but including (x) General Catalyst and any investment funds or investment vehicles affiliated with, or managed and advised by, General Catalyst, and (y) any portfolio company (as such term is commonly understood in the private equity industry) or investment of General Catalyst or of any such investment fund or investment vehicle, or any interest therein), other than Parent and its Subsidiaries; provided, further, that the Parties shall not be obligated to take any action except if such action is conditioned upon the consummation of the Merger Transactions. Any divestiture of Parent’s assets shall not materially affect the value of the transaction.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable Laws, (i) promptly notify the other parties hereto of, and, if in writing, furnish, to the extent permitted by Law or the relevant Governmental Authorities, the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger Transactions and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger Transactions to a Governmental Authority; (ii) keep the other parties reasonably informed with respect to the status of any such submissions to any Governmental Authority in connection with the Merger Transactions and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (C) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger Transactions; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger Transactions without giving the other parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided, however, that each of Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. As promptly as reasonably practicable following the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company is required to file any document other than the Proxy Statement with the SEC in connection with the Merger Transactions and this Agreement pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company may not file the Proxy Statement or, except to the extent related to a Superior Proposal or Company Board Recommendation Change, any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, on the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation, warranty or covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

(c) Other Required Parent Filing. If Parent or Merger Sub is required to file any document with the SEC in connection with the Merger Transactions and this Agreement pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, on the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Parent Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation, warranty or covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. Except to the extent related to a Superior Proposal or Company Board Recommendation Change, the Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will provide a copy of all written correspondence (or, to the extent such correspondence is oral, a summary thereof) from the SEC or its staff.

(g) Dissemination of Proxy Statement. Subject to applicable Law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., Eastern time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement. The Company will keep Parent reasonably informed regarding all matters relating to the proxy solicitation process, including by promptly furnishing any voting or proxy solicitation reports received by the Company.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of Nasdaq to establish a record date for (and, except as required by law, the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval, and the Company shall, in consultation with Parent, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as reasonably practicable after the date hereof to enable such record date to be set for the Company Stockholder Meeting.

Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting, and at the request of Parent, the Company will postpone or adjourn, as applicable, the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval, (ii) if there are holders of an insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting provided that, in the case of the foregoing clauses (i) or (ii), (x) such postponement or adjournment will not occur more than two times or be for more than ten Business Days each and (y) in no event shall the record date of the Company Stockholder Meeting be changed, in each case, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed); (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or an order or a request from the SEC or its staff; or (iv) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law or otherwise deemed advisable by the Company Board upon the advice of counsel is provided to the Company Stockholders for the amount of time required by Law in advance of the Company Stockholder Meeting; provided, that, in the case of the foregoing clause (iv), each such postponement or adjournment shall not be for more than five Business Days. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5 Cooperation With Debt Financing.

(a) Cooperation with Debt Financing. Prior to the Effective Time, the Company will use its commercially reasonable efforts, and will cause each of its Subsidiaries to use its commercially reasonable efforts, and will use commercially reasonable efforts to cause their respective Representatives to use their commercially reasonable efforts, to:

(i) provide Parent and Merger Sub with such reasonable cooperation as may be reasonably requested by Parent or Merger Sub upon reasonable notice to assist them in arranging and consummating the debt financing (if any) to be obtained by Parent or Merger Sub in connection with the Merger (the “Debt Financing”);

(ii) participate (and cause senior management and Representatives, with appropriate seniority and expertise, of the Company to participate), at reasonable times and upon reasonable prior written notice, in a reasonable and limited number of meetings and presentations with actual or prospective lenders, due diligence sessions, drafting sessions and sessions with rating agencies; and otherwise provide reasonable and customary cooperation with the marketing and due diligence efforts for any Debt Financing; provided that any such meeting or presentation may be conducted virtually by videoconference or other media;

(iii) provide reasonable and customary assistance to Parent, Merger Sub and the Financing Sources with the timely preparation by Parent, Merger Sub or the Financing Sources of customary (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar customary documents reasonably required in connection with the Debt Financing or customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date, in each case, based on financial information and data derived from the Company’s historical books and records, in each case, as may be reasonably requested by Parent and reasonably available and prepared by or for the Company Group in the ordinary course of business; provided, however, that no member of the Company Group will be required to provide any information or assistance with respect to the preparation of (x) pro forma financial statements or (y) forecasts of financing statements, in each case of clauses (x) and (y), relating to (i) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (iii) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;

(iv) furnish Parent, Merger Sub and the Financing Sources, as promptly as practicable, with the Required Financial Statements;

(v) provide reasonable and customary assistance to Parent and Merger Sub, in each case, upon reasonable request of Parent, in connection with the execution and delivery (but in the case of execution and delivery, solely to the extent any such execution and delivery would only be effective at or after the Effective Time and subject to the occurrence of the Closing Date) of reasonable and customary pledge and security documents (including consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, non-imputation affidavits, surveys and title insurance as reasonably requested by Parent or Merger Sub), mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by Parent or Merger Sub, facilitating the delivery of insurance certificates and endorsements, and facilitating the delivery of all stock and other certificates representing equity interests in the Company and its Subsidiaries to the extent required in connection with the Debt Financing, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests (and perfection thereof) in respect of the Debt Financing, it being understood that, in each case, such documents will not take effect until the Effective Time and conditioned on the occurrence of the Closing, and providing reasonable cooperation with Parent, upon request of Parent, to obtain customary and reasonable corporate and facilities ratings;

(vi) upon reasonable request of Parent, provide customary authorization letters to the Financing Sources authorizing the distribution of information about the Company Group to prospective lenders or investors and containing a representation to the Financing Sources that the information pertaining to the Company Group and based on financial information and data derived from the Company’s historical books and records contained in the disclosure and marketing materials related to the Debt Financing and which was, in each case, provided by the Company, is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries; provided, however, that all such materials have been previously identified to, and provided to, the Company with reasonable advance notice and that the Company has been given an opportunity to review and comment on such materials and exclude any information that the Company believes to constitute material non-public information);

(vii) upon reasonable request of Parent, facilitate and assist in the preparation, execution and delivery of one or more reasonable and customary credit agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by Parent or Merger Sub (including, furnishing all reasonable and customary information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates as may be reasonably requested by Parent and reasonably available and prepared by or for the Company Group in the ordinary course of business); provided that the foregoing documentation shall be subject to the occurrence of the Closing Date and shall become effective no earlier than the Effective Time;

(viii) take all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent or Merger Sub to permit the consummation of the Debt Financing; provided that the Company Board shall not be required to approve or authorize the Debt Financing;

(ix) promptly furnish (but in no event later than three Business Days prior to the Closing Date) Parent, Merger Sub and the Financing Sources with all reasonable and customary documentation and other information about the Company Group as is reasonably requested by the Financing Sources relating to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date; and

(x) upon reasonable request by Parent, provide reasonable cooperation in satisfying the conditions precedent set forth in the definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of the Company, its Subsidiaries or their respective Representatives.

(b) Obligations of the Company.

(i) Notwithstanding anything in this Agreement to the contrary, the Company will not be required pursuant to this Section 6.5 or otherwise in connection with the Debt Financing to (A) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (B) enter into any definitive agreement or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Closing Date; (C) give any indemnities in connection with the Debt Financing or any action required to be taken by the Company Group pursuant to Section 6.5(a) (other than customary representation letters, authorization letters and undertakings described in Section 6.5(a)(vi))) that are, in each case, effective prior to the Effective Time; (D) take any action that, in the good faith determination of the Company, could reasonably be expected to unreasonably interfere with the conduct of the business or operations of the Company Group or could reasonably be expected to create an unreasonable risk of damage or destruction to any property or assets of the Company Group; or (E) take any action (including the disclosure of any information) that would reasonably be expected to conflict with or violate its organizational documents or any applicable Laws or would reasonably be expected to result in a violation or breach of, or default under, or create a right of termination or acceleration by any third Person party to any Contract to which any member of the Company Group is a party (so long as such Contract is not entered into by the Company with the intent of availing itself of the limitation set forth in this clause (E)).

(ii) Notwithstanding anything in this Agreement to the contrary, (A) no action, liability or obligation of any member of the Company Group or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing or any of the actions required to be taken by the Company Group pursuant to Section 6.5(a) (other than customary representation letters, authorization letters and undertakings described in Section 6.5(a)(vi)) will be effective until the Effective Time, and neither the Company Group nor any of their respective Representatives will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters, authorization letters and undertakings described in Section 6.5(a)(vi)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time and any such execution shall solely be required only to the extent that such Representative will be continuing in such capacity following Closing; and (B) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor.

(iii) Nothing in this Section 6.5 will require (A) any officer or Representative of the Company Group to deliver any certificate or opinion or take any other action under this Section 6.5 that could reasonably be expected to result in personal liability to such officer or Representative; (B) the pre-Closing Company Board to approve any financing or Contracts or other documents related thereto (other than, if applicable, approval of the execution of customary authorization letters described in Section 6.5(a)(vi)), (C) the Company and/or its Subsidiaries to provide any information where access to such information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine, or other legal privilege applicable to such information, (D) any member of the Company Group to deliver any solvency opinions or legal opinions in connection with the Debt Financing, (E) any member of the Company Group or their respective Representatives to take any action that could reasonably be expected to result in personal liability of any such Person, (F) any member of the Company Group or their respective Representatives to prepare or provide any Excluded Information or (G) cooperation that causes any representation, warranty, covenant or other term in this Agreement to be breached or causes any causes any closing condition to fail to be satisfied.

(iv) Notwithstanding anything to the contrary in this Agreement, a breach or purported breach of the obligations of the Company or its Subsidiaries set forth in Section 6.5 may not be asserted by Parent or Merger Sub as the basis for the termination of this Agreement pursuant to Section 8.1(e) and shall not be considered in determining whether any condition to Closing set forth in this Agreement has been satisfied, nor shall any such breach or purported breach entitle Parent or Merger Sub to damages under this Agreement.

(c) Use of Logos. The Company hereby agrees to reasonably cooperate with the marketing efforts of Parent and the Financing Sources in connection with the use of the Company and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company Group or the reputation or goodwill of the Company Group; (ii) are used solely in connection with a description of the Company, its business and products or the Merger; and (iii) are used in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement and the Clean Team Agreement. Subject to the terms of the Confidentiality Agreement, and without limiting the provisions or effect of the Confidentiality Agreement, Parent and Merger Sub will be permitted to disclose such information to any Financing Sources or prospective Financing Sources and other financial institutions and investors that may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) that, in the case of each of the foregoing, have been approved by the Company in writing following the specific written request of Parent, so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary. The Parties acknowledge and agree that the provisions of the Confidentiality Agreement, including the responsibility of the parties to the Confidentiality Agreement for their Representatives thereunder (as defined therein), including any actual or potential financing sources, shall apply with respect to the provision of any information to any third parties in connection with the Debt Financing.

(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company Group in connection with the cooperation of the Company Group contemplated by this Section 6.5 (other than any costs and expenses with respect to any information that would be required to be produced by any member the Company Group in the ordinary course of business independent of the obligations set forth in this Section 6.5, including any costs and expenses in preparing the Required Financial Statements).

(f) Indemnification. The Company Group and its Representatives will be indemnified and held harmless by Parent and from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation provided pursuant to this Section 6.5 or the provision of information utilized in connection therewith other than any such amount resulting from their willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final judgement not subject to further appeal. Parent’s obligations pursuant to Section 6.5(e) and this Section 6.5(f) referred to collectively as the “Reimbursement Obligations.” The Reimbursement Obligations shall survive termination of this Agreement.

(g) No Exclusive Arrangements. In no event will Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Merger Transactions.

(h) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If the Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the transactions contemplated hereby, including the Merger.

6.6 Anti-Takeover Laws. The Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.7 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will use its commercially reasonable efforts to afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance written notice, to the properties, books and records and personnel of the Company to the extent reasonably requested by Parent in furtherance of the potential consummation of the Merger Transactions, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or regulation requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.7 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.7 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement and the clean team agreement, dated June 6, 2024, between Parent and the Company (the “Clean Team Agreement”) will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.7. All requests for access pursuant to this Section 6.7 must be directed to the General Counsel of the Company, or another person designated by the Company.

6.8 Section 16(b) Exemption. Prior to the Effective Time, the Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)) will take all actions reasonably necessary or advisable to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act. Prior to taking the actions required by this Section 6.8, the Company will provide Parent and its counsel copies of resolutions or other documentation with respect to such actions and the Company shall give due consideration to all reasonable additions, deletions or changes thereto suggested by Parent or its counsel.

6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company Group pursuant to any indemnification agreements between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date hereof. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.9(b), such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b) Indemnification Obligation.

(i) Without limiting the generality of the provisions of Section 6.9(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless (and advance expenses), to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date hereof, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (A) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company Group or its Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (B) the Merger Transactions, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.9(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved.

(ii) In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible).

(iii) Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. No Indemnified Person will be liable for any settlement, compromise, consent or termination effected in contravention of the foregoing sentence. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.9(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.9(c), the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9.

(e) No Impairment. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.9, with full rights of enforcement as if such person were a Party. The rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.9(c) (and their heirs and representatives)) pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group; or (iv) applicable Law (whether at law or in equity).

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.9 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.10 Employee Matters.

(a) Employment; Benefits. For a period of one year following the Effective Time (or, if earlier, the date of termination of an applicable Continuing Employee) (the “Continuation Period”), the Surviving Corporation and its Subsidiaries will provide to each Continuing Employee (i) a base salary or base wage rate and target annual cash incentive and bonus opportunities, as applicable, that are no less favorable in the aggregate than those provided to each Continuing Employee immediately prior to the Effective Time; and (ii) employee benefits (excluding nonqualified deferred compensation, bonus, incentive, equity or equity-based, severance, change in control, transaction or retention compensation or arrangements or defined benefit pension and post-employment or retiree health or welfare benefits (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to either, at Parent’s discretion, (A) those provided to each Continuing Employee immediately prior to the Effective Time under the Employee Plans set forth on Section 3.16(a) of the Company Disclosure Letter, and (B) those provided to similarly situated employees of Parent or (C) some combination of (A) and (B), in each case, excluding the Excluded Benefits. With respect to any Continuing Employee whose employment is involuntarily terminated by the Surviving Corporation without “cause” (and not due to the Continuing Employee’s death or disability) during the Continuation Period, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide severance benefits that are no less favorable than the severance benefits to which such Continuing Employee would have been entitled to receive upon such termination pursuant to the terms of the Employee Plan set forth on Section 6.10(a) of the Company Disclosure Letter, as in effect on the date hereof.

(b) New Plans. Following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to each Continuing Employee credit for service with the Company Group prior to the Effective Time under the employee benefit plans of the Surviving Corporation and its Subsidiaries in which such Continuing Employee participates following the Effective Time (the “New Plans”) for purposes of eligibility to participate, vesting and entitlement to benefits solely for purposes of vacation accrual and severance pay entitlement to the same extent and for the same purpose as such service was credited under the analogous Employee Plan in which such Continuing Employee participated immediately prior to the Effective time, except that such service need not be credited to the extent that it would result in duplication of compensation, coverage or benefits for the same period of service and shall not apply for any purpose under any Excluded Benefit. In addition, and without limiting the generality of the foregoing, for the plan year in which the Effective Time occurs, the Surviving Corporation and its Subsidiaries shall use commercially reasonable efforts to cause: (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Employee Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extent waived or satisfied under the analogous Old Plan in which such Continuing Employee participated immediately prior to the Effective Time, and (iii) any eligible expenses paid by such Continuing Employee and his or her covered dependents under any Old Plan that is a group health plan for the plan year in which the Effective Time occurs to be given full credit under the applicable New Plan that is a group health plan for purposes of satisfying the corresponding deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents as if such amounts had been paid in accordance with such New Plan.

(c) At the written request of Parent provided no later than ten (10) Business Days prior to the Closing Date, the applicable member of the Company Group shall, at least one day prior to the Closing Date, adopt written resolutions (the form of which shall have been approved by Parent, whose approval shall not be unreasonably withheld) to terminate any Employee Plan that is intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”) and to fully vest all participants under the Company 401(k) Plan, such termination and vesting to be effective no later than the day preceding the Closing Date. Parent shall allow eligible rollover contributions to the Parent 401(k) Plan of account balances under the Company 401(k) Plan.

(d) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.10 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.10, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan, New Plan or any other benefit or compensation, plan, program, policy, agreement or arrangement or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third-party beneficiary rights in any Person; or (iv) establish, amend or modify any Employee Plan or any other benefit or compensation plan, program, policy, agreement or arrangement.

6.11 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.12 Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger Transactions set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger Transactions or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.12(a).

(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger Transactions set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger Transactions or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.12(b).

(c) Impact of Non-Compliance. The Company’s or Parent’s failure to comply with this Section 6.12 will not be taken into account for purposes of determining whether any conditions to the Merger Transactions set forth in Article VII have been satisfied.

6.13 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger, of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, the Company and its Affiliates (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub and their Affiliates (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the other hand, will obtain other Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger Transactions, except with respect to communications that are (w) required by applicable Law, regulation or stock exchange rule or listing agreement; (x) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); (y) principally directed to any existing or prospective general or limited partners, equity holders, members and investors of Parent or its Affiliates, so long as such communications are consistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication (z) solely to the extent related to a Superior Proposal or Company Board Recommendation Change.

6.14 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

6.15 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (and refrain from doing any things or taking any actions in contravention of applicable SEC and Nasdaq requirements to cause) (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting; and (c) the suspension of the Company’s duty to file reports under Sections 13 and 15(d) of the Exchange Act as promptly as practicable thereafter. In furtherance of the foregoing, the Company shall file all forms, reports, statements, schedules, certifications and other documents with the SEC that it is required to furnish or file pursuant to applicable Law.

6.16 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.17 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger Transactions in accordance with applicable Law and its organizational documents.

6.18 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

6.19 No Stockholder or Employment Discussions. Except as approved by the Company Board, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or Affiliates to, directly or indirectly, authorize, make or enter into, or commit or agree to enter into, any Contract with any party known by Parent or Merger Sub (or their respective Affiliates) to be a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of any outstanding Company Capital Stock or any director, officer or employee of the Company or any of its Affiliates (a) regarding any continuing employment or consulting relationship with the Surviving Corporation from and after the Effective Time; or (b) pursuant to which any such Person (i) would roll over any of their shares of Company Common Stock or other equity interests in the Company into equity interests in Parent or Merger Sub or any other entity or be entitled to receive consideration of a different amount or nature or other differential consideration than the consideration to which such Person is entitled pursuant to Article II, (ii) would agree to approve this Agreement or vote against any Superior Proposal or (iii) other than as set forth on Schedule 6.19, would agree to provide, directly or indirectly, equity investment to Parent or Merger Sub to finance any portion of the Merger Transactions.

6.20 Payoff Letter. The Company shall: (a) obtain a Payoff Letter, specifying the Payoff Amount, and lien terminations to the extent necessary for the release of all Liens related to, and the payoff, discharge and termination in full of, all obligations outstanding under the Company Loan and Security Agreement; and (b) at least three (3) Business Days prior to the Closing Date, deliver to Parent (i) a copy of such fully executed Payoff Letter and (ii) customary documentation evidencing the release of all Liens with respect to the Company Loan and Security Agreement (including any customary termination statements on Form UCC-3 or other customary releases).

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust Laws. No voluntary agreement with the Federal Trade Commission, Department of Justice or other Governmental Authority not to consummate the Merger Transactions for any period of time shall be in effect.

(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction, that in each case prohibits or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in Article III shall will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1 (Organization; Good Standing), Section 3.3 (Corporate Power; Enforceability), Section 3.4 (Company Board Approval; Fairness Opinion; Anti-Takeover Laws), Section 3.5 (Requisite Stockholder Approval), Section 3.6(a) (Non-Contravention), and Section 3.19 (Brokers) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date).

(iii) The representations and warranties set forth in Section 3.8(a) (Capital Stock) and in the second sentence of Section 3.8(b) (Stock Reservation), shall be true and correct in all respects as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company or Parent, individually or in the aggregate, that is more than $3,750,000.

(iv) The representation and warranty set forth in the last sentence of Section 3.26 (Absence of Certain Changes) shall be true and correct in all respects.

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Payoff Amount Payment. At or immediately following the Closing, the Company shall pay the Payoff Amount specified in the Payoff Letter with respect to the Company Loan and Security Agreement.

(e) FIRPTA Certificate. Parent and Merger Sub shall have received an affidavit, dated as of the Closing Date and executed by the Company under penalties of perjury, stating that the Company has not been a “United

States real property holding corporation” (within the meaning of Section 897(c) of the Code and the Treasury Regulations promulgated thereunder) at any time during the five-year period ending on the Closing Date, together with a draft notice, prepared in accordance with Treasury Regulation Section 1.897-2(h)(2), to be mailed promptly (together with copies of such affidavit) to the IRS in accordance with Treasury Regulation Section 1.897-2(h)(2), in the form attached hereto as Exhibit A.

(f) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred after the date hereof that is continuing.

(g) Company Disclosure Letter. The conditions specified in Section 7.2(g) of the Company Disclosure Letter shall have been satisfied.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated, and the Merger Transactions may be abandoned, only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction that prohibits or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to perform its obligations under this Agreement in any material respect, including Section 6.2, or whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in the issuance, promulgation, enforcement or entry of any such judgment, order or law;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., Eastern Time, on January 21, 2025 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i)(A) Parent if the Company has the valid right to terminate this Agreement pursuant to Section 8.1(h); or (B) the Company if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);

(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that (i) Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured) and (ii) Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if, at the time that such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3;

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m. (Pacific Time) on the tenth (10th) Business Day following the date on which such right to terminate first arose;

(g) by Parent, if the Company Group or any of its directors or officers, or any of its financial advisors or attorneys engaged by the Company Group in connection with the Merger Transactions (or any Person acting at the Company Group’s instruction), materially breach Section 5.3;

(h) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(h) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(h) and the basis for such termination, it being understood that (i) the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured) and (ii) the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(h) if, at the time that such termination would otherwise take effect in accordance with the foregoing, the Company has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2;

(i) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement providing for the consummation of the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b);

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination.

(i) Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties.

(ii) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except that Section 6.5(d) (Confidentiality), Section 6.5(e) (Reimbursement), Section 6.5(f) (Indemnification), Section 6.13 (Public Statements and Disclosure), this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(e) (Sole and Exclusive Remedy), including the Parent Liability Limitation and the Company Liability Limitation, nothing in this Agreement will relieve any Party from any liability for any willful and material breach of this Agreement, which liability or damages the Parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Merger Transactions, and that the Company shall also have the right to seek monetary damages in respect of holders of shares of Company Common Stock or other equity interests in the Company (including monetary damages based on loss of premium, decrease in share value or loss of the economic benefit of the Merger Transactions).

(iii) For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any willful and material breach), provided that the foregoing shall not preclude any liability of the Financing Sources to the Parent, Merger Sub and its Affiliates under agreements among the Financing Sources and such Persons, and after the occurrence of the Effective Time, under any definitive agreements with the Company Group relating to any Debt Financing. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Clean Team Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General.

(i) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger Transactions will be paid by the Party incurring such fees and expenses whether or not the Merger Transactions are consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent.

(ii) Except as otherwise provided in Section 2.9(e) (Transfers of Ownership), Parent, Merger Sub or the Surviving Corporation shall bear and pay (or cause to be paid) when due all transfer, stamp, documentary sales, use, registration, value added, real property transfer and other similar Taxes, fees or charges (including any penalties, interest and additions thereto) incurred in connection with this Agreement or the consummation of the Merger Transactions, which expressly shall not be a liability of holders of shares of Company Common Stock.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) at the time of such termination, the conditions set forth in Section 7.1(b) and Section 7.1(c) have been satisfied or are capable of being satisfied and the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal for an Acquisition Transaction has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and (D) within one year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will concurrently with the consummation of such Acquisition Transaction pay to Parent an amount equal to $5,240,000 (the “Company Termination Fee”). For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f) or Section 8.1(g), then the Company must promptly (and in any event within two Business Days) following such termination pay to Parent the Company Termination Fee.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(i), then the Company must contemporaneously with such termination pay to Parent the Company Termination Fee.

(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of this Agreement, and that, without these agreements, the Parties would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company or Parent, as applicable, for the amount set forth in Section 8.3(b) or any portion thereof, the Company shall pay to Parent all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law. The Parties further acknowledge that the Company Termination Fee shall not constitute a penalty but is liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is payable thereto, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger Transactions, which amount would otherwise be impossible to calculate with precision. All payments under this Section 8.3 shall be made by the Company to Parent by wire transfer of immediately available funds to the account set forth on Schedule 8.3.

(e) Sole and Exclusive Remedy.

(i) Under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches under this Agreement exceed an amount equal to $10,480,000 plus the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (A) Parent or Merger Sub; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent or Merger Sub), members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company Group be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement or the transactions contemplated hereby (including, any breach by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company Group may be entitled to remedies with respect to, the Confidentiality Agreement, the Clean Team Agreement, the Reimbursement Obligations and Section 8.3(a), as applicable); provided that the foregoing shall not preclude any liability of the Financing Sources to Parent, Merger Sub and its Affiliates under agreements among the Financing Sources and such Persons, and after the occurrence of the Effective Time, under any definitive agreements with the Company Group relating to any Debt Financing. In no event will any Parent Related Party or any Financing Source other than Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii) Parent’s receipt of the Company Termination Fee, to the extent owed pursuant to Section 8.3(b) (and any payments owed pursuant to Section 8.3(d)) will be the only monetary damages of Parent and Merger Sub and each of their respective Affiliates may recover from (i) the Company Group and its Affiliates, and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, other Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company Group and its Affiliates (the Persons described in clauses (i) and (ii), collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure, and, upon payment of such amount, (x) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub may be entitled to remedies with respect to, the Confidentiality Agreement, the Clean Team Agreement, Section 8.3(a) and Section 8.3(d), as applicable); and (y) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub may be entitled to remedies with respect to, the Confidentiality Agreement, the Clean Team Agreement, Section 8.3(a) and Section 8.3(d), as applicable). Notwithstanding anything in this Agreement to the contrary, under no circumstances will the collective monetary damages payable by the Company or any of its Affiliates for breaches under this Agreement (together with any payment of the Company Termination Fee pursuant to this Agreement) exceed $5,240,000 in the aggregate for all such breaches (plus any payments owed pursuant to Section 8.3(d)) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, or any other payments in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger Transactions (including, any breach by Company), the termination of this Agreement, the failure to consummate the Merger Transactions or any claims or actions under applicable Law arising out of any such breach, termination or failure. For the avoidance of doubt, if the Company pays to Parent the Company Termination Fee, the Company will not under any circumstances be required to pay Parent any amount of damages for breach of this Agreement or otherwise (other than any payments owed pursuant to Section 8.3(d)).

(f) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in this Agreement, it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b), except that, although the Company in its sole discretion, may determine its choice of remedies hereunder, and may pursue both specific performance in accordance with, but subject to the limitations of, Section 9.8(b), and monetary damages, under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 9.8(b) to consummate the Merger Transactions and any monetary damages.

(g) Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement (other than in connection with the Confidentiality Agreement and the Clean Team Agreement), may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or agents of any Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the Merger Transactions or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with the Merger Transactions (other than in connection with the Confidentiality Agreement and the Clean Team Agreement) shall be sought or had against any Non-Recourse Party, except for claims that any Party may assert against another Party solely in accordance with, and pursuant to the terms and conditions of, this Agreement. Notwithstanding the foregoing or anything else in this Agreement to the contrary, nothing in this Agreement shall limit the liability of the parties to the Confidentiality Agreement or Clean Team Agreement in accordance with the terms thereof. The Parties agree that the Non-Recourse Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 8.3(g).

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 8.2(b), Section 8.3(e), Section 8.6, Section 9.3(c), Section 9.6(iv), Section 9.8(b), Section 9.9, Section 9.10(b), Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Financing Sources set forth in Section 8.2(b), Section 8.3(e), Section 8.6, Section 9.3(c), the last sentence of Section 9.6, Section 9.8(b), Section 9.9, Section 9.10(b), Section 9.11 or this Section 8.4) may not be amended, modified or altered without the prior written consent of the Financing Sources party to any agreement with Parent or Merger Sub with respect to the Debt Financing.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at Law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided, that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (x) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (y) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (z) immediately upon delivery by hand or by email transmission (provided that (A) the subject line of such email states that it is a notice delivered pursuant to Section 9.2 of this Agreement and (B) the sender of such email does not receive written notification of delivery failure), in each case to the intended recipient as set forth below:

(a) if to Parent or Merger Sub to:

c/o General Catalyst Group Management, LLC

20 University Rd 4th floor

Cambridge, MA 02138

Attention: Chris McCain

Email: [*]

and

c/o Commure, Inc.

1300 Terra Bella Avenue, Suite 200

Mountain View CA 94043

Attention: Daniel Brian; Vidit Mehra

Email: [*]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Marshall P. Shaffer, P.C.

Email: [*]

and

Kirkland & Ellis LLP

200 Clarendon St 47th floor

Boston, MA 02116

Attn: Christian A. Atwood, P.C.; Dave Gusella, P.C.; David (Davi) Sacco

Email: [*]; [*]; [*]

(b) if to the Company (prior to the Effective Time) to:

Augmedix, Inc.

111 Sutter Street, Suite 1300

San Francisco, CA 94104

Attn: Todd Holvick

Email: [*]

with a copy (which will not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attn: John M. Rafferty; Michael G. O’Bryan

Email: [*]; [*]

From time to time, any Party may provide notice to the other Parties of a change in its address through a notice given in accordance with this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock, Company RSUs, Company Options, Company SARs and the Company Warrants pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a confidentiality agreement dated May 29, 2024 in connection with the contemplated transaction (the “Confidentiality Agreement”) and the Clean Team Agreement, each of which will continue in full force and effect in accordance with their terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger Transactions in accordance with the Confidentiality Agreement and the Clean Team Agreement, except that disclosures by Parent or Merger Sub to up to three (3) potential Financing Sources and current stockholders of Parent will not require the prior written consent of the Company as contemplated by the Confidentiality Agreement, and that the Company will not unreasonably withhold its consent to requests by Parent to make disclosures to additional potential financing sources (which such Financing Source and stockholders will, for the avoidance of doubt, be deemed “Representatives” of Parent under the Confidentiality Agreement). By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to direct their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement and the Clean Team Agreement as if they were parties thereto and Parent and Merger Sub the “Recipient” thereunder, and Parent shall be liable for any of its Representatives’ breach of the terms of the Confidentiality Agreement or Clean Team Agreement, including any of the terms of such agreements that Parent is required to direct or cause any such persons to follow. The Parties further acknowledge and agree that nothing in this Agreement diminishes any of the obligations of any of the parties to the Confidentiality Agreement or the Clean Team Agreement, and that each of Parent and Merger Sub, and each of their Representatives, including the Financing Sources and their Representatives, are “Representatives” of Parent under the Confidentiality Agreement.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Clean Team Agreement, the Company Disclosure Letter and the Voting Agreements, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, each of the Confidentiality Agreement and the Clean Team Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which such agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third-Party Beneficiaries. Other than (i) after the Effective Time, the right of holders of shares of Company Common Stock to receive the Per Share Price pursuant to Section 2.7, (ii) after the Effective Time, the right of holders of Company RSUs, Company Options, Company SARs and Company Warrants to receive the payments referred to in Section 2.8, (iii) the right of the Indemnified Persons under Section 6.9, (iv) the rights of the Non-Recourse Parties under Section 8.3(g) and (v) in the event Parent or Merger Sub wrongfully terminates or willfully breaches this Agreement, the right of the Company to seek monetary damages (including monetary damages based on loss of premium, decrease in share value or loss of the economic benefit of Merger Transactions) on behalf of the holders of shares of Company Common Stock, Company RSUs, Company Options, Company SARs and the Company Warrants (which Parent and Merger Sub acknowledge and agree may include damages based on a decrease in share value or lost premium), subject to the limitations set forth in

Section 8.3(e)(i), in each case which will confer third-party beneficiary rights to the Persons identified therein, nothing in this Agreement, express or implied, will confer upon any Person other than Parent, Merger Sub and the Company and their respective successors and permitted assigns any right, benefit or remedy of any nature by reason of this Agreement. Notwithstanding anything herein to the contrary, the rights granted pursuant to clause (v) of this Section 9.6 and the provisions of Section 8.2(b) shall only be enforceable on behalf of the holders of shares of Company Common Stock, Company RSUs, Company Options, Company SARs and the Company Warrants by the Company, in its sole and absolute discretion, as agent for such holders, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to the shares of Company Common Stock, Company RSUs, Company Options, Company SARs and the Company Warrants and subsequently be transferred therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (x) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (y) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger Transactions. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equityholders shall have any rights or claims (whether in contract or in tort or otherwise) against any

Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source.

(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in Law or in equity, in contract, in tort or otherwise, to the extent involving the Financing Sources arising out of, or relating to, the Merger Transactions, the Debt Financing, or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the Laws of the State of New York.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE DEBT FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or other electronic signature system (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and, except as provided by the express terms thereof, nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

COMMURE, INC.

By:	/s/ Daniel Brian
Name:	Daniel Brian
Title:	Chief Legal Officer and Chief Financial Officer

ANDERSON MERGER SUB, INC.

By:	/s/ Daniel Brian
Name:	Daniel Brian
Title:	Chief Financial Officer

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

AUGMEDIX, INC.

By:	/s/ Emmanuel Krakaris
Name:	Emmanuel Krakaris
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Annex B

July 18, 2024

The Board of Directors

Augmedix, Inc.

111 Sutter Street, Suite 1300

San Francisco, CA 94104

Members of the Board of Directors:

We understand that Augmedix, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Commure, Inc. (“Parent”) and Anderson Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger (as defined below), Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, at the effective time of the Merger, each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than shares held by the Company as treasury stock, owned by Parent or Merger Sub or owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub (collectively, the “Owned Company Shares”) and Dissenting Company Shares (as defined in the Merger Agreement), will be converted into the right to receive $2.35 per share in cash (the “Merger Consideration”) The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Company Common Stock (other than holders of Owned Company Shares and Dissenting Company Shares) in the Merger is fair, from a financial point of view, to such holders.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)	reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);

(iii)	discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts;

(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock;

(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)

compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft dated July 17, 2024 of the Merger Agreement; and
(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we

The Board of Directors

Augmedix, Inc.

have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company. We express no view as to the Forecasts or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger. In addition, we have relied, without independent verification, on the assessments of the management of the Company as to (i) the validity of, and risks associated with, the Company’s intellectual property, technology, products and services, and (ii) the marketability, commercial viability and market adoption of the Company’s current and future products and services.

We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off- balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock (other than holders of Owned Company Shares and Dissenting Company Shares), from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

The Board of Directors

Augmedix, Inc.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to General Catalyst Group Management, LLC, an affiliate of Parent (“Sponsor”), and/or its affiliates or portfolio companies and received fees for the rendering of these services. We may provide financial advisory or other services to the Company, Sponsor, Parent or any of their respective affiliates or portfolio companies in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or Parent.

Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock (other than holders of Owned Company Shares and Dissenting Company Shares) in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

EVERCORE GROUP L.L.C.

By:
Mark Hanson

Annex C

FORM

CONFIDENTIAL

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of July 19, 2024, is by and among Commure, Inc., a Delaware corporation (“Parent”), Anderson Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (the “Stockholder”).

WHEREAS, the Stockholder is, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Common Stock of Augmedix, Inc., a Delaware corporation (the “Company”), in each case, as set forth below the Stockholder ’s name and signature on its signature page hereto;

WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Merger Sub have required that the Stockholder, and the Stockholder has (in solely the Stockholder’s capacity as a beneficial owner of Equity Interests (as defined below)) agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Stockholder. The Stockholder (in solely the Stockholder’s capacity as a record and/or beneficial owner of Equity Interests) hereby represents and warrants to Parent and Merger Sub as follows:

(a)

As of the time of execution of this Agreement, such Stockholder (i) is the record and/or beneficial owner of the outstanding shares of Company Common Stock (together with any outstanding shares of Company Common Stock, Company Preferred Stock or other Securities, which such Stockholder may acquire at any time in the future during the term of this Agreement, the “Stockholder Securities”) set forth opposite the Stockholder’s signature page hereto, and (ii) except as set forth on the Stockholder’s signature page to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Capital Stock or any option, warrant, call, proxy, commitment, right or other Securities convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”).

(b)	The Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(c)

This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency (including all applicable legal requirements relating to fraudulent transfers), reorganization, moratorium and similar legal requirements of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(d)

Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or Stockholder’s assets are bound, except for such violations, defaults or conflicts as would not prevent or materially delay the Stockholder’s performance of its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Law, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the consummation by the Stockholder of the transactions contemplated hereby will not (i) cause a violation, or a default, by the Stockholder of any applicable legal requirement or decree, order or judgment binding on the Stockholder or the Stockholder Securities, (ii) conflict with, result in a breach of, or constitute a default on the part of the Stockholder under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or its assets are bound, other than as required under the Exchange Act, and except for such violations, defaults or conflicts or breaches as would not, individually or in the aggregate, prevent or materially delay the performance by the Stockholder or any of its obligations under this Agreement and the Merger Agreement, or (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s organizational documents, except in each such case of clauses (i) through (iii) as would not prevent or materially delay the Stockholder’s performance of its obligations under this Agreement.

(e)

The Stockholder Securities and the certificates, if any, representing such Stockholder Securities owned by the Stockholder are now, and, subject to Section 3(b), at all times during the term hereof will be, held by the Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, commitments, restrictions and contracts of any kind, except for any such liens or encumbrances arising hereunder, any applicable restrictions on transfer under the Securities Act and any liens, encumbrances, subscriptions, options, warrants, calls, proxies, commitments, restrictions or contracts that would not materially impair the Stockholder’s ability to perform his/her/its obligations hereunder (such liens and encumbrances, “Permitted Liens”).

(f)

Subject only to community property laws and any applicable restrictions on transfer under the Securities Act, the Stockholder has full voting power, with respect to his/her/its shares of Company Common Stock, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of his/her/its shares of Company Common Stock held in the name of the Stockholder. The Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities.

(g)

As of the time of execution of this Agreement, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder at law or equity before or by any Governmental Authority that would reasonably be expected to materially impair or materially delay the performance by the Stockholder of its obligations under this Agreement or otherwise materially and adversely impact the Stockholder’s ability to perform its obligations hereunder.

(h)

The Stockholder has received and reviewed a copy of the Merger Agreement. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(i)

No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission for which Parent, Merger Sub or the Company would be responsible in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other Affiliates shall not be deemed to be an arrangement of such Stockholder).

SECTION 2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Stockholder as follows:

(a)

Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent and Merger Sub have the limited liability company or corporate power and authority, as the case may be, to execute and deliver and perform their obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)

Each of this Agreement and the Merger Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming each of this Agreement and the Merger Agreement constitutes legal, valid and binding obligations of the other parties hereto and thereto, constitutes the legal, valid and binding obligations of each of Parent and Merger Sub, are enforceable against each of them in accordance with their terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c)

Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, the execution and delivery of this Agreement and the Merger Agreement by each of Parent and Merger Sub, and the consummation of the transactions contemplated by this Agreement and the Merger Agreement, will not: (i) cause a violation, or a default, by Parent or Merger Sub of any applicable legal requirement or decree, order or judgment applicable to Parent or Merger Sub, or to which either Parent or Merger Sub is subject; (ii) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their respective assets are bound; or (iii) violate any provision of Parent’s or Merger Sub’s organizational documents, except, in each case of the foregoing clauses (i), (ii) and (iii), for such violations, defaults, conflicts or breaches as would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub or any of their obligations under this Agreement and the Merger Agreement. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), any “anti-takeover” laws, the DGCL, in connection with the HSR Act and any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement or the Merger Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by the Merger Agreement, other than such filings, notifications, approvals, notices or consents that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub of any of their obligations under this Agreement and the Merger Agreement.

SECTION 3. Transfer of the Shares; Other Actions.

(a)

Prior to the Termination Date, except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, the Stockholder shall not, and shall cause each of its

Subsidiaries not to: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any lien or encumbrance (other than Permitted Liens) on or enter into any agreement with respect to any of the foregoing (“Transfer,” which for the avoidance of doubt does not include any exercise of Equity Interests), any or all of Stockholder’s Equity Interests in the Company, including any Stockholder Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is in contravention of the obligations of Stockholder under this Agreement with respect to Stockholder’s Equity Interests; (iv) deposit any of Stockholder’s Equity Interests, including the Stockholder Securities, into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Equity Interests, including the Stockholder Securities, in contravention of the obligations of Stockholder under this Agreement with respect to Stockholder’s Equity Interests; or (v) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of such Stockholder’s obligations hereunder, excluding any bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(b)

Notwithstanding the foregoing, the Stockholder may make (i) Transfers of Equity Interests by will, intestacy, Governmental Order or by operation of Law or other transfers for estate planning purposes, (ii) with respect to such Stockholder’s Company Options or Company Warrants which expire on or prior to the termination of the Merger Agreement or as a result of the consummation of the Merger, Transfers or cancellations of the underlying shares of Company Common Stock to the Company (A) in payment of the exercise price of such Stockholder’s Company Options or Company Warrants and (B) in order to satisfy taxes or tax withholding obligations applicable to the exercise of such Stockholder’s Company Options or Company Warrants, (iii) with respect to such Stockholder’s Company RSUs, Company Options or Company SARs, Transfers or cancellations of the underlying shares of Company Common Stock to the Company in order to satisfy taxes or tax withholding obligations or for the net settlement of such Company RSUs, Company Options or Company SARs, (iv) Transfers of shares or other Equity Interests to any stockholders, members partners or equityholders if the Stockholder is an entity, (v) Transfers of shares or other Equity Interests to any Affiliate or Permitted Transferee, and (vii) other Transfers of shares or other Equity Interests as Parent may otherwise agree in writing in its sole discretion (but only with the prior written consent of the Company), so long as, in the case of the foregoing clauses (i), (iv) and (v), any such transferee shall agree in writing to be bound by this Agreement as a condition to the consummation of any such Transfer.

“Permitted Transferee” means, with respect to the Stockholder, (i) a spouse, lineal descendant or antecedent, brother or sister, child or grandchild, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild of such Stockholder, (ii) any charitable entities or institutions, (iii) any trust, the beneficiaries of which include only the Persons named in clause (i) or (ii) of this definition, or (iv) any corporation, limited liability company, or partnership, the equity holders of which include only the Persons named in clause (i) or (ii) of this definition.

(c)	Stockholder agrees that it/he/she will not exercise any dissenter’s rights available to Stockholder with respect to the Merger pursuant to Section 262 of the DGCL.

(d)

Notwithstanding anything to the contrary herein, nothing in this Agreement shall restrict the Stockholder from effectuating (i) any Transfer of Equity Interests following the date on which the Requisite Stockholder

Approval is obtained (and any Equity Interests disposed of by the Stockholder in such a Transfer shall no longer constitute Equity Interests or Stockholder Securities subject to the provisions of this Agreement) or (ii) any ordinary course Transfer by limited partners of any equity interests of any investment funds advised by the Stockholder or its Affiliates (each such fund, a “Fund”) not formed for the sole purpose of holding the shares of Company Common Stock, in and of themselves, so long as any such Transfer does not adversely affect the ability of the Stockholder to perform its obligations under this Agreement.

SECTION 4. Voting of Shares.

(a)

Prior to the Termination Date, and without in any way limiting Stockholder’s right to vote all its/her/his shares of Company Common Stock and Company Preferred Stock, as applicable, in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, at every annual, special or other meeting of the Company Stockholders called, and at every adjournment or postponement thereof, Stockholder (in Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record on any applicable record date to, (i) appear (in person or by proxy) at each such meeting or otherwise cause all of Stockholder’s shares of Company Common Stock and Company Preferred Stock, as applicable, entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) [subject to Section 4(c),][1] vote (or cause to be voted), in person or by proxy, all shares of Company Common Stock and Company Preferred Stock, as applicable, beneficially owned by Stockholder and entitled to vote (the “Vote Shares”) (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (2) any non-binding advisory vote on “golden parachute” executive compensation arrangements, and/or (B) against (1) any action or agreement which would reasonably be expected to impede, materially delay or adversely affect the consummation of the Merger or result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws), and (2) any Acquisition Proposal.

(b)

Notwithstanding the foregoing, the Stockholder shall retain at all times the right to vote the shares of Company Common Stock held by it in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a)(ii) that are at any time or from time to time presented for consideration to the Company Stockholders.

(c)

[Notwithstanding anything else in this Agreement to the contrary, in the event the number of Vote Shares would represent (when taken together with the Other Vote Shares) more than 45% of the outstanding shares of Company Capital Stock as of the record date for any stockholder vote, consent or other approval (the “Vote Shares Cap”), at the election of the Shareholder, the number of Vote Shares shall be reduced correspondingly so that the Vote Shares (when taken together with the Other Vote Shares) will represent the Vote Shares Cap.

“Other Vote Shares” means, as of the record date for any stockholder vote, consent or other approval, all shares of Company Common Stock and Company Preferred Stock, as applicable, beneficially owned by Company Stockholders other than the Stockholder that are required to be voted in a manner substantially similar to that described in Section 4(a)(ii), pursuant to any agreement entered into prior to the signing of the Merger Agreement (other than this Agreement), between Parent or Merger Sub or any of their respective Affiliates, on the one hand, and any Company Stockholder other than the Stockholder, on the other hand.]2

(d)

The obligations set forth in this Section 4 shall apply to the Stockholder unless and until the Termination Date shall have occurred, at which time such obligations shall terminate and be of no further force or effect.

[1]	Applicable only to Redmile entities.
[2]	Applicable only to Redmile entities.

SECTION 5. Conditional Irrevocable Proxy. Solely with respect to the matters described in Section 4 [and subject to Section 4(c),]3 for so long as this Agreement has not been validly terminated in accordance with its terms, and in order to secure the obligations of the Stockholder to vote their Vote Shares in accordance with the provisions of Section 4 hereof, if the Stockholder (i) fails to comply with its obligations under Section 4 or (ii) otherwise attempts to vote its Vote Shares, in person or by proxy, in a manner that is inconsistent with Section 4(a)(ii) (each, a “Triggering Event”), the Stockholder will be deemed, upon and at the time of such Triggering Event, to hereby irrevocably appoint Parent as its attorney and proxy with full power of substitution and resubstitution, to the full extent of the Stockholder’s voting rights with respect to all of its Vote Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote, and to execute written consents with respect to, all of its Vote Shares solely on the matters described in Section 4(a)(ii) and in accordance therewith; provided, that the proxy contemplated by this Section 5 shall not arise and shall have no force or effect prior to the occurrence of a Triggering Event. The Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement in accordance with its terms; provided, that Parent may terminate this proxy at any time in its sole discretion by written notice provided to the Stockholder. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Section 5.

SECTION 6. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a holder of the Stockholder Securities and/or other Equity Interests in the Company, and not in such Stockholder’s or any partner, officer, employee or other Representative or Affiliate of Stockholder’s capacity as (a) a director, officer or employee of the Company or any of its Subsidiaries or (b) a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder or any partner, officer, employee or other Representative or Affiliate of Stockholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries, including, without limitation, in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any of its Subsidiaries or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

SECTION 7. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.

SECTION 8. Termination.

(a)

This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i) termination of the Merger Agreement in accordance with its terms;

(ii) the Effective Time;

(iii) any change to the terms of the Merger Agreement (as it exists as of the date of this Agreement) without the prior written consent of the Stockholder that (A) reduces the Per Share Price or any consideration otherwise payable to the Stockholder (subject to adjustments in compliance with Section 2.7(b) of the Merger Agreement), (B) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the shares of Company Common Stock beneficially owned by the Stockholder, (C) materially delays or imposes any additional material restrictions or conditions on the payment of the consideration payable with respect to the Stockholder Securities or other

[3]	Applicable only to Redmile entities.

Equity Interests or (D) materially impedes or materially delays, or imposes any additional material restrictions or conditions on, the consummation of the Merger;

(iv) subject to compliance with Section 3(b), the date on which the Stockholder ceases to own any Equity Interests; or

(v) the mutual written consent of Parent, the Company and the Stockholder.

(b)

Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided, however, that the termination of this Agreement shall not relieve any party from liability from any willful and material breach of this Agreement prior to such termination; provided, further, that in the event the Effective Time shall have occurred, the Stockholder shall not have any liability or other obligation hereunder whatsoever, including with respect to any willful and material breach of this Agreement occurring prior thereto (other than any breach of Stockholder’s covenant in Section 3(c)).

(c)	Sections 8(b), 9 and 12 hereof shall survive the termination of this Agreement.

SECTION 9. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

SECTION 10. Public Announcements. Parent, Merger Sub and the Stockholder (in its capacity as a stockholder of the Company and/or signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, and only with the prior written consent of Parent. The Stockholder (a) consents to and authorizes the publication and disclosure by Parent, the Company and their respective Affiliates of its identity and holding of the Stockholder Securities and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority, provided that, such disclosing party shall provide Stockholder and its counsel a reasonable opportunity to review and comment thereon prior to such publications or disclosures being made public, and such disclosing party shall give reasonable consideration to any such comments, and (b) agrees promptly to give to Parent and the Company, after written request therefor, any information it may reasonably require for the preparation of any such disclosure documents. Each of Parent and Merger Sub consents to and authorizes the publication and disclosure by the Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by any Stockholder in connection with the Merger. Nothing set forth herein shall limit any disclosure by any Stockholder to its or its Affiliates’ general or current or prospective limited partners or members, or other Affiliates, on a confidential basis.

SECTION 11. Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Stockholder Securities or (b) that the Stockholder shall become the beneficial owner of any additional shares of Company Capital Stock or other Stockholder Securities, then the terms of this Agreement shall apply to the shares of Company Capital Stock or other Stockholder Securities held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities hereunder. In the event that the Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4(a)(ii) hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Stockholder Securities hereunder.

SECTION 12. No Solicitation. Subject to Section 6, each Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall not instruct, authorize or knowingly permit any of its Representatives acting on its behalf to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person (other than its Representatives or Parent, Merger Sub or any designees of Parent or Merger Sub) with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in Section 5.3 of the Merger Agreement and contacting the Person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal); (iv) approve, endorse or recommend an Acquisition Proposal or any other proposals that would reasonably be expected to lead to an Acquisition Proposal; or (v) enter into any Alternative Acquisition Agreement. For clarity, if such Stockholder is a venture capital, investment fund or private equity investor, the term “Representative” (a) shall include any general partner of such Stockholder that is still affiliated with such Stockholder, but (b) shall exclude (i) any limited partner, (ii) any general partner that is no longer affiliated with such Stockholder, and (iii) any employees or other Representatives, in each case of clauses (i) to (iii), who do not have actual knowledge of the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, nothing in this Section 12 shall restrict (or require Stockholder to attempt to restrict) any actions or omissions of any director or officer of the Company acting in their capacity as such, provided, that this sentence shall not affect or otherwise diminish the obligations of the Company under the Merger Agreement, including Section 5.3 therein.

SECTION 13. Miscellaneous.

(a)

Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission (provided that (A) the subject line of such email states that it is a notice delivered pursuant to this Section 13(a) and (B) the sender of such email does not receive written notification of delivery failure), to Parent in accordance with Section 9.2 of the Merger Agreement and to the Stockholder at its address set forth on the Stockholder’s signature page hereto (or at such other address for a party as shall be specified by like notice).

(b)	Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)

Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(d)

Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever, except as expressly set forth in Section 8(a)(v), Section 13(g) and Section 13(l).

(e)

Governing Law, Jurisdiction. This Agreement is governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 13(a) or in such other manner as may be permitted by applicable law, and nothing in this Section 13(e) will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(f)

Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(f).

(g)

Assignment. Other than in connection with any Transfer permitted by Section 3, no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any party to whom they have assigned the Merger Agreement; provided, however, that (i) Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of Parent and/or Merger Sub under the Merger Agreement to such indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of such assignee under the Merger Agreement to such additional direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement and (ii) the Stockholder will have the right to assign all or any portion of its rights and obligations under this Agreement to one or more Affiliates; provided, that no such assignment shall relieve Parent or Merger Sub (in the case of clause (i) above) or the Stockholder (in the case of clause (ii) above) of any of its respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns; provided, that the Company may rely upon this Agreement and enforce the provisions hereof as an intended and express third-party beneficiary (including in connection with the obligation of the parties set forth herein to obtain the prior written consent of the Company in connection with the termination, amendment, modification or waiver of this Agreement).

(h)

Severability of Provisions. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i)

Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that, (i) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (ii) the right of specific enforcement is an integral part of the Agreement and without that right, Parent would not have entered into this Agreement. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j)

Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and only with the prior written consent of the Company. No waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party, and only with the prior written consent of the Company.

(k)	Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(l)

No Recourse. Parent and Merger Sub agree that the Stockholder will not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to the Merger Agreement or the Merger (other than any liability for claims, losses, damages, expenses and other liabilities or obligations solely to the extent arising under, and in accordance with the terms of, this Agreement, provided, that, except in respect of any breach of Stockholder’s covenant in Section 3(c), in no event shall such claims, losses, damages, expenses or other liabilities or obligations include consequential, indirect, special or similar damages), including the Company’s breach of the Merger Agreement. Notwithstanding anything to the contrary herein, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Persons that are expressly named as parties hereto and their respective successors and assigns. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any party hereto, and no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement (whether in tort, contract or otherwise) or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. The parties hereto acknowledge and agree that the Non-Recourse Parties are third party beneficiaries of this Section 13(l), each of whom may enforce the provisions thereof.

(m)

No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(n)

No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

(o)

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

[Signature pages follow]

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

COMMURE, INC.

By:
	Name:	Daniel Brian
	Title:	Chief Legal Officer and Chief Financial Officer

ANDERSON MERGER SUB, INC.

By:
	Name:	Daniel Brian
	Title:	Chief Financial Officer

Signature Page to Voting and Support Agreement

STOCKHOLDER

By:
Name:
Title:

Stockholder Securities:

Company Common Stock:

Company RSUs:

Company Options:

Company Preferred Stock:

Company Warrants:

Company SARs:

Signature Page to Voting and Support Agreement

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

AUGMEDIX, INC. 111 SUTTER STREET, SUITE 1300 SAN FRANCISCO, CA 94104 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V55810-S95607 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AUGMEDIX, INC. The Board of Directors recommends you vote FOR each of the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated July 19, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among Augmedix, Inc. (“Augmedix”), Commure, Inc. (“Commure”), and Anderson Merger Sub, Inc. (“Merger Sub”) and approve the merger of Merger Sub with and into Augmedix (the “Merger”), with Augmedix continuing as the surviving corporation and a wholly owned direct subsidiary of Commure. 2. To approve a proposal to adjourn the Special Meeting of Stockholders to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Special Meeting. NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders: The Notice and Proxy Statement is available at www.proxyvote.com. V55811-S95607 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUGMEDIX, INC. The undersigned hereby appoints Emmanuel Krakaris and Paul Ginocchio, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of AUGMEDIX, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held on September 27, 2024 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side)